                                                        REGISTRATION NO. 33-


                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                               ----------------------

                                      FORM S-4
                               REGISTRATION STATEMENT
                                        UNDER
                             THE SECURITIES ACT OF 1933
                                   U S WEST, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          COLORADO                     4811                       84-0926774
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL  (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)       IDENTIFI-
                                                                  CATION NO.)



                                   U S WEST, INC.
                               7800 EAST ORCHARD ROAD
                              ENGLEWOOD, COLORADO 80111
                                   (303) 793-6500
           (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
               AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               STEPHEN E. BRILZ, ESQ.
                                   U S WEST, INC.
                               7800 EAST ORCHARD ROAD
                              ENGLEWOOD, COLORADO 80111
                                   (303) 793-6500
              (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                      INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                     COPIES TO:
                                DENNIS J. BLOCK, ESQ.
                               WEIL, GOTSHAL & MANGES
                                  767 FIFTH AVENUE
                              NEW YORK, NEW YORK 10153
                                   (212) 310-8000

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the registration statement becomes effective and all other conditions to the merger of a subsidiary of the Registrant with and into Wometco Cable Corp. pursuant to the Agreement and Plan of Merger described in the enclosed Prospectus have been satisfied or waived.

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.



- - - - - ------------------------------------------------------------------------------------------------------------------------------------
- - - - - ------------------------------------------------------------------------------------------------------------------------------------
                                                                        PROPOSED MAXIMUM         PROPOSED MAXIMUM        AMOUNT OF
                    TITLE OF EACH CLASS OF               AMOUNT TO BE   OFFERING PRICE PER       AGGREGATE OFFERING    REGISTRATION
                  SECURITIES TO BE REGISTERED           REGISTERED(1)            UNIT                PRICE(2)              FEE(3)
- - - - - ------------------------------------------------------------------------------------------------------------------------------------
Common Stock, without par value(4) .. . . . .             12,210,339          Not Applicable        $ 26,715,000          $ 9,212
- - - - - ------------------------------------------------------------------------------------------------------------------------------------
- - - - - ------------------------------------------------------------------------------------------------------------------------------------


(1) The number of shares of common stock, without par value, of the Registrant ("U S WEST Common Stock") to be registered has been estimated based on an assumed aggregate merger consideration of $485,361,000 divided by the market value of the U S WEST Common
       Stock ($39.75 per share, which was the average of the high and low sale prices of a share of U S WEST Common Stock on the New York Stock Exchange (the "NYSE") on August 24, 1994).
(2) Estimated pursuant to Rule 457(f) under the Securities Act of 1933, as amended (the "Securities Act"), based upon the book value of the common stock of Wometco Cable Corp. ("WOMETCO") as of June 30, 1994, determined based upon the book value of the assets of Wometco as of such date (the "Wometco Stock Book Value").
(3) The registration fee for all securities registered hereby has been calculated pursuant to Section 6(b) of the Securities Act and Rule 457(f) thereunder based upon the Wometco Stock Book Value.
(4) Includes Preferred Stock Purchase Rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the U S WEST Common Stock.

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 Commission, acting pursuant to said Section 8(a), may determine.

                                 U S WEST, INC.




          Cross Reference Sheet Pursuant to Rule 404(a) under the Securities Act and Item 501(b) of Regulation S-K, showing the location in the Prospectus of the information required by Part I of Form S-4.


       S-4 ITEM NUMBER AND CAPTION            LOCATION IN PROSPECTUS

 A. Information About the Transaction

    1. Forepart of Registration Statement
         and Outside Front Cover Page of
         Prospectus  . . . . . . . . . . .     Cross-Reference Sheet; Outside
                                               Front Cover Page of Prospectus

    2. Inside Front and Outside Back Cover
         Pages of Prospectus . . . . . . .     Inside Front Cover Page of
                                               Prospectus

    3. Risk Factors, Ratio of Earnings to
         Fixed Charges and Other
         Information. . . . . . . . . . .      Summary, Summary Financial
                                               Information; Comparative Per
                                               Share Data; Market Price and
                                               Dividend Data; Incorporation of
                                               Certain Documents by Reference

    4. Terms of the Transaction  . . . . .     The Merger; The Merger Agreement;
                                               Incorporation of Certain
                                               Documents by Reference

    5. Pro Forma Financial Information . .                   *

    6. Material Contacts with the Company
         Being Acquired  . . . . . . . . .     The Merger; The Merger Agreement;
                                               Incorporation of Certain
                                               Documents by Reference

    7. Additional Information Required for
         Reoffering by Persons and Parties
         Deemed to be Underwriters . . . .                   *

    8. Interests of Named Experts and
         Counsel . . . . . . . . . . . . . .   Legal Matters; Experts

    9. Disclosure of Commission Position on
         Indemnification for Securities Act
         Liabilities . . . . . . . . . . .                   *

 B. Information About the Registrant

   10. Information with Respect to S-3
         Registrants . . . . . . . . . . .     Business and Financial
                                               Information Concerning Wometco

   11. Incorporation of Certain Information
         by Reference  . . . . . . . . . .     Incorporation of Certain
                                               Documents by Reference

   12. Information with Respect to S-2 or
         S-3 Registrants . . . . . . . . .                   *

   13. Incorporation of Certain Information
         by Reference  . . . . . . . . . .                   *

   S-4 ITEM NUMBER AND CAPTION            LOCATION IN PROSPECTUS


   14. Information with Respect to
         Registrants Other Than S-2 or S-3
         Registrants . . . . . . . . . . .                   *

 C. Information About the Company Being
         Acquired

   15. Information with Respect to S-3
         Companies . . . . . . . . . . . .                   *

   16. Information with Respect to S-2 or
         S-3 Companies . . . . . . . . . .                   *
   17. Information with Respect to
         Companies Other Than S-2 or S-3
         Companies . . . . . . . . . . . .     Incorporation of Certain
                                               Documents by Reference

 D. Voting and Management Information

   18. Information if Proxies, Consent of
         Authorizations are to be Solicited              *

   19. Information if Proxies, Consents or
         Authorizations are not be
         Solicited, or in an Exchange
         Offer . . . . . . . . . . . . . .    Incorporation of Certain
                                              Documents by Reference



*  Omitted because not required or inapplicable.

                                      (iii)

                  SUBJECT TO COMPLETION, DATED AUGUST 30, 1994

                                   PROSPECTUS


                              12,210,339 SHARES OF

                                 U S WEST, INC.

                                  COMMON STOCK

     This Prospectus is being furnished to the stockholders of Wometco Cable Corp., a Delaware corporation ("Wometco"), in connection with the merger (the "Merger") to be effected pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 15, 1994, among U S WEST, Inc., a Colorado corporation ("U S WEST"), Multimedia Cable, Inc., a Delaware corporation ("Acquisition Sub"), Wometco, Peachtree Cable Holdings, Ltd., a Texas limited partnership ("Peachtree"), and Peachtree Cable Associates, Ltd., a Texas limited partnership ("Associates").

     Pursuant to the Merger, Acquisition Sub will be merged with and into Wometco, with Wometco to continue as the surviving corporation and a wholly owned subsidiary of U S WEST. At the effective time of the Merger, all of the issued and outstanding shares of the Class A Voting Common Stock, par value $1.00 per share, of Wometco (the "Voting Common Stock") and the Class B Non-Voting Common Stock, par value $1.00 per share, of Wometco (the "Non-Voting Common Stock" and, together with the Voting Common Stock, the "Wometco Stock") will automatically be cancelled and cease to exist and will thereafter represent only the right to receive the Merger Consideration (as defined in the Merger Agreement), consisting of shares of common stock, without par value, of U S WEST (the "U S WEST Common Stock") and cash in lieu of fractional shares of Wometco Stock. See "The Merger."

of 1933, as amended (the "Act"), for the issuance of up to 12,210,339 shares of US WEST Common Stock which will be issued to or in the name of the holders of the Wometco Stock pursuant to the Merger and the Merger Agreement.

     U S WEST Common Stock is listed on the New York Stock Exchange, Inc. (the "NYSE") and the Pacific Stock Exchange under the symbol "USW". Application has been made to have the shares of U S WEST Common Stock to be issued pursuant to the Merger authorized for listing on the NYSE. On August 24, 1994, the closing price on the New York Stock Exchange Composite Transactions Tape of the U S WEST Common Stock was $39.75. See "Summary-Market Price and Dividend Data."

     WOMETCO STOCKHOLDERS ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY
             THIS PROSPECTUS AND THE ANNEX HERETO IN THEIR ENTIRETY.

             U S WEST IS NOT SOLICITING PROXIES WITH RESPECT TO THE
                      MATTERS DESCRIBED IN THIS PROSPECTUS.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.



               The date of this Prospectus is ____________, 1994.


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAW OF ANY SUCH STATE.

     No person is authorized to give any information or to make any representation with respect to the matters described in this Prospectus other than those contained or incorporated by reference herein or any accompanying Prospectus Supplement and, if given or made, such information or representation must not be relied upon as having been authorized by U S WEST. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of U S WEST since the date hereof.




                              AVAILABLE INFORMATION

     U S WEST is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information concerning U S WEST can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information concerning U S WEST may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104, the securities exchanges on which shares of U S WEST Common Stock are listed.

     U S WEST has filed with the Commission a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents which have been filed by U S WEST with the Commission (File No. 1-8611) are incorporated herein by reference: (i) Annual Report on Form 10-K for the year ended December 31, 1993, (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, (iii) Quarterly Report on Form 10-Q for the quarter ended June 30, 1994, (iv) Current Reports on Form 8-K dated January 21, 1994, February 24, 1994, April 1, 1994, April 18, 1994, June 24, 1994, July 15, 1994, July 18, 1994 and July 25, 1994, (v) the description of the Common Stock of U S WEST contained in Item 11 of U S WEST's Registration Statement on Form 10, filed with the Commission on November 16, 1983, as amended, and (vi) the description of the Preferred Stock purchase rights as set forth in Item 1 of U S WEST's Registration Statement on Form 8-A, filed with the Commission on April 18, 1989.

     All documents filed by U S WEST pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to into this Prospectus and to be a part hereof from the date any such document is filed.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     U S WEST WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS WHICH ARE INCORPORATED BY REFERENCE HEREIN, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO THE TREASURER, U S WEST, INC., 7800 EAST ORCHARD ROAD, ENGLEWOOD, COLORADO 80111 (TELEPHONE NUMBER (303) 793-6500).

                                ------------------

                                TABLE OF CONTENTS

                                                                            PAGE

SUMMARY                                                                        5

THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      14
     Introduction. . . . . . . . . . . . . . . . . . . . . . . . . . . .      14
     The Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      14
     Background of and Reasons for the Merger. . . . . . . . . . . . . .      14
     Operations Following the Merger . . . . . . . . . . . . . . . . . .      15
     Certain Federal Income Tax Consequences . . . . . . . . . . . . . .      15
     Accounting Treatment. . . . . . . . . . . . . . . . . . . . . . . .      16
     Governmental and Regulatory Matters . . . . . . . . . . . . . . . .      16
     Appraisal Rights. . . . . . . . . . . . . . . . . . . . . . . . . .      17

THE MERGER AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . .      17
     Terms of The Merger; Closing. . . . . . . . . . . . . . . . . . . .      17
     Effective Date. . . . . . . . . . . . . . . . . . . . . . . . . . .      17
     Conversion of Shares; Exchange of Stock Certificates. . . . . . . .      18
     Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . . .      19
     Representations and Warranties. . . . . . . . . . . . . . . . . . .      19
     Certain Covenants . . . . . . . . . . . . . . . . . . . . . . . . .      19
     Conditions to Consummation of the Merger. . . . . . . . . . . . . .      20
     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . .      21
     Amendment. . . . . . . . . .. . . . . . . . . . . . . . . . . . . .      22

INTERESTS OF CERTAIN PERSONS IN THE MERGER . . . . . . . . . . . . . . .      23

BUSINESS AND FINANCIAL INFORMATION REGARDING WOMETCO . . . . . . . . . .      24
     Business of Wometco . . . . . . . . . . . . . . . . . . . . . . . .      24
     Selected Financial Data of Wometco. . . . . . . . . . . . . . . . .      25

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF WOMETCO . . . . . . . . . . . . . . . . .      27
     Results of Operations . . . . . . . . . . . . . . . . . . . . . . .      27
     Liquidity and Capital Resources . . . . . . . . . . . . . . . . . .      30
     Cable Rate Regulation Developments. . . . . . . . . . . . . . . . .      31
     Inflation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      32

SECURITY OWNERSHIP OF WOMETCO. . . . . . . . . . . . . . . . . . . . . .      33

COMPARISON OF STOCKHOLDERS' RIGHTS . . . . . . . . . . . . . . . . . . .      33

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      41

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      42

ANNEX A - Agreement and Plan of Merger

                                     SUMMARY

     The following is a summary of certain information contained elsewhere in this Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Prospectus and the Annex hereto, some of which is not summarized below. Stockholders of Wometco and investors are urged to review the entire Prospectus carefully, including the Annex included herein.

THE COMPANIES

     U S WEST. U S WEST is a diversified global communications company engaged in the telecommunications, directory publishing, marketing and entertainment services businesses. Telecommunications services are provided by U S WEST's principal subsidiary to more than 25 million residential and business customers in the states of Arizona, Colorado, Idaho, Iowa, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Oregon, South Dakota, Utah, Washington and Wyoming (collectively, the "U S WEST Region"). Directory publishing, marketing and entertainment services as well as cellular mobile communications services are provided by other U S WEST subsidiaries to customers both inside and outside the U S WEST Region. U S WEST was incorporated in 1983 under the laws of the State of Colorado and has its principal executive offices at 7800 Orchard Road, Englewood, Colorado 80111 (telephone number (303) 793-6500).

     WOMETCO. Wometco, through various subsidiaries, owns and operates cable television systems (the "Wometco Systems") serving portions of the Atlanta, 30, 1994, the Wometco Systems served more than 230,000 subscribers. In addition, pursuant to a management agreement, Wometco manages the cable television systems (the "GCTV Systems") that are currently owned and operated by Georgia Cable Partners and Atlanta Cable Partners, L.P., affiliates of Wometco (collectively, "GCTV"). The GCTV Systems serve the City of Atlanta and portions of the Atlanta metropolitan area, including most of DeKalb and Fulton counties. As of June 30, 1994, the GCTV Systems served more than 205,000 subscribers. Wometco was incorporated in 1988 under the laws of the State of Delaware and has its principal executive offices at 9500 South Dadeland Boulevard, Suite 800, Miami, Florida 33156.

THE MERGER

     At the Effective Time (as hereinafter defined), Acquisition Sub will be merged with and into Wometco, with Wometco continuing as the surviving corporation (the "Surviving Corporation") and a wholly owned subsidiary of U S WEST, and each outstanding share of Wometco Stock will be converted into the right to receive such number of shares of U S WEST Common Stock equal to (i) (A) the Value Payable At Closing (as hereinafter defined), divided by (B) the average of the daily closing prices per share of U S WEST Common Stock (as reported in the NYSE Composite Transactions) for the 5 consecutive trading days immediately preceding the third business day prior to the Effective Time, divided by (ii) the aggregate number of shares of Wometco Stock outstanding at the Effective Time. No fractional shares of U S WEST Common Stock will be issued in the Merger; holders of Wometco Stock will receive cash in lieu thereof. See "The Merger - The Merger" and "The Merger Agreement- Conversion of Shares; Exchange of Stock Certificates."

     Concurrently with the Merger, U S WEST is acquiring the GCTV Systems pursuant to the terms of an Asset Purchase Agreement (the "Atlanta Cable Agreement"), dated as of July 15, 1994, among U S WEST, U S WEST Multimedia Communications, Inc., Atlanta Cable Partners, L.P. ("Atlanta Cable") and Georgia Cable Partners ("Georgia Cable") for a purchase price of $572,100,000 in cash, subject to adjustment at closing. The closing under the Merger Agreement is subject to, among other things, the concurrent closing under the Atlanta Cable

Agreement and, similarly, the closing under the Atlanta Cable Agreement is subject to, among other things, the concurrent closing under the Merger Agreement.

APPROVAL OF WOMETCO BOARD OF DIRECTORS

     The Board of Directors of Wometco has unanimously approved the Merger Agreement and believes that the transactions contemplated thereby (including the Merger) are fair and in the best interests of the stockholders of Wometco. For background information and a discussion of the reasons for the Merger, see "The Merger - Background of and Reasons for the Merger."


     As of August 24, 1994, there were 5,000,000 shares of Wometco Voting Stock issued and outstanding, all of which were owned by Peachtree, and 882,354.941 shares of Wometco Non-Voting Common Stock issued and outstanding, of which 882,301.945 were owned by Peachtree. Peachtree, as the holder of all of the issued and outstanding shares of Wometco Voting Stock, has approved the Merger Agreement and the transactions contemplated thereby. The execution of the Merger Agreement and the consummation of the transactions contemplated thereby have been unanimously approved by the Board of Directors of each of U S WEST and Wometco.

REASONS FOR THE MERGER

     U S WEST. The consummation of the Merger will constitute a further step by U S WEST in implementing the competitive strategy it has developed to enable it to become a leading provider of interactive, integrated communications, entertainment and information services in the U S WEST Region and other selected domestic and international markets.

     Implementation of this competitive strategy has already begun both within and outside of the U S WEST Region. In the U S WEST Region, U S WEST has announced plans to build a broadband telecommunications network capable of providing voice, video and data services to its customers. U S WEST expects to put the Broadband Network into commercial use in selected areas by 1995, subject to a number of competitive and other factors, some of which are beyond its control, including the receipt of necessary regulatory approvals and the availability of suitable technology. Outside of the U S WEST Region, U S WEST is also establishing a larger presence both in the United States and internationally by acquiring, making investments in, and forming alliances with other communications, entertainment and information companies. During 1993, U S WEST acquired a 25.51% pro rata priority capital and residual equity interest in Time Warner Entertainment Company, L.P. a partnership that owns and operates filmed entertainment, programming (including HBO and Cinemax) and cable television businesses. Through a 50-50 joint venture with Tele-Communications, Inc., U S WEST is providing integrated cable television and telephone services to customers in the United Kingdom. During 1993, Mercury One-2-One, a 50-50 joint venture between U S WEST and British Cable & Wireless, launched the world's first commercial Personal Communications Network. In July 1994, U S WEST announced a plan to combine its cellular assets with those of AirTouch Communications. The consummation of the Merger will expand U S WEST's out-of-region presence and give U S WEST another local market in which to build a broadband telecommunications network. See "The Merger - Background of and Reasons for the Merger."

     WOMETCO. Wometco believes that the Merger is in the best interests of stockholders for their interests in Wometco. Wometco has determined that, even considering the possibility that other parties ultimately might express an interest in acquiring Wometco at another time, a present business combination with U S WEST is the transaction most likely to achieve Wometco's long-term strategies for maximizing stockholder value. In addition, the Merger will enable Wometco's stockholders to receive, in exchange for their holdings in Wometco, on a tax-free basis (subject to certain conditions) publicly-traded common stock of a larger, more diverse enterprise that possesses greater financial resources than Wometco. See "The Merger - Background of and Reasons for the Merger."

CONDITIONS TO THE MERGER

     The obligations of U S WEST and Wometco to effect the Merger are subject to the satisfaction or (where permissible) waiver of certain conditions set forth in the Merger Agreement. See "The Merger Agreement-Conditions." The Merger Agreement may be terminated (i) by mutual consent of U S WEST and Wometco, (ii) by either U S WEST or Wometco if the Merger is not consummated on or before April 15, 1995, subject to certain rights of extension, and (iii) by either U S WEST or Wometco if the conditions to their respective obligations to closing have not been satisfied or waived. See "The Merger Agreement-Termination."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Counsel to Wometco, Kelly, Hart & Hallman, P.C., has rendered its opinion to the stockholders of Wometco to the effect that the Merger should qualify as a reorganization under Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"). For a more complete discussion of the federal income tax consequences of the Merger, see "The Merger - Certain Federal Income Tax Consequences."

ACCOUNTING TREATMENT

     The Merger will be accounted for as a purchase under generally accepted accounting principles. See "The Merger - Accounting Treatment."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Pursuant to certain equity appreciation rights or similar incentive plans of Wometco and its affiliates, Cable Ad Associates, L.P. (collectively, the "Equity Appreciation Rights Plans"), the members of management and certain key employees of Wometco will be entitled, upon consummation of the Merger and receipt of requisite shareholder approval, to payments pursuant to such plans in the aggregate amount of approximately $17 million. These payments will be made by Wometco immediately prior to the consummation of the Merger. Certain members of Wometco's management may also receive bonus payments prior to consummation of the Merger, at the discretion of Wometco's Board of Directors, subject to the terms of the Merger Agreement. In addition, upon consummation of the is a condition to the obligations of the parties to consummate the Merger, members of the management of Wometco will be entitled to receive payments pursuant to the equity appreciation rights plan of Atlanta Cable and Georgia Cable in the aggregate amount of approximately $7 million. These payments will be made by Atlanta Cable and Georgia Cable immediately prior to the consummation of the transactions contemplated by the Atlanta Cable Agreement. In addition, each of the executive officers of Wometco have severance agreements with Wometco which entitle them to certain payments upon a change of control of Wometco and the subsequent termination of their employment with Wometco. To the extent that the employment of any such executive officer is terminated after the consummation of the Merger, these payments would become due.

     Certain members of the Board of Directors of Wometco and certain of its executive officers hold direct and indirect interests in Peachtree, which is the sole voting stockholder and holder of substantially all of the Non-Voting Common Stock of Wometco, through various partnerships. See "The Merger - Interests of Certain Persons in the Merger."

COMPARISON OF STOCKHOLDERS' RIGHTS

     The rights of stockholders of Wometco are currently governed by applicable Delaware law, and the Restated Certificate of Incorporation and By-laws of Wometco. Upon consummation of the Merger, the stockholders of Wometco will become stockholders of U S WEST, a Colorado corporation, and their rights as U S WEST stockholders will be governed by applicable Colorado law, and the Articles of Incorporation and By-laws of U S WEST. For a description of the material differences between the rights of stockholders of Wometco and the rights of stockholders of U S WEST, see "Comparison of Stockholders' Rights."

GOVERNMENTAL AND REGULATORY MATTERS

     The Merger is subject to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ( the "HSR Act"), and the rules and regulations thereunder, which provide that certain transactions may not be consummated until required information and material have been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and certain waiting periods have expired or been terminated. U S WEST and Wometco filed the required information and material with the Antitrust Division and the FTC on August 12, 1994. The statutory waiting period under the HSR Act will expire on September 11, 1994, unless early termination is granted. In addition, the Merger is subject to the consent of the Federal Communications Commission (the "FCC") with respect to the transfer of certain licenses issued by the FCC and the consent of certain local franchise authorities with respect to the transfer of the Wometco franchises. U S WEST defined) in order for U S WEST or its affiliates to acquire or utilize certain assets of the Wometco Systems. See "The Merger-Governmental and Regulatory Matters."

APPRAISAL RIGHTS

     The Merger Agreement provides that each outstanding Dissenting Share (as hereinafter defined) shall not represent a right to receive U S WEST Common Stock, but the holder thereof shall be entitled only to such rights as are granted by Section 262 of the Delaware General Corporation Law ("Section 262"). Each holder of Dissenting Shares who becomes entitled to payment for his Wometco Stock pursuant to Section 262 shall receive payment therefor from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to Section 262). See "The Merger - Appraisal Rights."

                          SUMMARY FINANCIAL INFORMATION

SUMMARY FINANCIAL DATA OF U S WEST

     The summary financial data below should be read in conjunction with the financial statements and notes thereto included in U S WEST's Annual Report on Form 10-K for the year ended December 31, 1993, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 1994. See "Incorporation of Certain Documents by Reference." The summary financial data for the five years ended December 31, 1993 are derived from the consolidated financial statements of U S WEST which have been examined by Coopers & Lybrand, independent certified public accountants. See "Experts." The data presented for the six-month periods ended June 30, 1994 and June 30, 1993 are derived from unaudited financial statements and include, in the opinion of management, all adjustments necessary to present fairly the data for such periods.


                                                                                                          SIX MONTHS
                                                                                                             ENDED
                                                          YEAR ENDED DECEMBER 31,                           JUNE 30,
                                           ---------------------------------------------------------   -------------------
                                           1993        1992            1991         1990        1989      1994      1993
                                           ----------------            ----         ----------------      ----      ----
                                                    (IN MILLIONS, EXCEPT PER SHARE DATA)                     (UNAUDITED)

CONSOLIDATED INCOME STATEMENT DATA:
 Sales and other revenues. . . . . .    $ 10,294      $ 9,823     $   9,528     $   9,369    $  9,229   $ 5,349  $ 5,051
 Net income (loss) . . . . . . . . .      (2,806)(2)     (614)(3)       553(4)      1,199       1,111       699      475(1)
 Earnings per share from
   continuing operations . . . . . .        1.13(2)      2.61          2.09(4)       2.97        2.91      1.56     1.41
 Earnings (loss) per share . . . . .       (6.69)(2)    (1.49)(3)      1.38(4)       3.11        3.01      1.56     1.14(1)
 Dividends per share . . . . . . . .     $  2.14      $  2.12      $   2.08     $    2.00        1.88      1.07     1.07
 Weighted average shares
   outstanding (thousands) . . . . .     419,365      412,518       401,332       386,012     369,098   449,024  415,529
CONSOLIDATED BALANCE SHEET DATA
  (AT PERIOD END):
 Short-term debt . . . . . . . . . .    $  1,776      $   583      $    367     $     438    $    293   $ 1,981   $  419
 Long-term debt. . . . . . . . . . .       5,423        4,847         5,602         4,709       5,020     5,250    5,503
 Shareholders' equity. . . . . . . .       5,861        8,268         9,587         9,240       8,071     6,597    8,396
 Total assets. . . . . . . . . . . .      20,680       23,461        23,375        22,160      21,307    21,193   23,774
___________________________


(1) 1993 second quarter net income included charges of $100 ($0.24 per share) for the estimated loss on disposal of discontinued operations and $50 ($0.12 per share) for the early extinguishment of debt.

(2) 1993 income from continuing operations included $610 ($1.46 per share) for a restructuring charge and $54 ($0.13 per share) for the cumulative effect on deferred taxes of the 1993 federally mandated increase in income tax rates. In addition, net income included charges of $100 ($0.24 per share) for the estimated loss on disposal of discontinued operations and $20 ($0.04 per share) for the cumulative effect on deferred taxes of the federally mandated increase in income tax rates related to discontinued operations. Net income also included extraordinary items of $3,123 ($7.45 per share) for the discontinuance of SFAS No. 71, "Accounting for the Effects of Certain Types of Regulation," and $77 ($0.18 per share) for the early extinguishment of debt.

(3) 1992 net income included the effects of accounting changes totaling $1,793 ($4.35 per share) related to the adoption of SFAS No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions," and SFAS No. 112 "Employers' Accounting for Postemployment Benefits."

(4) 1991 included a restructuring charge that reduced income from continuing operations by $230 ($0.57 per share) and income from discontinued operations by $360 (0.90 per share).


SUMMARY FINANCIAL DATA OF WOMETCO


     The summary financial data set forth below with respect to Wometco's period ended December 31, 1993, and with respect to the balance sheet data at December 31, 1993 and 1992, are derived from the audited consolidated financial statements of Wometco and subsidiaries, which are included herein. The independent auditor's report in the December 31, 1993 consolidated financial statements refers to a change in accounting for income taxes. The statement of operations data for the years ended December 31, 1990 and 1989, and the balance sheet data at December 31, 1991, 1990 and 1989 are derived from audited consolidated financial statements not included in this registration statement. The financial data as of June 30, 1994 and for the six months ended June 30, 1994 and 1993 are derived from Wometco's unaudited consolidated financial statements for such periods and, in the opinion of Wometco, include all normal recurring adjustments which Wometco considers necessary for a fair presentation of its financial position and results of operations for these periods. Operations for the six months ended June 30, 1994 are not necessarily indicative of results that may be expected for the entire year ending December 31, 1994. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" of Wometco. The data set forth below should be read in conjunction with the consolidated Financial Statements, related Notes and other financial information included in this registration statement.


                                                                                                                 SIX MONTHS ENDED
                                                                         YEAR ENDED DECEMBER 31,                      JUNE 30,
                                                         ------------------------------------------------------  ----------------
                                                             1993         1992      1991      1990        1989     1994     1993
                                                         ------------------------------------------------------  -----------------
                                                         (IN THOUSANDS, EXCEPT PER SHARE AND SUBSCRIBER DATA)        (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
     Revenues                                                 $105,237   $94,263   $80,545   $66,100    $56,411  $54,186   $52,481
     Operating expenses                                         52,047    46,138    41,369    33,981     26,638   27,104    25,702
                                                          ------------  --------  --------  --------   --------   -------  -------
     Operating income before interest, taxes
     Depreciation and amortization                              18,954    15,416    20,276    14,898     12,309    9,916     8,165
                                                          ------------  --------  --------  --------   --------   -------  -------
     Operating income                                           34,236    32,709    18,900    17,221     17,464   17,166    18,614
     Interest expense and other (net)                           13,323    13,725    15,404     2,947         60    5,477     6,420
                                                          ------------  --------  --------  --------   --------   -------  -------
     Income before income taxes and extraordinary item
         and cumulative effect of change in accounting
          principle                                             20,913    18,984     3,496    14,274     17,404   11,689    12,194
     Income taxes                                                8,221     8,062     2,011     7,186      6,252    5,068     4,793
                                                          ------------  --------  --------  --------   --------   -------  -------
     Income before extraordinary item                           12,692    10,922     1,485     7,088     11,152    6,621     7,401
         and cumulative effect of change in accounting
         principle
     Extraordinary item - loss                                     -        (639)      -         -          -         -         -
     Cumulative effect of change in accounting principle -
         expense                                               (61,944)      -         -         -          -         -   (61,944)
                                                          ------------  --------  --------  --------   --------  -------  -------
     Net income (loss)                                        ($49,252)  $10,283    $1,485    $7,088    $11,152  $ 6,621 ($54,543)
                                                          ------------  --------  --------  --------   --------  -------  -------

     Cash dividends paid - common                              $14,235   $12,176  $108,295       -          -    $ 6,706    $8,823
     Cash dividends paid - cumulative redeemable preferred
         stock                                                     -         -         -      $2,449     $5,665       -         -

PER SHARE DATA:
     Income before extraordinary item and cumulative
       effect of change in accounting principle per share        $2.16     $1.86     $0.25     $1.20      $1.90    $1.13     $1.26
       Extraordinary item per share                                -      ($0.11)      -         -          -         -         -
       Cumulative effect of change in accounting principle -
         expense per share                                     ($10.53)      -         -         -          -         -   ($10.53)
     Cash dividends paid -  common per share                     $2.42     $2.07    $18.41       -          -      $1.14     $1.50
     Cash dividends paid -  cumulative redeemable
         preferred stock per share                                 -         -         -       $0.72      $1.68       -         -



                                                                                                                  SIX MONTHS ENDED
                                                                            YEAR ENDED DECEMBER 31,                   JUNE 30,
                                                               -----------------------------------------------    ----------------
                                                                  1993      1992      1991      1990       1989   1994       1993
                                                                  ----      ----      ----      ----       ----   ----       ----
                                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)         (UNAUDITED)

BALANCE SHEET DATA:
     Total assets                                             $262,809  $257,149  $263,976  $264,703   $246,276 $259,791  $254,153
     Total debt                                               $139,143  $150,965  $157,353   $47,166     $1,449 $134,152  $142,745
     Cumulative redeemable preferred stock                         -         -         -         -      $33,808       -         -
     Total stockholders' equity                                $26,278   $87,649   $91,294  $202,020   $200,282  $26,715   $28,505

     Shares outstanding:
         Class A voting common stock                             5,000     5,000     5,000     5,000      5,000    5,000     5,000
         Class B non voting common stock                           882       882       882       882        882      882       882

FINANCIAL AND OTHER DATA:
     Operating margin before depreciation and amortization       50.5%     51.1%     48.6%     48.6%      52.8%    50.0%     51.0%
     Operating margin                                            32.5%     34.7%     23.5%     26.1%      31.0%    31.7%     35.5%
     Capital expenditures                                       11,478     9,862    13,654    33,694     18,762    7,462     6,121

SUMMARY SUBSCRIBER DATA:
     Homes passed                                              349,700   339,600   331,800   325,600    312,500  356,500   346,300
     Basic subscribers                                         219,900   208,600   194,200   181,900    164,400  231,800   212,800


     The following table sets forth the historical per share data for U S WEST and Wometco and the equivalent per share data for Wometco. The equivalent per share data for Wometco is computed by multiplying the historical per share information for U S WEST by 485,361,000, which represents the Merger Consideration (based on the closing price of $39.75 per share of U S WEST Common Stock on August 24, 1994).


                                                  AT AND FOR          AT AND FOR THE
                                                  THE YEAR ENDED      SIX MONTHS ENDED
                                                  DECEMBER 31, 1993   JUNE 30, 1994

U S WEST HISTORICAL
 PER SHARE OF U S WEST COMMON STOCK:
  Book Value                                     $ 13.29             $ 14.52
  Dividends declared                                2.14                1.07
  Earnings (loss)                                  (6.69)               1.56

WOMETCO HISTORICAL
 PER SHARE OF WOMETCO STOCK:
  Book Value                                     $  4.47             $  4.54
  Dividends declared                                2.42                1.14
  Earnings (loss)                                  (8.37)               1.13


WOMETCO STOCK EQUIVALENT SHARE DATA
 U S WEST HISTORICAL EQUIVALENT PER
 SHARE OF WOMETCO STOCK:
   Book Value                                   $  39.75             $ 39.75
   Dividends declared                               1.17                0.55
   Earnings(loss)                                  (4.03)               0.54


                         MARKET PRICE AND DIVIDEND DATA

U S WEST

     U S WEST Common Stock is listed on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "USW". Wometco Stock is not traded on any securities market or exchange. The table below sets forth, for the calendar quarters indicated, the reported high and low sale prices of the U S WEST Common Stock as reported on the NYSE Composite Tape, based upon published financial sources, and dividends paid in each such quarter.


                                   High        Low          Dividends



1992
  First Quarter                    $38.875     $33.375      $0.53
  Second Quarter                    36.875      32.875       0.53
  Third Quarter                     40.000      36.250       0.53
  Fourth Quarter                    40.000      35.250       0.53

1993
  First Quarter                    $43.875     $37.750      $0.535
  Second Quarter                    46.000      40.625       0.535
  Third Quarter                     49.375      44.500       0.535
  Fourth Quarter                    50.750      45.750       0.535

1994
  Second Quarter                    43.75       38.25        0.535
  Third Quarter (through
  August 29, 1994)                  43.125      39.50        0.535




     The closing price for the U S WEST Common Stock reported in the NYSE Composite Tape on July 14, 1994, the last full day of trading prior to the public announcement of the proposed Merger, was $42-7/8. On August 24, 1994, the closing price for the U S WEST Common Stock reported in the NYSE Composite Tape was $39.75.

WOMETCO

     There is no established public trading market for either class of Wometco Stock.

     Wometco declared and paid quarterly dividends on each class of its Common Stock during 1992 and 1993 in the following amounts per share:


                    First         Second          Third     Fourth
                    Quarter       Quarter         Quarter   Quarter
                    -------       -------         -------   -------

1992                $0.74        $0.52            $0.15     $0.66
1993                 1.00         0.50             0.32     0.60


     In addition, Wometco declared and paid a dividend on each class of its Common Stock of $0.68 per share for the first quarter of 1994, $0.46 per share for the second quarter of 1994, and $0.60 for the third quarter of 1994 (through August 26, 1994).

                                   THE MERGER








INTRODUCTION

     This Prospectus constitutes the prospectus of U S WEST filed with the Commission as part of the Registration Statement under the Act relating to the shares of U S WEST Common Stock to be issued to stockholders of Wometco upon consummation of the Merger.

THE MERGER

     In the Merger, Acquisition Sub will be merged with and into Wometco, with Wometco continuing as the Surviving Corporation and a wholly owned subsidiary of U S WEST, and each outstanding share of Wometco Stock will be converted into the right to receive such number of shares of U S WEST Common Stock equal to (i) (A) the Value Payable At Closing, divided by (B) the average of the daily closing prices per share of U S WEST Common Stock (as reported on the NYSE Composite
Tape) for the 5 consecutive trading days immediately preceding the third business day prior to the Effective Time, divided by (ii) the aggregate number of shares of Wometco Stock outstanding at the Effective Time. No fractional shares of U S WEST Common Stock will be issued in the Merger; holders of Wometco Stock will receive cash in lieu thereof.

BACKGROUND OF AND REASONS FOR THE MERGER

     U S WEST. The consummation of the Merger will constitute a further step by U S WEST in implementing the competitive strategy it has developed to enable it to become a leading provider of interactive, integrated communications, domestic and international markets.

     Implementation of this competitive strategy has already begun both within and outside of the U S WEST Region. In the U S WEST Region, U S WEST has announced plans to build a broadband telecommunications network capable of providing voice, video and data services to its customers. U S WEST expects to put the Broadband Network into commercial use in selected areas by 1995, subject to a number of competitive and other factors, some of which are beyond its control, including the receipt of necessary regulatory approvals and the availability of suitable technology. Outside of the U S WEST Region, U S WEST is also establishing a larger presence both in the United States and internationally by acquiring, making investments in, and forming alliances with other communications, entertainment and information companies. During 1993, U S WEST acquired a 25.51% pro rata priority capital and residual equity interest in Time Warner Entertainment Company, L.P. a partnership that owns and operates filmed entertainment, programming (including HBO and Cinemax) and cable television businesses. Through a 50-50 joint venture with Tele-Communications, Inc., U S WEST is providing integrated cable television and telephone services to customers in the United Kingdom. During 1993, Mercury One-2-One, a 50-50 joint venture between U S WEST and British Cable & Wireless, launched the world's first commercial Personal Communications Network. In July 1994, U S WEST announced a plan to combine its cellular assets with those of AirTouch Communications. The consummation of the Merger will expand U S WEST's out-of-region presence and give U S WEST another local market in which to build a broadband telecommunications network.

     WOMETCO. Wometco believes that the Merger is in the best interests of Wometco and its stockholders and will provide the highest available value to its stockholders for their interests in Wometco. Wometco has determined that, even considering the possibility that other parties ultimately might express an interest in acquiring Wometco at another time, a present business combination with U S WEST is the transaction most likely to achieve Wometco's long-term strategies for maximizing stockholder value. In addition, the Merger will enable Wometco's stockholders to receive, in exchange for their holdings in Wometco, on a tax-free basis (subject to certain conditions) publicly traded common stock of a larger, more diverse enterprise that possesses greater financial resources than Wometco.

OPERATIONS FOLLOWING THE MERGER

     U S WEST currently intends to conduct its business and the business of Wometco substantially as they are currently being conducted following the consummation of the Merger. Pursuant to the Merger Agreement, the members of the consummation of the Merger will be the initial directors and officers, respectively, of the Surviving Corporation following the consummation of the Merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The stockholders of Wometco have received the opinion of Kelly, Hart & Hallman, P.C., counsel to Wometco, that the federal income tax consequences of the Merger will be as set forth below. Such opinion of counsel relies upon the facts and representations set forth or referred to therein, including facts and representations provided by Wometco and U S WEST and certain direct and indirect stockholders of Wometco. The opinion is subject to certain conditions and assumptions stated therein (including conditions or assumptions to the effect that a sufficient number of the historic stockholders of Wometco do not intend to dispose of the shares of U S WEST Common Stock received as a result of the Merger so as to satisfy a "continuity of interest" requirement and that not more than a certain number of shares of Wometco Stock will be exchanged for cash pursuant to the exercise of dissenters' rights). The opinion is not binding upon the Internal Revenue Service or the courts and neither Wometco nor U S WEST will seek a ruling from the Internal Revenue Service, and therefore, the conclusions set forth in the opinion are not binding upon and can be challenged by the Internal Revenue Service.

         (i) The Merger should qualify as a reorganization under Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Code.

        (ii) No gain or loss will be recognized by a stockholder of Wometco upon the exchange of shares of Wometco Stock solely for shares of U S WEST Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share).

       (iii) The tax basis of the shares of U S WEST Common Stock comprising the Merger Consideration received by a stockholder of Wometco as a result of the Merger will be the same as the tax basis of the shares of Wometco Stock exchanged therefor.

        (iv) The holding period of the shares of U S WEST Common Stock comprising the Merger Consideration received by a stockholder of Wometco as a result of the Merger will include the holding period of the shares of Wometco Stock exchanged therefor, provided that such Wometco Stock was held as a capital asset by the stockholder on the date of the Merger.

        (v) A stockholder of Wometco who receives cash in lieu of a fractional share of U S WEST Common Stock comprising the Merger Consideration will recognize gain or loss equal to the difference between the cash received in lieu of such fractional share and the tax basis of such fractional share. Such gain or loss will be capital gain or loss, provided the stockholder's Wometco Stock was held as a capital asset. Any such capital gain or loss will be long-term exceeds one year as of the Effective Time.

       (vi) Cash received by a stockholder of Wometco who is a dissenting stockholder will be treated as cash received as a distribution in redemption of such shares, subject to the provisions and limitations of Section 302 of the Code. In general, such a stockholder will recognize gain or loss to equal the difference between the cash received and the tax basis of such shares. Provided such shares were held as a capital asset, such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if such stockholder's holding period for such shares exceeds one year as of the Effective Time. In certain circumstances, however, the entire amount of cash received by a dissenting stockholder will be treated as ordinary dividend income. A stockholder of Wometco considering whether to exercise dissenters' rights should consult his tax advisor concerning the tax consequences to him of such exercise.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS BASED UPON CURRENT LAW AND OTHER AUTHORITIES AND IS INTENDED FOR GENERAL INFORMATION ONLY AND IS SUBJECT TO CHANGE SHOULD THE APPLICABLE TAX LAW CHANGE. THE DISCUSSION MAY NOT BE APPLICABLE TO CERTAIN STOCKHOLDERS OF WOMETCO, INCLUDING STOCKHOLDERS WHO ACQUIRED SHARES THROUGH THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR OTHERWISE AS COMPENSATION FOR EMPLOYMENT. EACH STOCKHOLDER IS URGED TO CONSULT HIS OWN TAX ADVISOR CONCERNING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH STOCKHOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

     The Merger will be accounted for as a purchase under generally accepted accounting principles.

GOVERNMENTAL AND REGULATORY MATTERS

     HART-SCOTT-RODINO

     The Merger is subject to the HSR Act, and the rules and regulations thereunder, which provide that certain transactions may not be consummated until required information and material have been furnished to the Antitrust Division of the Department of Justice and the FTC and certain waiting periods have expired or been terminated. U S WEST and Wometco filed the required information and material with the Antitrust Division and the FTC on August 12, 1994. The statutory waiting period under the HSR Act will expire on September 11, 1994, unless early termination is granted.

     MFJ WAIVERS

     The decree entered August 24, 1982 in UNITED STATES V. WESTERN ELECTRIC, Civil Action No. 82-0192 (United States District Court, District of Columbia), as modified by the Civil Enforcement Consent Order, filed February 2, 1989, and the Enforcement Order, filed on February 14, 1992 (the "MFJ"), requires Regional Bell Operating Companies such as U S WEST to obtain waivers of MFJ restrictions from the federal judge overseeing the MFJ in order for U S WEST or its Specifically, such waivers are necessary for satellite earth stations used for reception of cable program networks distributed via satellite and for an interest held by Wometco in a regional sports programming service that is distributed across local telephone service area boundaries. U S WEST has applied for such waivers. In the event that such waivers have not been obtained prior to the closing of the Merger, the parties will implement alternative measures to provide for ownership or utilization of these assets in compliance with the law pending receipt of such waivers.

     "HOLDING PERIOD" FOR CABLE SYSTEMS

     The 1992 Cable Act imposes a three-year holding period after commencement of operation or acquisition for a cable system to undergo sale or change in control. In implementation of this provision, FCC regulations require parties contemplating sale or transfer of control of a cable system to certify to each of its local franchise authorities that the owner has complied with the holding period. The parties have submitted the requisite certification to each of the Wometco Systems' local franchise authorities.

     FCC APPROVAL

     Except for circumstances in which a cable operator has not complied with the three-year holding period discussed above, FCC approval generally is not required for sale of cable systems or transfers of control of cable system owners or operators. However, the Wometco Systems utilize three types of FCC-licensed facilities -- cable television microwave relay stations, private microwave relay stations and 2-way mobile radios -- for which FCC consent must be obtained before the licenses are assigned to U S WEST or the current licensee undergoes a transfer of control. The parties have filed applications for FCC consent to the respective license assignments or transfers of control.

     LOCAL FRANCHISES

     Local operating authorizations (local franchises) for communities encompassing a majority of the Wometco Systems' subscribers require Wometco to obtain approval of the local franchise authority prior to an assignment or transfer of control. The procedure for obtaining such approval varies from community to community. The parties have requested approval from each local franchise authority whose consent is required.

APPRAISAL RIGHTS

     The Merger Agreement provides that each outstanding share of Wometco Stock, the holder of which has demanded and perfected his demand for appraisal of his shares in accordance with Section 262 of the Delaware General Corporation Law and has not effectively withdrawn or lost his right to such appraisal ("Dissenting Shares"), shall not represent a right to receive U S WEST Common Stock pursuant to Section 2.04 of the Merger Agreement, but the holder thereof shall be entitled only to such rights as are granted by Section 262. Each
Stock pursuant to Section 262 shall receive payment therefor from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to Section 262).


                              THE MERGER AGREEMENT


     The following is a brief summary of certain provisions of the Merger Agreement, which is attached as Annex A to this Prospectus and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement.

TERMS OF THE MERGER; CLOSING

     The Merger Agreement provides that, following the satisfaction or waiver of the conditions to the Merger, Acquisition Sub will be merged with and into Wometco, which shall be the Surviving Corporation. As a result of the Merger, Acquisition Sub will cease to exist, and Wometco will become a wholly owned subsidiary of U S WEST. The closing of the transactions contemplated by the Merger Agreement (the "Closing") will occur not less than five nor more than ten business days following the satisfaction or waiver of the conditions to the consummation of the Merger (such date, the "Closing Date").

EFFECTIVE TIME

     The Merger Agreement provides that, subject to the satisfaction or waiver of certain conditions to the Merger, the Merger will become effective on the date of the filing of a certificate of merger with the Secretary of State of the State of Delaware (the "Effective Time").

CONVERSION OF SHARES; EXCHANGE OF STOCK CERTIFICATES

     At the Effective Time, pursuant to the Merger Agreement:

     (a) Each share of Wometco Stock outstanding immediately prior to the Effective Time will be converted into the right to receive (i) (A) such number of shares of U S WEST Common Stock equal to the Value Payable At Closing (as defined below) divided by (B) the average of the daily closing prices per share of U S WEST Common Stock (as reported on the NYSE Composite Tape) for the 5 consecutive trading days immediately preceding the third business day prior to the Effective Time (the "Merger Consideration"), divided by (ii) the aggregate number of shares of Wometco Stock outstanding at the Effective Time, other than treasury shares and shares held by subsidiaries of Wometco, if any (the "Merger Consideration Per Share"). The "Value Payable At Closing" shall equal $643,000,000 minus (i) the aggregate Indebtedness (as defined in the Merger Agreement) of Wometco and its subsidiaries (collectively, the "Wometco Group") and (ii) the proceeds from the disposition of Wometco's equity interest in SportSouth Network, Ltd., if any, received prior to the Closing and plus or minus, as applicable, the increase or decrease, as the case may be, in Wometco's working capital deficit (equal to the excess of Wometco's Working Capital Liabilities over its Working Capital Assets (as such terms are defined in the Closing shall be subject to adjustment after the Effective Time to reflect certain adjustments thereto agreed upon pursuant to the procedures set forth in the Merger Agreement. If the Value Payable At Closing as so determined is greater than the Value Payable At Closing determined at the Closing, U S WEST shall pay to Peachtree (for the benefit of all Wometco Stockholders), an amount equal to such difference, plus the amount equal to the dividends paid during the period from the Closing Date to the date of payment with respect to U S WEST Common Stock (the "Dividend Amount"), in an amount of U S WEST Common Stock equal in value to such difference (based on the average closing price of the U S WEST Common Stock used in determining the Merger Consideration), together with interest thereon. If the Value Payable At Closing as so determined is less than the Value Payable At Closing determined at the Closing, then the Wometco Indemnitor (as hereinafter defined) shall pay to U S WEST an amount equal to such difference plus the Dividend Amount in an amount of U S WEST Common Stock equal in value to such difference (based on the average closing price of the U S WEST Common Stock used in determining the Merger Consolidation), together with interest thereon.

     (b) All shares of Wometco Stock held by Wometco as treasury shares or by Wometco subsidiaries shall be cancelled and no payment shall be made in respect thereof.

     (c) Each share of Acquisition Sub common stock outstanding immediately prior to the Effective Time shall be converted into one share of the common stock, $1.00 par value, of the Surviving Corporation.

     (d) All options, warrants or other rights to acquire shares of Wometco Stock shall be cancelled and no payment shall be made in respect thereof.

     Upon surrender of certificates representing outstanding shares of Wometco Stock (the "Certificates") for cancellation to U S WEST, together with such documents as reasonably may be required by U S WEST, the holder of such Certificates shall be entitled to receive in exchange therefor a certificate representing the shares of U S WEST Common Stock comprising the Merger Consideration that such holder has the right to receive as described above (together with any dividends or distributions made with respect to the U S WEST Common Stock after the Effective Time and any cash to be paid in lieu of fractional shares, as described below). The Certificates so surrendered pursuant to the preceding sentence shall forthwith be cancelled. Until so surrendered, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a certificate representing the shares of U S WEST Common Stock comprising the Merger Consideration (together with any dividends or distributions made with respect to lieu of fractional shares).

FRACTIONAL SHARES

     No certificates or scrip evidencing fractional shares of U S WEST Common Stock shall be issued upon the surrender for exchange of Certificates, but in lieu thereof each holder of Certificates who would otherwise have been entitled to a fraction of a share of U S WEST Common Stock, upon surrender of such Certificates by such holder, will be paid the cash value of such fractional share.


REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various customary representations and warranties relating to, among other things, (i) the organization of each party to the agreement and similar corporate matters; (ii) the capitalization of each of U S WEST, Acquisition Sub and Wometco; (iii) approvals and consents of third parties (including governmental authorities) necessary to consummate the transactions contemplated by the Merger Agreement; (iv) the authorization, execution, delivery, performance and enforceability of the Merger Agreement with respect to each of the parties to the agreement; (v) the real property, easements, tangible personal property and intangible personal property owned by members of the Wometco Group; (vi) compliance with laws by U S WEST, Acquisition Sub and Wometco; (vii) the material business contracts of Wometco and its subsidiaries; (viii) certain labor and employee benefit plan matters with respect to Wometco and its subsidiaries; (ix) certain environmental matters with respect to Wometco and its subsidiaries; (x) absence of material changes or events with respect to Wometco and its subsidiaries since March 31, 1994; (xi) the absence of any undisclosed material legal or governmental action, proceeding or investigation against Wometco; (xii) transactions with affiliates by Wometco;
(xiii) certain cable television franchise matters with respect to Wometco; (xiv) the accuracy of information contained in this Prospectus and the Registration Statement with respect to U S WEST and Wometco; (xv) the valid issuance by U S WEST of the U S WEST Common Stock to be issued in the Merger; and (xvi) with respect to U S WEST, certain tax matters.

CERTAIN COVENANTS

     The Merger Agreement contains various customary covenants, including covenants of Wometco that during the period from the date of the Merger Agreement until the Closing, except as otherwise permitted by the terms of the Merger Agreement or as consented to in writing by U S WEST, (i) it will conduct its business in the ordinary course, and (ii) it will not, among other things,
(A) grant any promotion to any employee or grant increases in the compensation of any employee whose base salary is in excess of $100,000 outside the ordinary course of business subject to certain limitations, (B) amend or provide any new employee benefit plans or other retirement or employment benefits; (C) declare assume any liabilities, obligations or indebtedness for borrowed money other than in the ordinary course; (E) make any capital expenditures in excess of its current projected expenditures set forth in its 1994 budget; (F) make certain changes in the operations of its business, including the sale of certain assets, the disposition or material amendment of the terms of any franchises, the deletion of any programming services, the offering of free or reduced price services (other than as required by the 1992 Cable Act), or, subject to certain exceptions, the amendment or termination of any contracts, licenses or other agreements; or (G) subject to certain exceptions, issue any additional shares of, or securities convertible into, shares of stock of any class.

     In addition, Wometco and Peachtree have agreed that during the period from the date of the Merger Agreement to the Closing, they will not, directly or indirectly, solicit, initiate or encourage any offers for the merger of Wometco with any other person or the sale of the cable television assets of Wometco, or furnish information or afford access to the facilities or management of Wometco to anyone other than U S WEST.

     Wometco has also agreed, among other things, that it will (i) use its reasonable best efforts to enter into, effective upon the consummation of the Merger, programming agreements with those parties with whom members of the Wometco Group currently have programming agreements or arrangements to the extent that any such agreements or arrangements are not evidenced by written agreements or have expired, (ii) on the day immediately preceding the Closing Date, pay all amounts due to the participants under its Equity Appreciation Rights Plans, (iii) on or prior to the Closing Date, discharge or otherwise satisfy all affiliate indebtedness other than such indebtedness owed to members of the Wometco Group, Atlanta Cable, Georgia Cable or Local Interconnect, L.P.,
(iv) begin charging, effective July 14, 1994, certain specified rates for basic cable services and follow certain procedures with respect to the implementation of any increases of such rates and with respect to any adjustments to charges for regulated equipment, and (v) take certain actions with respect to pending cable programming service complaints.

     U S WEST has agreed, among other things, (i) that until the Closing Date it will not redeem, repurchase, retire or acquire, directly or indirectly, shares of U S WEST Common Stock or warrants, rights or options to acquire such U S WEST Common Stock or any securities exchangeable or convertible into such shares, other than in the ordinary course pursuant to the terms of existing plans and agreements for employees, officers or directors, and other than repurchases from time to time of outstanding Liquid Yield Option Notes of U S WEST, and (ii) to Peachtree and its distributees of the shares of U S WEST Common Stock to be issued to Peachtree in the Merger, and to keep such registration statement effective until such time as such stockholders have sold all of the U S WEST Common Stock covered by such registration statement, but in any event no later than two years from the Closing.

     In addition, U S WEST and Wometco have each agreed (i) to use their reasonable best efforts to cause the conditions to the consummation of the transactions contemplated by the Merger Agreement to be satisfied, (ii) in the event that the transactions contemplated by the Merger Agreement are consummated without the requisite approval of all franchising authorities, to take such steps and enter into such agreements, including trust and/or management agreements, as the parties may mutually determine are reasonably appropriate, and shall continue to cooperate and use their reasonable best efforts after the Closing to obtain any such approvals, and (iii) that they shall use their reasonable best efforts to ensure that the consummation of the transactions contemplated by the Merger Agreement do not violate the restrictions of the MFJ.

CONDITIONS TO CONSUMMATION OF MERGER

     The respective obligations of U S WEST and Acquisition Sub, on the one hand, and Wometco, on the other, to consummate the Merger are subject to the satisfaction of certain conditions including, without limitation, the following:
(i) the Registration Statement shall have been declared effective and shall not be the subject of any stop order or procedure seeking a stop order; (ii) U S WEST shall have received all required "blue sky" permits necessary to issue the shares of U S WEST Common Stock; (iii) the shares of U S WEST Common Stock to be issued in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance; (iv) there shall be in effect no injunction or other order or legal restraint preventing the consummation of the Merger; (v) certain consents shall have been obtained; (vi) the aggregate number of subscribers covered by franchises as to which consents for the consummation of the Merger have been obtained and franchises that do not require such consent, shall equal at least (A) ninety percent (90%) of the total number of Wometco's subscribers as of June 30, 1994 and (B) eighty percent (80%) of the franchises as of the date of the Merger Agreement; and (vii) the simultaneous closing under the Atlanta Cable Agreement.

     The obligations of U S WEST to effect the Merger are subject to certain additional conditions, including, without limitation, the following: (i) the transactions contemplated by the Merger Agreement and the Atlanta Cable Agreement shall comply with the restrictions of the MFJ; (ii) no material adverse change shall have occurred in the business of Wometco since March 31, generally and matters relating to or arising from local or national economic conditions); and

(iii) Wometco shall have received releases from participants under its Equity Appreciation Rights Plans entitled to receive, in the aggregate, at least 90 percent of the dollar amount of such payments; (iv) Wometco shall have in all material respects performed and complied with all of its covenants and agreements set forth in the Merger Agreement; and (v) the accuracy in all material respects of the representations and warranties of Wometco, Peachtree and Associates set forth in the Merger Agreement.

     The obligations of Wometco to effect the Merger are subject to certain additional conditions, including, without limitation, the following: (i) U S WEST and Acquisition Sub shall have in all material respects performed and complied with all of their covenants and agreements set forth in the Merger Agreement; and (ii) the accuracy in all material respects of the representations and warranties of U S WEST and Acquisition Sub set forth in the Merger Agreement.

INDEMNIFICATION

     Pursuant to and as described in the Merger Agreement, U S WEST, on one hand, and Associates or such other indemnitor as may be consented to by U S WEST (the "Wometco Indemnitor"), on the other hand, have agreed to indemnify the other party and their respective officers, directors, shareholders, employees, agents or affiliates from and against claims and liabilities arising from, among other things, any breach by such party of any covenant, agreement, representation or warranty contained in the Merger Agreement. In addition, pursuant to the Merger Agreement the Wometco Indemnitor has agreed to indemnify U S WEST, and pursuant to the Atlanta Cable Agreement U S WEST has agreed to indemnify Atlanta Cable and Georgia Cable, with respect to claims and liabilities arising from any lawsuits or administrative proceedings commenced under applicable Georgia law alleging a violation of Georgia law from the offering prior to the date of the Merger Agreement by the Wometco Group of certain of its television cable services on an "a la carte" basis. The Merger Agreement also provides for tax indemnifications by U S WEST and the Wometco Indemnitor with respect to certain tax matters. The indemnification obligations of each party pursuant to the Merger Agreement and the Atlanta Cable Agreement, including the tax indemnification obligations, are subject to certain conditions and limitations, including limitations with respect to the duration and amount of such indemnification obligations.

TERMINATION

     The Merger Agreement may be terminated at any time prior to the Effective
Time:

     (a)  by the mutual written consent of Wometco and U S WEST;

     (b) by either Wometco or U S WEST (if the terminating party is not in Closing has not taken place on or before April 15, 1995, provided, however, that if the Closing has not taken place on or before (1) April 15, 1995 because the condition with respect to compliance with the MFJ is not satisfied by such date, the Merger Agreement may be extended by written notice of Wometco to a date not later than July 15, 1995; or (2) April 15, 1995 because the conditions with respect to obtaining certain required consents has not been satisfied by such date, the Merger Agreement may be extended by written notice of U S WEST to a date not later than July 15, 1995;

     (c) by U S WEST, if any of the conditions to the obligations of U S WEST and Acquisition Sub shall not have been satisfied or waived by the date scheduled for the Closing, unless satisfaction has been frustrated or made impossible by an act or failure to act of U S WEST or Acquisition Sub in breach or violation of their covenants, agreements or obligations under the Merger Agreement; or

     (d) by Wometco, if the conditions to the obligations of Wometco and Peachtree shall not have been satisfied or waived by the date scheduled for the Closing, unless satisfaction has been frustrated or made impossible by an act or failure to act of Wometco or Peachtree in breach or violation of their covenants, agreements or obligations under the Merger Agreement.

AMENDMENT

     The Merger Agreement may not be amended, and no provision thereof may be waived, unless evidenced by an instrument in writing executed by the party sought to be charged with such waiver or consent.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER


     Pursuant to the Equity Appreciation Rights Plans, members of management and certain key employees of Wometco and its affiliate Cable Ad Associates, L.P. will be entitled, upon the consummation of the Merger and subject to the requisite shareholder approval, to payments pursuant to such plans in the aggregate amount of approximately $17 million. These payments will be made by Wometco immediately prior to the consummation of the Merger. Certain members of Wometco's management may also receive bonus payments prior to consummation of the Merger, at the discretion of Wometco's Board of Directors, subject to the terms of the Merger Agreement. In addition, upon consummation of the transactions contemplated by the Atlanta Cable Agreement, the closing of which is a condition to the obligations of the parties to consummate the Merger, members of the management of Wometco will be entitled to receive payments pursuant to the equity appreciation rights plan of Atlanta Cable and Georgia Cable in the aggregate amount of approximately $7 million. These payments will be made by Atlanta Cable and Georgia Cable immediately prior to the consummation

     In addition, each of the executive officers of Wometco have severance agreements with Wometco which entitle them to certain payments upon a change of control of Wometco and the subsequent termination of their employment with Wometco. To the extent that the employment of any such executive officer is terminated after the consummation of the Merger, these payments would become due.

     Certain members of the Board of Directors of Wometco and certain of its executive officers hold, through various partnerships, direct and indirect interests in Peachtree, which is the sole voting stockholder and holder of substantially all of the Non-Voting Common Stock of Wometco.

              BUSINESS AND FINANCIAL INFORMATION REGARDING WOMETCO


BUSINESS OF WOMETCO

     Wometco, through various subsidiaries, owns and operates the Wometco Systems, which serve portions of the Atlanta, Georgia area, including most of Gwinnett, Cobb and Clayton counties. As of June 30, 1994, the Wometco Systems served more than 230,000 subscribers.

     In addition, pursuant to a management agreement, Wometco manages the GCTV Systems. Simultaneously with the consummation of the Merger, a subsidiary of U S WEST is acquiring the assets comprising the GCTV Systems, and such assets will then be immediately transferred to Wometco. The GCTV Systems serve the City of Atlanta and portions of the Atlanta metropolitan area, including most of DeKalb and Fulton counties. As of June 30, 1994, the GCTV Systems served more than 205,000 subscribers.

     Both the Wometco Systems and the GCTV Systems (collectively, the "Systems") are substantially built-out and fully addressable with at least 54-channel capacity. Both the channel capacity and addressability of the Systems exceeds the national average for cable systems. Geographic concentration of the Systems also allows Wometco and GCTV to serve their subscribers with fewer headends and maintain efficient customer service and administrative facilities. In addition, the combined share of the Atlanta metropolitan market held by Wometco and GCTV and the location of Wometco's franchises in areas immediately adjacent to GCTV's has enabled Wometco and GCTV to cooperate in advertising sales and joint promotions of the Systems.

     As of June 30, 1994, the Systems accounted for over two-thirds of the metropolitan Atlanta market in terms of number of subscribers served, and together constituted the largest contiguous cable operation in the southeastern United States. No material part of Wometco's or GCTV's franchise areas has been overbuilt by any other cable system.

     A majority of the equity interests in both Wometco and GCTV are currently held indirectly by Robert M. Bass and persons, including members of the senior management of Wometco, who have often invested with Mr. Bass or who are officers

SELECTED FINANCIAL DATA OF WOMETCO

     The selected financial data set forth below with respect to Wometco's consolidated statements of operations for each of the years in the three year period ended December 31, 1993, and with respect to the balance sheet data at December 31, 1993 and 1992, are derived from the audited consolidated financial statements of Wometco and subsidiaries, which are included herein. The independent auditor's report in the December 31, 1993 consolidated financial statements refers to a change in accounting for income taxes. The statement of operations data for the years ended December 31, 1990 and 1989, and the balance sheet data at December 31, 1991, 1990 and 1989, are derived from audited consolidated financial statements not included in this registration statement. The financial data as of June 30, 1994 and for the six months ended June 30, 1994 and 1993 are derived from the Wometco's unaudited consolidated financial statements for such periods and, in the opinion of Wometco, include all normal recurring adjustments which Wometco considers necessary for a fair presentation of its financial position and results of operations for these periods. Operations for the six months ended June 30, 1994 are not necessarily indicative of results that may be expected for the entire year ending December 31, 1994. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" of Wometco. The data set forth below should be read in conjunction with the consolidated Financial Statements, related Notes and other financial information included in this registration statement.



                                                                                                               SIX MONTHS ENDED
                                                                          YEAR ENDED DECEMBER 31,                  JUNE 30,
                                                              -------------------------------------------       --------------
                                                              1993      1992       1991      1990    1989       1994      1993
                                                              ----      ----       ----      ----    ----       ----      ----
                                                          (IN THOUSANDS, EXCEPT PER SHARE AND SUBSCRIBER DATA)    (UNAUDITED)

STATEMENT OF OPERATIONS DATA:
     Revenues                                               $105,237   $94,263   $80,545   $66,100  $56,411   $54,186    $52,481
     Operating expenses                                       52,047    46,138    41,369    33,981   26,638    27,104     25,702
     Operating income before interest,
         taxes, depreciation and
         amortization                                         53,190    48,125    39,176    32,119   29,773    27,082     26,779
     Depreciation and amortization                            18,954    15,416    20,276    14,898   12,309     9,916      8,165
                                                            --------   -------   -------   -------  -------  --------   --------
     Operating income                                         34,236    32,709    18,900    17,221   17,464    17,166     18,614
     Interest expense and other (net)                         13,323    13,725    15,404     2,947       60     5,477      6,420
                                                            --------   -------   -------   -------  -------  --------   --------
     Income before income taxes and
         extraordinary item and
         cumulative effect of
         change in accounting
         principle                                            20,913    18,984     3,496    14,274   17,404    11,689     12,194
     Income taxes                                              8,221     8,062     2,011     7,186    6,252     5,068      4,793
                                                            --------   -------   -------   -------  -------  --------   --------
     Income before extraordinary
         item and cumulative
         effect of change in accounting
         principle                                            12,692    10,922     1,485     7,088   11,152     6,621      7,401
     Extraordinary item - loss                                             -        (639)      -        -         -          -
     Cumulative effect of change
         in accounting principle -
         expense                                             (61,944)      -         -         -        -        -       (61,944)
                                                            --------   -------   -------   -------  -------  --------    --------
     Net income (loss)                                      ($49,252)  $10,283    $1,485    $7,088  $11,152    $6,621   ($54,543)
                                                            --------   -------   -------   -------  -------  --------    --------
                                                            --------   -------   -------   -------  -------  --------    --------

     Cash dividends paid - common                            $14,235   $12,176  $108,295       -        -      $6,706     $8,823
     Cash dividends paid - cumulative
         redeemable preferred stock                              -         -         -      $2,449   $5,665       -          -


                                      25



                                                                                                                SIX MONTHS ENDED
                                                     -------------------------------------------                 --------------
                                                     1993         1992         1991       1990      1989         1994      1993
                                                     ----         ----         ----       ----      ----         ----      ----
                                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)       (UNAUDITED)
PER SHARE DATA:
     Income before extraordinary
         item and cumulative effect
         of change in accounting
         principle per share                           $2.16       $1.86       $0.25       $1.20     $1.90      $1.13      $1.26
     Extraordinary item per share                        -        ($0.11)        -           -         -          -          -
     Cumulative effect of change
         in accounting principle -
         expense per share                           ($10.53)        -           -           -         -          -      ($10.53)
     Net income (loss) per share                      ($8.37)      $1.75       $0.25       $1.20     $1.90      $1.13     ($9.27)
     Cash dividends paid -  common
         per share                                     $2.42       $2.07      $18.41         -         -        $1.14      $1.50
     Cash dividends paid - cumulative
         redeemable preferred                            -           -           -        $0.72      $1.68        -          -
         stock per share

BALANCE SHEET DATA:
     Total assets                                   $262,809    $257,149    $263,976    $264,703  $246,276   $259,791   $254,153
     Total debt                                     $139,143    $150,965    $157,353     $47,166    $1,449   $134,152   $142,745
     Cumulative redeemable
         preferred stock                                 -           -           -           -     $33,808        -          -
     Total stockholders' equity                      $26,278     $87,649     $91,294    $202,020  $200,282    $26,715    $28,505

     Shares outstanding:
         Class A voting common
           stock                                       5,000       5,000       5,000       5,000     5,000      5,000      5,000
         Class B non voting common
           stock                                         882         882         882         882       882        882        882

FINANCIAL AND OTHER DATA:
     Operating margin before
         depreciation and
         amortization                                  50.5%       51.1%       48.6%       48.6%     52.8%      50.0%      51.0%
     Capital expenditures                             11,478       9,862      13,654      33,694    18,762      7,462      6,121

SUMMARY SUBSCRIBER DATA:
     Homes passed                                    349,700     339,600     331,800     325,600   312,500    356,500    346,300
     Basic subscribers                               219,900     208,600     194,200     181,900   164,400    231,800    212,800


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS OF WOMETCO


RESULTS OF OPERATIONS

     GENERAL

     Wometco earns substantially all its revenues from monthly subscriber fees for basic service, cable programming service, premium channel services and ancillary services (such as rental of converters, rental of remote control devices, installations, and, in periods prior to September 1993, additional outlets charges), local and national advertising sales and pay-per-view programming. Beginning in September 1993, approximately 65% of Wometco's revenues became regulated under the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") and the regulations promulgated by the Federal Communications Commission (the "FCC") thereunder.

     Revenues increased 17.0% from fiscal 1991 to fiscal 1992, 11.6% from fiscal 1992 to fiscal 1993 and 3.2% for the six-month period ended June 30, 1994 over the six-month period ended June 30, 1993. The 1992 and 1993 increases resulted primarily from rate increases and subscriber growth; the increases for the six months ended June 30, 1994 resulted primarily from subscriber growth. The 1992 Cable Act effectively reduced the budgeted rate of increases in revenues due to mandated rate reductions beginning in September 1993.

COMPARISON OF SIX MONTHS ENDED JUNE 30, 1994 AND 1993

     REVENUES

     Revenues for the six months ended June 30, 1994 increased 3.2%, or $1.7 million, over the corresponding 1993 period. The rate regulations, which took effect in September 1993, reduced 1994 revenues for the six-month period by approximately $2.5 million. The effect of such reduction was to offset increased revenues from additional subscribers added during the period. Advertising revenues for the 1994 period increased approximately $960,000, or 21.3%, over the corresponding 1993 period due primarily to rate increases, and premium and pay-per-view revenues increased approximately $950,000 for the 1994 period due principally to the reduced number of special pricing packages made available to new subscribers and to the increased number of subscribers to these services.

     DIRECT OPERATING COSTS AND PROGRAMMING EXPENSES

     Direct operating costs for the six months ended June 30, 1994 increased 3.5% over the corresponding 1993 six month period, primarily as a result of increased 7% over the 1993 period, principally as a result of additional fees paid to program providers primarily for additional subscribers.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

     Selling, general and administrative expenses, which consist of costs related to Wometco's offices, customer service representatives and administrative employees, for the six months ended June 30, 1994 increased 6.6% over the corresponding 1993 six month period. Franchise fee expense accounted for the majority of such increase, principally as a result of increased revenues and increases in rates charged by local franchising authorities.

     DEPRECIATION AND AMORTIZATION

     Depreciation and amortization for the six-month period ended June 30, 1994 increased approximately 21% over the corresponding 1993 period. The increase was primarily due to an adjustment in the depreciation of assets resulting from the application of FASB Statement No. 109, "Accounting for Income Taxes". Both amortization expense related to acquired franchise costs and goodwill remained relatively constant for the periods.

     INTEREST EXPENSE

     Net interest expense for the six-month period ended June 30, 1994 period decreased approximately $950,000 from the corresponding 1993 period to $5.5 million, principally as the result of the expiration of interest rate protection agreements ("SWAPS") in early April 1994. Interest expense attributable to the SWAPS was $1.4 million in the 1994 period and $2.4 million in the corresponding 1993 period. For the six months ended June 30, 1994, bank debt interest rates, including the effect of the SWAPS, were 7.7%, down from the 1993 effective rates of 9.3% principally as a result of the effect of interest on terminated
SWAPS. Average outstanding debt decreased to $136.3 million in the 1994 period from $145.4 million in the 1993 period.


     INCOME TAXES

     Wometco recognized income tax expense of $5,068,000 and $4,793,000 for the six-month periods ended June 30, 1994 and 1993, respectively. The increase during the 1994 period resulted primarily from increased taxable income. Effective January 1, 1993, Wometco changed its method of accounting for income taxes to FASB Statement No. 109.

COMPARISON OF YEARS ENDED DECEMBER 31, 1993 AND 1992

     REVENUES

     Revenues for the year ended December 31, 1993 increased 11.6% over the prior year, primarily as a result of subscriber rate increases and increases in the average number of subscribers. Advertising revenues also increased due to better utilization of available spot inventory. Premium and pay-per-view revenues increased due to enhanced product availability. At year end 1993, after giving effect to the 1992 Cable Act and FCC implementing rate regulations, approximately two-thirds of Wometco's total revenues were potentially subject to rate regulations.


     Service costs for fiscal 1993 increased 6.3% over fiscal 1992, primarily as a result of additional costs generated by increased advertising sales. Programming costs for fiscal 1993 increased 12.7% over fiscal 1992, principally as a result of additional fees paid to program providers for additional subscribers. As a percentage of revenues, direct operating and programming expenses decreased slightly in fiscal 1993 compared to fiscal 1992.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

     Selling, general and administrative expenses increased 22% for fiscal 1993 over fiscal 1992. As a percentage of revenues, such expenses were 14.5% in 1993 compared to 13.3% in 1992. Franchise fee expense made up the largest portion of the increase in this category, principally as a result of increased revenues and
increases in rates charged by local franchising authorities.   Franchise fee
expenses are generally passed through to Wometco's subscribers and are recovered as a part of Wometco's gross revenue stream. Fiscal 1993 also reflected higher professional fees due to compliance with the 1992 Cable Act and the FCC regulations promulgated thereunder.

     DEPRECIATION AND AMORTIZATION

     Depreciation and amortization for fiscal 1993 increased approximately 23% over fiscal 1992, due primarily to a 34% increase in depreciation expense resulting from the application of FASB Statement No. 109. Both amortization expense related to acquired franchise costs and goodwill remained relatively constant for the periods.

     INTEREST EXPENSE

     Net interest expense for fiscal 1993 decreased to $13.3 million from $13.7 million in fiscal 1992. Interest rates, including the effect of cost of interest rate protection agreements, were 8.8.% in fiscal 1993, up slightly from the 1992 effective rates of 8.6%. Average outstanding debt decreased to $144 million in fiscal 1993 from $153 million in fiscal 1992.

     INCOME TAXES

     Wometco recognized income tax expense of $8,221,000 and $8,062,000 for the years ended December 31, 1993 and 1992, respectively. Effective January 1, 1993, Wometco changed its method of accounting for income taxes to FASB Statement No. 109. The tax provision for fiscal 1993 includes an increase in income tax expense of approximately $200,000 relating to the federal income tax rate change from 34% to 35%.

     CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLES

     Effective January 1, 1993 the Company adopted FASB Statement No. 109, which resulted in a one-time non-cash charge of $61,944,000.

COMPARISON OF YEARS ENDED DECEMBER 31, 1992 AND 1991

     REVENUES

     Revenues for the year ended December 31, 1992 increased 17% over the 1991 fiscal year, primarily due to higher average monthly subscriber rates and increases in the number of subscribers. Rates for premium channel subscriptions packaging rates. Revenues from Wometco's advertising operations also increased in fiscal 1992 over fiscal 1991, primarily due to the addition of new cable channels which increased the number of advertising spots available for sale.

     Premium channel subscription revenues decreased in 1992 over 1991 as a result of special promotional packaging of premium services in 1992. Pay-per-view revenues increased 22% over the comparable 1991 period as a result of the installation of additional addressable converters made after the 1989-1991 upgrade to 62 channels.

     DIRECT OPERATING COSTS AND PROGRAMMING EXPENSES

     Direct operating costs and programming combined expenses for fiscal 1992 increased 7.8% over fiscal 1991. Direct operating costs, increased 7.4%, primarily due to increases in advertising operation costs. Programming expenses increased 8.2%, principally as a result of additional subscribers.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

     Selling, general and administrative expenses increased 22.9% in 1992 over 1991, primarily as a result of increases in the number of subscribers served. As a percentage of revenues, such expenses increased to 13.3% in

1992 compared to 12.7% in 1991. Franchise fee expenses due to increased revenues and advertising operations increases accounted for the majority of the change in this category.

     DEPRECIATION AND AMORTIZATION

     Depreciation and amortization for the year ended December 31, 1992 decreased approximately 24% compared to 1991. Although amortization remained relatively unchanged, depreciation expense decreased 31% over the 1991 period, principally due to assets acquired in 1986 becoming fully depreciated in 1991.

     INTEREST EXPENSE

     Net interest expense for fiscal 1992 decreased by 10.9% over the fiscal 1991 amount. This reduction was primarily the result of lower effective interest rates, which averaged 8.5% in 1992 as compared to 9.1% in 1991. Average outstanding debt in 1992 also decreased slightly from 1991. Interest expense for 1992 included $3.0 million in payments made in connection with interest rate protection agreements.

     INCOME TAXES

     Income taxes increased from $2.0 million in 1991 to $8.1 million in 1992 as a result of increased taxable income due principally to increased sales.

     EXTRAORDINARY ITEM

     The 1992 amendment to Wometco's senior debt facility resulted in the write-off of prior unamortized deferred loan fees totaling $1,031,000 ($639,000 net of taxes).

LIQUIDITY AND CAPITAL RESOURCES

     GENERAL

     Wometco's businesses are capital intensive and require cash for continuing development and expansion. Wometco has historically met its cash needs through income from short-term investments and cash flow from operating and financing activities.

     CAPITAL EXPENDITURES

were $11,478,000, $9,611,000 and $13,540,000, respectively.  A substantial portion of such capital expenditures were attributable to the increase in the number of new homes passed (primarily new construction) and the addition of new subscribers from currently served areas. Capital expenditures for the first half of 1994 totalled approximately $7.5 million.

     FINANCING ACTIVITIES

     Wometco's ability to generate cash adequate to meet its needs depends generally on its results of operations and on the availability of external financing. Wometco funds its working capital requirements, capital expenditures and principal and interest obligations on its long-term borrowings from internally generated funds.

     Wometco's existing bank credit facility consists of a $35 million revolving credit facility and term loans (at the subsidiaries level) totaling $129.4 million. Wometco's principal stockholder, Peachtree also has a credit facility, under which $110.6 million was outstanding at June 30, 1994. Both loan agreements are cross collateralized, with the partnership units in Peachtree and the stock of Wometco and its subsidiaries pledged as collateral.

     Wometco had approximately $30.5 million available under its revolving credit facility at June 30, 1994. Under the most stringent covenants of the bank loan agreement, $5.5 million was immediately available at June 30, 1994.

     Wometco's weighted average interest rate on its bank debt decreased from 9.1% in 1991 to 8.5% in 1992, increased to 8.8% in 1993 and averaged 9.9% for the six-month period ended June 30, 1994. At June 30, 1994, all of Wometco's and Peachtree's bank debt was at floating rates.

     Wometco anticipates that, for the foreseeable future, interest expense will be a significant cost. Although Wometco has been able to meet its financing requirements through internally generated funds, there can be no assurance that Wometco will be able to continue to do so in the future or, alternatively, that it will be able to obtain new financing or to refinance its existing indebtedness.

     Wometco has preliminarily determined that, due to the 1993 and 1994 rate reductions mandated by the 1992 Cable Act, it will be unable to meet certain of its covenant requirements under its bank debt agreements in the latter part of 1994. Wometco's lenders have agreed to modify certain of such covenants through year-end 1994, and, therefore, most of the $30.5 million unused revolving credit facility at June 30, 1994 will become available for immediate use. Wometco intends to seek longer term modifications of bank covenants and debt repayment amortization schedules with its lenders during the fourth quarter of 1994. However, there can be no assurance that any such modifications will be approved, or that if changes are approved, the interest rate on Wometco's bank debt would

     Wometco had in place interest rate protection agreements on $115 million notional amount for the period from April 1992 to April 1994. Interest accrued in connection with these agreements was $3,001,000 and $5,201,000 for the years ended December 31, 1992 and 1993, respectively, and $1,408,000 for the six-month period ended June 30, 1994.

     FRANCHISES

     Franchises serving approximately 8% of Wometco's subscribers expire within five years. There can be no assurance that the franchises for Wometco's systems will be renewed as they expire, although Wometco believes that its cable television systems generally have been operated in a manner which satisfies the franchise renewal standards established by the Cable Communications Policy Act of 1984, as amended by the 1992 Cable Act, and which would warrant franchise renewal. However, Wometco cannot predict the impact of any additional or different conditions that might be imposed by the franchising authorities in connection with renewals.

CABLE RATE REGULATION DEVELOPMENTS

     On April 1, 1993, the FCC adopted regulations effective September 1, 1993, implementing the provisions of the 1992 Cable Act governing the rates charged to subscribers for basic service, cable programming service and related equipment (the "Regulated Services"). Rates charged for pay-per-channel and pay-per-view offerings are not regulated by the 1992 Cable Act.

     Under the FCC's regulations, rates for basic service and associated equipment are subject to regulation primarily by local franchising authorities which are certified to do so by the FCC and rates for the cable programming service tier are subject to regulation by the FCC upon the filing of a rate complaint. The FCC has adopted a benchmark and price cap methodology as the principal method of regulating rates for Regulated Services. Cable operators wishing to justify and charge rates above the allowable level under the FCC's benchmark methodology may attempt to do so using a cost-of-service showing. Under the FCC's April 1993 regulations, cable operators whose rates for Regulated Services were above FCC benchmark levels were required, as of September 1, 1993, absent a successful cost-of-service showing, to reduce those rates to the benchmark level or by up to 10% of the rates in effect on September 30, 1992, adjusted for inflation and channel modifications occurring subsequent to September 30, 1992 and equipment costs, whichever reduction was less, to avoid a refund liability.

     Wometco revised its rates on September 1, 1993 in light of applicable FCC benchmarks. Wometco's rates for basic services are subject to review by local franchising authorities. Additionally, certain of Wometco's systems are subject to subscriber complaints which trigger FCC review of rates for cable programming demonstrate the reasonableness of its rates under FCC standards, it could be required to retroactively and prospectively reduce its rates to the appropriate benchmark level and refund the excess portion of rates received since September 1, 1993. The amount of refunds, if any, which could be payable by Wometco is not currently estimable.

     Wometco's compliance with the 1992 Cable Act and the FCC rate regulations promulgated thereunder reduced 1993 revenues during the last four months of the year by approximately $1.6 million; because there are few expenses directly associated with such revenue decreases, operating income was reduced by an amount approximating $1.5 million. The effect on revenues for the first six months of 1994 was a reduction of approximately $2.5 million. Wometco anticipates that compliance with the 1992 Cable Act and the FCC regulations will also reduce its budgeted rate of increases in revenues for future periods.

     On February 22, 1994, the FCC adopted a modification to its benchmark methodology, effective May 15, 1994, that will generally require rate reductions for Regulated Services, absent a successful cost-of-service showing, of up to 17% of the rates in effect on September 30, 1992.

     Subject to any necessary franchising authority approvals, systems are permitted to adjust 1994 regulated rates for: (1) an increase for inflation occurring between October 1, 1992 and September 30, 1993; (2) changes in external costs occurring since the earlier of initial regulation of a system or February 28, 1994; and (3) changes resulting from the addition or deletion of program channels to regulated service tiers since September 30, 1992. Because of the complexity of the FCC's revised rate regulations and the pendency of various unresolved rate regulation issues before the FCC, Wometco cannot presently estimate the effect of such revised regulations on the operating income of its cable systems. Effective July 14, 1994, Wometco reduced its basic service rates in all franchises in an effort to comply with the modified benchmarks and regulations. Cable programming service rates were also reduced to comply with FCC rate rules in franchises subject to regulation. Wometco is not currently contemplating any filings under the FCC's cost-of-services showing procedures.


INFLATION.

     Inflation has not had a significant effect on any of Wometco's results of operations during the three and one-half year period ended June 30, 1994.

                          SECURITY OWNERSHIP OF WOMETCO


     Wometco currently has two classes of authorized capital stock, Voting Common Stock and Non-Voting Common Stock. There are 5,000,000 shares of Voting Common Stock authorized, all of which were issued and outstanding as of August 30, 1994 and were held by Peachtree. Of the 1,000,000 shares of Non-Voting outstanding as of August 30, 1994, 52.996 shares of which were beneficially owned by an unrelated individual and the remaining 882,301.945 shares of which were held by Peachtree. Each share of Wometco Voting Common Stock and Non-Voting Common Stock outstanding on the date of the Merger Agreement will be converted into the right to receive certain securities of U S WEST. See "The Merger Agreement--Conversion of Shares; Exchange of Stock Certificates."



                       COMPARISON OF STOCKHOLDERS' RIGHTS

     Upon consummation of the Merger, the stockholders of Wometco will become shareholders of U S WEST. The following summary compares the material differences between the rights of holders of U S WEST Shares and the rights of holders of Wometco Shares. These differences arise from (i) the distinctions between the laws of the jurisdictions in which U S WEST and Wometco are incorporated (Colorado and Delaware, respectively) and (ii) the distinctions between the Articles of Incorporation and By-Laws of U S WEST and the Restated Certificate of Incorporation and By-Laws of Wometco.

          The following summary does not purport to be a complete statement of the rights of holders of U S WEST Shares and Wometco Shares under, and is qualified in its entirety by reference to, Colorado and Delaware law, the respective Articles and Restated Certificate of Incorporation and the By-Laws of U S WEST and Wometco.


CHARTER AND BY-LAW AMENDMENTS

     Under Colorado law, except for certain specified matters, an amendment to the articles of incorporation must be proposed by the board of directors or the holders of shares representing at least ten percent of all of the votes entitled to be cast on the amendment, and must then be approved by the holders of a majority of all outstanding shares entitled to vote thereon. A corporation's articles of incorporation may contain provisions requiring a supermajority vote for such amendments. For amendments of certain provisions relating to the approval of specified business combinations and certain matters regarding directors, U S WEST's Articles of Incorporation require the affirmative vote of 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors, unless the proposed amendment has been approved by at least 2/3 of the Board of Directors, in which case the affirmative vote of at least 2/3 of the outstanding shares of capital stock entitled to vote generally in the election of directors is required. U S WEST's Articles of Incorporation contain no other provisions relating to amendments thereof.

     Under Colorado law, by-laws may be amended or repealed by the board of directors or the shareholders, unless the articles of incorporation reserve that power exclusively to the shareholders or a particular bylaw expressly prohibits By-Laws provide that the By-laws may be adopted, amended, altered, changed, or repealed either by the affirmative vote of the holders of eighty percent of the outstanding shares of voting stock of the corporation or by the affirmative vote of two-thirds of the members of the Board of Directors.

     Under Delaware law, amendments to a certificate of incorporation must be adopted by the board of directors, and must then be approved by the holders of a majority of all outstanding shares entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote as a class. A corporation's certificate of incorporation may contain provisions requiring a supermajority vote for such amendments. Wometco's Restated Certificate of Incorporation does not contain any such provisions.

     Under Delaware law, by-laws may be adopted, amended, or repealed by stockholders entitled to vote. A corporation's certificate of incorporation may confer the power to adopt, amend, or repeal by-laws upon the directors. The Restated Certificate of Incorporation of Wometco expressly authorizes the board of directors to make, alter or repeal the By-laws.


DIRECTORS

          Under Colorado law, a corporation's board of directors must consist of one or more members. The number shall be specified in or fixed in accordance with the by-laws, or the by-laws may establish a range for the size of the board of directors. U S WEST's Articles of Incorporation provide that the number of directors shall be fixed by the By-laws, but shall not be less than six nor more than seventeen. U S WEST's By-laws currently fix the number of directors at thirteen.

          Under Colorado law, the articles of incorporation may provide for the terms of directors to be divided into staggered classes. U S WEST's Articles of Incorporation and By-laws divide the initial Board of Directors into three classes, each class being as nearly equal in number as possible, with the term of office of the directors of the first class expiring at the first annual meeting of shareholders after their election, that of the second class expiring at the second annual meeting after their election, and that of the third class expiring at the third annual meeting after their election. At each annual meeting thereafter, a number of directors equal to the number of the class whose term expires at such meeting shall be elected to hold office for a three year term.

     Under Colorado law, unless a greater number is required by the by-laws, a majority of the board of directors constitutes a quorum. The affirmative vote of a majority of directors present constitutes the act of the board of directors unless the vote of a greater number of directors is required. U S WEST's By-laws provide that a majority of the number of directors constitutes a quorum for a meeting at which a quorum is present constitutes the acts of the board of directors.

     Under Delaware law, a corporation's board of directors must consist of one or more members, with the number fixed by, or in the manner provided in, the by-laws. If, however, the certificate of incorporation fixes the number of directors, a change in the number of directors may be made only by amendment of the certificate. Wometco's Restated Certificate of Incorporation does not fix the number of directors. Wometco's By-Laws provide that the number of directors which shall constitute the whole board shall be at least one, but no more than twelve, as determined from time to time by resolution of the board of directors. The Wometco board has currently fixed the number of directors at 5.

     Under Delaware law, the certificate of incorporation, the initial by-laws, or the by-laws adopted by a vote of the stockholders may provide that the directors be divided into one, two or three staggered classes. Wometco's Restated Certificate of Incorporation and By-laws do not contain any such provision.

     Under Delaware law, a majority of the total number of directors constitutes a quorum for the transaction of business unless the certificate of incorporation or the by-laws require a greater number. Unless the certificate of incorporation provides otherwise, the by-laws may provide that a number less than a majority constitutes a quorum, which in no case may be less than one-third of the total number of directors. The vote of the majority of the directors present at a meeting at which a quorum is present constitutes the act of the board of directors unless the certificate of incorporation or the by-laws require a vote of a greater number. Wometco's Bylaws provide that a majority of the directors constitutes a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum constitutes the act of the board of directors.


REMOVAL OF DIRECTORS

     Under Colorado law, unless the articles of incorporation provide that directors may be removed only for cause, one or more directors may be removed with or without cause, by a vote of a majority of all shareholders entitled to vote in the election of such directors at a meeting called expressly for that purpose. A director may be removed by the district court of the county in which the corporation's principal or registered office is located, in a proceeding commenced either by the corporation, or by shareholders holding at least ten percent of the outstanding shares of any class, if the court finds that the director engaged in fraudulent or dishonest conduct or gross abuse of authority or discretion with respect to the corporation, and that removal is in the best no member of the board of directors may be removed unless such removal is approved by the vote of the holders of eighty percent of the outstanding voting stock of the corporation.

     Under Delaware law, any director or the entire board of directors of a corporation without a classified board or cumulative voting may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. In the case of a Delaware corporation having cumulative voting, if less than the entire board is to be removed, a director may not be removed without cause if the number of votes cast against such a removal would be sufficient to elect the director under cumulative voting. A director of a corporation with a classified board of directors can be removed only for cause unless the certificate of incorporation otherwise provides. Pursuant to Wometco's By-laws and Restated Certificate of Incorporation, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.


NEWLY CREATED DIRECTORSHIPS AND VACANCIES

          Under Colorado law, unless otherwise provided in the articles of incorporation, if a vacancy occurs on a board of directors, including a vacancy resulting from an increase in the number of directors, the shareholders or the board of directors may fill the vacancy. If the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all directors remaining in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting or at a special meeting of shareholders called for that purpose.

          Under Delaware law, unless otherwise provided in the certificate of incorporation or by-laws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. Wometco's substantially the same manner.

CUMULATIVE VOTING

     Under Colorado law, shareholders are entitled to cumulative voting in the election of directors unless otherwise provided in the corporation's articles of incorporation. U S WEST's Articles of Incorporation expressly provide that there shall be no cumulative voting in the election of directors.

     Under Delaware law, a certificate of incorporation may provide for cumulative voting for the election of directors. Wometco's Restated Certificate of Incorporation contains no such provision.


LIMITATION ON DIRECTOR'S LIABILITY

     Under Colorado law, a corporation's articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) for certain excess or prohibited distributions; or (iv) for any transaction for which the director derived an improper personal benefit. No provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such a provision becomes effective.
U S WEST's Articles of Incorporation contain a provision eliminating or limiting the personal liability of directors to the extent permitted by Colorado law.

     The Delaware General Corporation Law contains a provision for limiting director's liability which is substantially similar to the corresponding provisions under Colorado law as summarized above. Wometco's Restated Certificate of Incorporation limits the liability of a director for a breach of fiduciary duty as a director to the fullest extent permitted by law. Any repeal or modification of this provision of the Restated Certificate of Incorporation may not adversely affect any right of a director of the corporation existing at the time of such repeal or modification.


INDEMNIFICATION

     Under Colorado law, a director may be indemnified only if (a) the director acted in good faith and (i) in the case of conduct in an "official capacity," the director reasonably believed that his or her conduct was in the corporation's best interest and (ii) in all other cases, the director reasonably believed that his or her conduct was at least not opposed to the best interests of the corporation and (b) in the case of any criminal proceeding, the director must have had no reasonable cause to believe his or her conduct was unlawful. Whether or not a director acted in an official capacity (i) he may not be in the right of the corporation or if he received improper personal benefit,
(ii) he must be indemnified by the corporation if he was wholly successful, on the merits or otherwise, in defense of any proceeding to which the person was a party because the person is or was a director (unless the corporation's articles of incorporation limit this right to mandatory indemnification) and (iii) any other indemnification provision, whether in the corporation's charter, by-laws, in a contract other than an insurance policy, or otherwise, is valid only to the extent the provision is not inconsistent with Colorado law.

     Under Colorado law, an officer of a corporation is entitled to mandatory indemnification, and an officer, employee, fiduciary, or agent of the corporation is entitled to indemnification and the advancement of expenses, in each case to the same extent as a director. Unlike directors, however, officers, employees, fiduciaries, or agents of a corporation may be indemnified and receive advances on expenses to a greater extent than is provided by Colorado law, if not inconsistent with public policy, and if provided for by the corporation's bylaws, general or specific action of the corporation's board of directors or shareholders, or contract.

     U S WEST's By-laws provide that the corporation will indemnify any person against any judgment, settlement, penalty, fine or reasonable expenses (including attorneys' fees), incurred in connection with any proceeding in which the person may be involved as a party or otherwise, by reason of the fact that such person is or was serving in the capacity as a director, officer, employee, or agent of the corporation or, at the request of the corporation, as a director, officer, employee, agent, fiduciary, or trustee of another corporation, partnership, joint venture, trust, employee benefit plan, or other entity or enterprise, except to the extent that any such indemnification against a particular liability is expressly prohibited by applicable law or where a judgment or other final adjudication adverse to the indemnified representative establishes, or where the corporation determines, that his or her acts or omissions (i) were in breach of such person's duty of loyalty to the corporation or its shareholders, (ii) were not in good faith or involved intentional misconduct or a knowing violation of law, or (iii) resulted in receipt by such person of an improper personal benefit.

     Under Delaware law, a corporation may indemnify any person who was or is a party to or is threatened to be made a party to an action by reason of the person's service as a director, officer, employee or agent of the corporation or his service, at the corporation's request, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other amounts paid in settlement that are actually and reasonably incurred by that person in connection with such action. Delaware law does not distinguish between conduct in an official or unofficial capacity, and provides that in all cases the corporation may indemnify a person if the person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Additionally, Delaware law does not permit indemnification in any action by or in the right of the corporation where such person has been adjudged liable to the corporation unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity. Wometco's By-laws provide for indemnification to the fullest extent authorized by Delaware law.


SHAREHOLDER VOTE REQUIRED FOR CERTAIN TRANSACTIONS

     Under applicable Colorado law, a plan of merger or share exchange or a transaction involving the sale, lease, exchange or other disposition of all or substantially all of the corporation's property must be adopted by the board of directors of the corporation and then, unless otherwise provided in the articles of incorporation, subject to certain exceptions, approved by each voting group entitled to vote separately on the plan or transaction by two-thirds of all the votes entitled to be cast on the plan or transaction by that voting group. Separate voting by voting groups is required (i) on a plan of merger if the plan contains a provision that, if contained in an amendment to the articles of incorporation, would require action by one or more voting groups, and (ii) on a plan of share exchange by each class or series involved in the exchange. U S WEST's Articles of Incorporation provide that, except for certain business combinations, a plan of merger must be approved by a majority of the shares entitled to vote thereon, unless any class of shares is entitled to vote as a class thereon, in which event the plan must be approved by a majority of the shares of each class entitled to vote as a class thereon and of the total shares entitled to vote thereon.

     Under Delaware law, an agreement of merger or a sale, lease or exchange of all or substantially all of the corporation's assets must be approved by the board of directors of the company and then adopted by the holders of a majority of the outstanding stock of the corporation entitled to vote thereon.


SPECIAL MEETINGS OF SHAREHOLDERS; SHAREHOLDER ACTION BY WRITTEN CONSENT

     Under Colorado law, a special meeting of shareholders may be called by the board of directors or the person or persons authorized by the bylaws to call such a meeting, or upon the written demand of holders of any issue proposed to be considered at the meeting. U S WEST's By-laws provide that special meetings of the shareholders may be called for any purpose by the chairman of the board or by the board of directors, and will be called by the chairman of the board at the request of the holders of not less than one-third of the outstanding shares of the corporation entitled to vote at the meeting.

     Under Colorado law, unless the articles of incorporation require that action be taken at a shareholders' meeting, any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if all of the shareholders entitled to vote thereon consent to such action in writing. U S WEST's Articles of Incorporation do not contain provisions regarding shareholder action by written consent.

     Delaware law provides that special meetings of the stockholders may be called by the board of directors or by such persons as may be authorized by the corporation's charter or by-laws. Wometco's By-laws provide that special meetings of the stockholders, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.

     Under Delaware law, unless otherwise provided in the certificate of incorporation, any action required to or which may be taken at any annual or special meeting of stockholders of a corporation, may be taken without a meeting by the written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Wometco's Restated Certificate of Incorporation does not contain provisions regarding stockholder action by written consent.


BUSINESS COMBINATIONS FOLLOWING A CHANGE IN CONTROL

     The Colorado Business Corporation Act does not contain any special provisions for business combinations following a change in control. U S WEST's Articles of Incorporation, however, include a "fair price provision" which requires the affirmative vote of 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors to approve certain business combinations (including certain mergers, security issuances, recapitalizations, liquidations and the sale, lease or transfer of a substantial part of U S WEST's assets) involving U S WEST or a subsidiary and an owner of 10% or more of the outstanding U S WEST Common Stock ("related person"), unless either (i) such business combination is approved by a majority of the directors price" (as defined therein) for their holdings and other procedural requirements are met.

     Section 203 of the Delaware General Corporation Law ("Section 203") prohibits certain transactions between a Delaware corporation and an "interested stockholder." An "interested stockholder" for purposes of this Delaware Law provision is a stockholder that is directly or indirectly a beneficial owner of 15% or more of the voting power of the outstanding voting stock of a Delaware corporation (or its affiliate or associate). The provision prohibits certain business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder acquired the stock, unless (i) the business combination is approved by the corporation's board of directors prior to the stock acquisition date, (ii) the interested stockholder acquired at least 85% of the voting stock of the corporation in the transaction in which he became an interested stockholder or (iii) the business combination is approved by a majority of the board of directors and the affirmative vote of two-thirds of disinterested stockholders.

DISSENTERS' RIGHTS

     Under Colorado law, a shareholder who complies with prescribed statutory procedures, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of his or her shares in the event of (i) consummation of a plan of merger to which the corporation is a party, if approval by the shareholders of that corporation is required for the merger, or the corporation is a subsidiary that is merged with its parent corporation, (ii) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, (iii) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required, (iv) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition, and (v) an amendment to the articles of incorporation that materially and adversely affects rights in respect of the shares. A shareholder entitled to dissent and obtain payment for the shareholder's shares may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     Generally, stockholders of a Delaware corporation who dissent from a merger or consolidation of the corporation are entitled to appraisal rights, requiring the surviving corporation to purchase the dissenting shares at fair value. stockholders of a Delaware corporation whose shares of stock are either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 stockholders where such stockholders receive only shares of stock of the corporation surviving or resulting from the merger or consolidation (or cash in lieu of fractional interests therein). Delaware Law does not provide appraisal rights to stockholders who dissent from the sale of all or substantially all of the corporation's assets unless the certificate of incorporation provides otherwise. Wometco's Restated Certificate of Incorporation does not provide for such rights.


DIVIDENDS

     Under Colorado law, dividends may be paid so long as after payment of the dividends the corporation can pay its debts when they become due in the usual course of business, or the total assets of the corporation are not less than the sum of total liabilities plus (unless provided in the articles of incorporation) the amount needed to satisfy preferential rights upon dissolution of the corporation. U S WEST's Articles of Incorporation contain no such provision limiting the payment of dividends.

     Under Delaware law, subject to any restrictions contained in the certificate of incorporation, dividends may be paid out of either surplus (defined as the excess of net assets over stated capital) or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Dividends may not be paid out of net surplus if the capital of the corporation is less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. Wometco's Restated Certificate of Incorporation contains no restrictions on the payment of dividends.


STOCK REPURCHASES

     Under Colorado law, a corporation may purchase, redeem or otherwise acquire its own shares, and shares so acquired constitute authorized but unissued shares, provided that no such acquisition may be made if, after giving effect thereto, (i) the corporation would not be able to pay its debts as they become due, or (ii) the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were dissolved, to satisfy the preferential rights of shareholders whose preferential rights are superior to those holders whose shares are to be acquired.

     Under Delaware law, a corporation may purchase, redeem, receive, take or otherwise acquire, own and hold, sell, lend, exchange, transfer or otherwise dispose of, pledge, use and otherwise deal in and with its own shares; provided, however, that no corporation may (i) purchase or redeem its own shares of capital stock for cash or other property when the capital of the corporation is capital of the corporation, except that a corporation may purchase or redeem out of capital any of its own shares which are entitled upon any distribution of its assets, whether by dividend or in liquidation, to a preference over another class or series of its stock, if such shares will be retired upon their acquisition and the capital of the corporation reduced; or (ii) purchase, for more than the price at which they may then be redeemed, any of its shares which are redeemable at the option of the corporation; and provided that at the time of any such redemption the corporation must have outstanding at least one class or series of stock with full voting powers that is not subject to redemption.


INTERESTED TRANSACTIONS

     Colorado and Delaware law have substantially similar provisions regarding transactions with directors. Under such laws, no contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, is void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for that purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

     In addition, under Colorado law, a board of directors or a committee thereof may not authorize a loan by the corporation to a director of the corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest, or a guaranty by the corporation of an obligation of a director of the corporation or of an obligation of an entity in interest, until at least ten days after written notice of the proposed authorization of the loan or guaranty has been given to the shareholders who would be entitled to vote thereon if the issue of the loan or guaranty were submitted to a vote of the shareholders.

     Delaware law provides that a corporation may loan money to, or guaranty any obligation incurred by, its officers or employees if, in the judgment of the board of directors, such loan or guarantee may reasonably be expected to benefit the corporation.


     CORPORATE RECORDS; SHAREHOLDER INSPECTION

     Under Colorado law, a shareholder is entitled to inspect and copy, during regular business hours at the corporation's principal office, any of the following records of the corporation: the articles of incorporation; bylaws; minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting for the past three years; all written communications within the past three years to shareholders as a group; a list of the names and business addresses of current director and officers; a copy of the most recent corporate report delivered to the secretary of state; and all financial statements prepared for periods ending during the last three years that a shareholder could have requested. In addition, shareholders who (i) have been a shareholder for at least three months or are shareholders of at least five percent of all of the outstanding shares of any class of shares of the corporation, (ii) make a demand in good faith and for a proper purpose, (iii) describe with reasonable particularity the purpose and the records the shareholder desires to inspect, and (iv) request records directly connected with the described purpose, are entitled to inspect and copy: (x) excerpts from minutes of any meeting of the board of directors or from records of any action taken by the board of directors without a meeting, minutes of any meeting of the shareholders or records of any action taken by the shareholders without a meeting, excerpts of records of any action of a committee of the board of directors while acting in place of the board of directors on behalf of the corporation, and waivers of notices of any meeting of the shareholders or the board of directors or any committee of the board of directors; (y) accounting records of the corporation; and (z) the record of shareholders.

     Under Delaware law, any stockholder, in person or by attorney or other agent, may, during the usual hours for business, inspect for any purpose reasonably related to such person's interest as a stockholder, the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom.


PREEMPTIVE RIGHTS

     Applicable Colorado law provides that except to the extent the articles of preemptive right to acquire unissued shares or securities convertible into such shares or carrying a right to subscribe to or acquire shares, except that, unless otherwise provided in the articles of incorporation, such preemptive rights do not exist (i) to acquire any shares issued to directors, officers, or employees pursuant to approval by the affirmative vote of the holders of a majority of the shares entitled to vote thereon or when authorized by and not inconsistent with a plan theretofore approved by such a vote of shareholders, or
(ii) to acquire any shares sold otherwise than for cash. U S WEST's Articles of Incorporation provide that shareholders shall have no preemptive right to acquire additional unissued or treasury shares of the Corporation or securities convertible into shares or carrying stock purchase warrants or privileges.

     Delaware law provides that stockholders shall not have preemptive rights unless, and to the extent that, such right is expressly granted in the certificate of incorporation. Wometco's Restated Certificate of Incorporation does not provide for preemptive rights.


                                     EXPERTS


     The consolidated financial statements and consolidated financial statement schedules included in U S WEST's Annual Report on Form 10-K for the year ended December 31, 1993 are incorporated herein by reference in reliance on the reports of Coopers & Lybrand, independent certified public accountants, given upon the authority of that firm as experts in accounting and auditing.

     The consolidated financial statements and the related financial statement schedules of Wometco as of December 31, 1993 and 1992 and for each of the years in the three-year period ended December 31, 1993 included herein and in the Registration Statement have been included in reliance upon the report of KPMG Peat Marwick LLP independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December
31, 1993 financial statements refers to a change in the method of accounting for income taxes.

                                  LEGAL MATTERS

     The validity of the shares of U S WEST Common Stock and certain legal matters relating thereto will be passed upon for U S WEST by Stephen E. Brilz, Senior Attorney of U S WEST. Certain tax matters in connection with the Merger will be passed upon for the stockholders of Wometco by Kelly, Hart & Hallman, P.C., Fort Worth, Texas. Certain stockholders, directors and officers of Kelly, Hart & Hallman, P.C. own, directly or indirectly, interest in Peachtree and also have served or are currently serving as an officer of the indirect general partner of Peachtree.

WOMETCO CABLE CORP. AND SUBSIDIARIES                                        Page
                                                                            ----
Consolidated Financial Statements as of and for the years ended
     December 31, 1993 and 1992:


          Independent Auditors' Report . . . . . . . . . . . . . . . . . .   F-2
          Consolidated Balance Sheets. . . . . . . . . . . . . . . . . . .   F-3
          Consolidated Statements of Operations. . . . . . . . . . . . . .   F-4
          Consolidated Statements of Stockholders' Equity. . . . . . . . .   F-5
          Consolidated Statements of Cash Flows. . . . . . . . . . . . . .   F-6
          Notes to Consolidated Financial Statements . . . . . . . . . . .   F-7

Unaudited Condensed Consolidated Financial Statements as of and for the six months ended June 30, 1994 and 1993:

          Consolidated Balance Sheets. . . . . . . . . . . . . . . . . . .  F-24
          Consolidated Statements of Operations. . . . . . . . . . . . . .  F-25
          Consolidated Statements of Stockholders' Equity. . . . . . . . .  F-26
          Consolidated Statements of Cash Flows. . . . . . . . . . . . . .  F-27
          Notes to Condensed Consolidated Financial Statements . . . . . .  F-29

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Wometco Cable Corp.:


We have audited the accompanying consolidated balance sheets of Wometco Cable Corp. and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedules listed under Item 21(b). These consolidated financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present and subsidiaries as of December 31, 1993 and 1992, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1993 in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedules, when considered in relation to the consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

As discussed in note 2(h) to the consolidated financial statements, the Company changed its method of accounting for income taxes in 1993 to adopt the provisions of the Financial Accounting Standards Board's FASB No. 109, "Accounting for Income Taxes."


/s/ KPMG Peat Marwick LLP

Miami, Florida
March 25, 1994

                      WOMETCO CABLE CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                           December 31, 1993 and 1992
                        (In thousands, except share data)

     Assets                                                1993         1992
     ------                                                ----         ----
Cash and cash equivalents                            $    1,899        2,727
Subscriber receivables, net                               1,798        1,485
Accounts receivable -- advertising operations, net        2,084        1,468

Investments in cable television systems:
  Intangible assets, net                                156,790      161,658

  Property, plant and equipment                         151,564      114,814
  Construction in progress                                1,598        1,711
                                                        -------      -------
                                                        153,162      116,525
  Less accumulated depreciation                         (57,359)     (31,245)
                                                        -------      -------
         Property, plant and equipment, net              95,803       85,280
                                                        -------      -------
         Total investments in cable television systems  252,593      246,938

Other assets                                              4,435        4,531
                                                       --------      -------
         Total assets                                $  262,809      257,149
                                                       --------      -------
                                                       --------      -------

    Liabilities and Stockholders' Equity
    ------------------------------------

Bank debt                                               138,700      150,200
Accounts payable and accrued liabilities                 17,259       12,898
Subscriber prepayments and deposits                       1,805        1,430
Deferred taxes                                           78,324        4,207
                                                        -------      -------
         Total liabilities                              236,531      169,500
                                                        -------      -------
Commitments and contingencies

Stockholders' equity:
  Common stock:
    Class A -- $.10 par value.  Authorized 5,000,000
     shares in 1993 and 1992; issued and outstanding
     5,000,000 shares in 1993 and 1992                      500          500
    Class B -- $.10 par value.  Authorized 1,000,000
     shares in 1993 and 1992; issued and outstanding
     882,355 shares in 1993 and 1992                         88           88
  Capital surplus                                        39,538       53,773
  Retained earnings (deficit)                            (9,806)      39,446
                                                        -------      -------
                                                         30,320       93,807
  Less note receivable from stockholders                 (4,042)      (6,158)
                                                        -------      -------
         Total stockholders' equity                      26,278       87,649
                                                        -------      -------
         Total liabilities and stockholders' equity  $  262,809      257,149
                                                        -------      -------
                                                        -------      -------

See accompanying notes to consolidated financial statements.

                  WOMETCO CABLE CORP. AND SUBSIDIARIES

                  CONSOLIDATED STATEMENTS OF OPERATIONS

                 For each of the years in the three-year
                     period ended December 31, 1993
                             (In thousands)


                                                    1993      1992     1991
                                                    ----      ----     ----
Revenues                                        $105,237    94,263     80,545
                                                 -------   -------    -------
Expenses:
  Service costs                                   18,766    17,649     16,430
  Programming costs                               17,984    15,954     14,742
  Selling, general and administrative             15,297    12,535     10,197
  Depreciation and amortization                   18,954    15,416     20,276
        Total expenses                            71,001    61,554     61,645
                                                 -------   -------    -------
        Operating income                          34,236    32,709     18,900
Other income (expense):
  Interest and other income                          369       135        213
  Interest expense                               (13,692)  (13,860)   (15,617)
                                                 -------   -------    -------
Income before income taxes,
        extraordinary item, and
        cumulative effect of change in
        accounting principle                      20,913    18,984      3,496
Income taxes                                       8,221     8,062      2,011
                                                  ------    ------    -------
Income before extraordinary item and
        cumulative effect of change in
        accounting principle                      12,692    10,922      1,485

Extraordinary item - loss on extinguishment of debt
 (net of income tax benefit of $392)                  -       (639)        -
Cumulative effect at January 1, 1993 of change in
 accounting for income taxes                      61,944        -          -
                                                 -------   -------    -------
        Net income (loss)                       $(49,252)   10,283      1,485
                                                 -------   -------    -------
                                                 -------   -------    -------

Per share data:
 Income before extraordinary item and cumulative
   effect of change in accounting principle per
   share                                         $  2.16      1.86       0.25
 Extraordinary item per share                         -      (0.11)        -
 Cumulative effect of change in accounting
   principle - expense per share                  (10.53)       -          -
 Net income (loss) per share                       (8.37)     1.75       0.25

See accompanying notes to consolidated financial statements.

                  WOMETCO CABLE CORP. AND SUBSIDIARIES

             CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

  For each of the years in the three-year period ended December 31, 1993
                     (In thousands, including shares)



                                         Common Stock
                              --------------------------------------                               Note
                                             Number of                           Retained       receivable         Total
                                              shares        Par      Capital     earnings          from         stockholders'
                              Authorized      issued       value     surplus     (deficit)     stockholders       equity
Balance, December 31, 1990    6,000           5,882      $ 588       174,244      27,678             (490)          202,020
   Advances                     -               -           -            -           -             (7,211)           (7,211)
   Dividends paid               -               -           -       (108,295)        -              3,295          (105,000)
   Net income                   -               -           -            -         1,485              -               1,485
                              -----           -----      -----      --------      ------           ------          -------
Balance, December 31, 1991    6,000           5,882        588        65,949      29,163           (4,406)           91,294
   Advances                     -               -           -            -          -             (13,928)          (13,928)
   Dividends paid               -               -           -       (12,176)        -              12,176               -
   Net income                   -               -           -            -        10,283              -              10,283
                              -----           -----      -----      --------      ------          -------           -------
Balance, December 31, 1992    6,000           5,882        588        53,773      39,446           (6,158)           87,649
   Advances                     -               -           -            -          -             (12,119)          (12,119)
   Dividends paid               -               -           -       (14,235)        -              14,235               -
   Net loss                     -               -           -            -       (49,252)                           (49,252)
                             ------           -----      -----      --------     -------          -------           -------
Balance, December 31, 1993    6,000           5,882      $ 588       39,538       (9,806)          (4,042)           26,278
                             ------           -----      -----      --------     -------          -------           -------
                             ------           -----      -----      --------     -------          -------           -------


See accompanying notes to consolidated financial statements.

              WOMETCO CABLE CORP. AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF CASH FLOWS

             For each of the years in the three-year
                 period ended December 31, 1993
                         (In thousands)






                                                                1993            1992               1991
Cash flows from operating activities:
 Net income before extraordinary item and
  cumulative effect of change in accounting for
  income taxes                                                 $12,692           10,922            1,485
 Extraordinary item - loss on extinguishment of debt                -              (639)              -
 Cumulative effect of change in accounting for
  income taxes                                                 (61,944)             -                 -
                                                              --------          -------         ---------
      Net income (loss)                                        (49,252)          10,283            1,485

 Adjustments to reconcile net income (loss) to net
  cash provided by operating activities:
   Depreciation and amortization                                18,954           15,416           20,276
   Deferred taxes                                               (1,209)           1,538             (216)
   Cumulative effect of change in accounting for
    income taxes                                                61,944              -                 -
   Loss (gain) on disposal of property, plant and
    equipment                                                       55               (8)              -
   Amortization of deferred loan fees                              438              492              757
   Deferred loan fees on extinguishment of debt                     -             1,031               -
   Increase in intangible assets due to utilization
    of net operating losses and investment tax
    credits of acquired subsidiaries                                -               -                (54)
   Provision for losses on subscriber receivables                1,323            1,202            1,354
   Provision for losses on accounts receivable -
    advertising operations                                         454              253              285
   Changes in operating assets and liabilities:
    Increase in subscriber receivables                          (1,636)          (1,184)          (1,161)
    Increase in accounts receivable -
      advertising operations                                    (1,070)            (291)            (623)
    Increase in other assets                                      (342)          (1,056)           5,163)
    Increase (decrease) in accounts payable and
      accrued liabilities                                        4,361            1,905             (296)
    Increase (decrease) in subscriber prepay-
      ments and deposits                                           375             (237)             324
                                                               -------          -------         --------
                                                               -------          -------         --------
          Net cash provided by operating
            activities                                          34,395           29,344           16,968
                                                               -------          -------         --------
Cash flows from investing activities:
 Capital expenditures                                          (11,478)          (9,611)         (13,540)
 Proceeds from disposals of property, plant and
  equipment                                                        226                8               24
 Acquisition of property, plant and equipment                       -              (251)            (114)
 Acquisition on of intangible assets                               (30)            (130)             (62)
                                                               -------          -------         --------
          Net cash used in investing activities                (11,282)          (9,984)         (13,692)
                                                               -------          -------         --------

Cash flows from financing activities:
 Borrowings on bank debt                                            -                -           261,300
 Additions to other indebtedness                                    88              226              115
 Payments on bank debt and other indebtedness                  (11,910)          (6,614)        (151,228)
 Dividends paid                                                (14,235)         (12,176)        (108,295)
 Decrease (additions) to note receivable from
  stockholders                                                   2,116           (1,752)          (3,916)
                                                               -------          -------         --------
          Net cash used in financing activities                (23,941)         (20,316)          (2,024)
                                                               -------         --------         --------
          Net (decrease) increase in cash and
            cash equivalents                                      (828)            (956)           1,252

Cash and cash equivalents, beginning of year                     2,727            3,683            2,431
                                                               -------         --------         --------
Cash and cash equivalents, end of year                       $   1,899            2,727            3,683
                                                               -------         --------         --------
                                                               -------         --------         --------
Supplemental disclosure of cash flow information:
 Cash paid during the year for:
                                                               -------         --------         --------
                                                               -------         --------         --------
  Income taxes                                               $   8,955            7,373            1,470
                                                               -------         --------         --------
                                                               -------         --------         --------

See accompanying notes to consolidated financial statements.

               WOMETCO CABLE CORP. AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   December 31, 1993 and 1992

(1) ORGANIZATION AND BASIS OF PRESENTATION

    The consolidated financial statements include the accounts of Wometco Cable Corp. ("Wometco"), its wholly owned cable operating subsidiaries (the "Atlanta Subsidiaries") which operate cable television systems in the Atlanta, Georgia, area and its approximately 99 percent owned advertising subsidiaries, collectively the "Company." As of December 31, 1993, the Atlanta Systems passed approximately 349,700 homes and served approximately 219,900 basic cable subscribers in seven franchise areas.

    All of the Class A common stock and in excess of 99 percent of the Class B common stock of Wometco are owned by Peachtree Cable Holdings, Ltd. ("Peachtree"), a Texas limited partnership, which has pledged such stock to secure their total indebtedness in the amount of $252.4 million (which includes the Company's indebtedness under its bank debt (see note 7) at December 31, 1993).

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A)   PRINCIPLES OF CONSOLIDATION

       The consolidated financial statements include the accounts of Wometco Cable Corp., its wholly owned subsidiaries, and its advertising subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

    (B)   CASH AND CASH EQUIVALENTS

       For the purpose of the consolidated statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash equivalents totaled $1,353,000 and $1,776,000 at December 31, 1993 and 1992,
       respectively.

       The Company has entered into an agreement to purchase securities under agreements to resell ("repos"). At December 31, 1993 and 1992, the outstanding repos approximated $1,286,000 and $1,711,000, respectively, which approximates market and are included in cash equivalents. The repos are collateralized by U.S. government securities.


       Property, plant and equipment purchased prior to December
       1986 are recorded on the basis of appraised values assigned in connection with a December 1986 acquisition
       (the

                                      F-7             (Continued)

       "Acquisition"). Property, plant and equipment purchased after Acquisition have been recorded at cost.

       The Company's policy is to retire assets from its accounts as they become fully depreciated. Depreciation is provided by the straight-line method over the estimated useful lives, which are generally as follows:

                                              Estimated useful lives
                                              ----------------------
          Buildings                               20-40 years
          Leasehold improvements over the anticipated life,
          not to exceed the lease term
          Reception and distribution systems       3-14 years
          Transportation equipment                 3-5 years
          Other                                    3-14 years

       Construction inventories are carried at the lower of cost (weighted average unit cost) or market. Construction in progress is reclassified to reception and distribution systems as each segment of the plant is activated. Construction in progress includes internal and external costs incurred in the construction of the cable television distribution systems. Internal costs include direct labor, transfers from construction inventories and construction overhead.

       Maintenance and repairs are charged to expense as incurred. Expenditures for major renewals and betterments are capitalized. Gains or losses on disposition of property, plant and equipment are credited or charged to income.

    (D)   INTANGIBLE ASSETS

       Intangible assets consist of acquired franchises and goodwill (the excess of the purchase price over the fair value of tangible and other assets acquired) as previously determined based on a 1986 acquisition appraisal. Intangible assets are being amortized by the straight-line method over their useful lives ranging from five to forty years.

    (E)   AMORTIZATION

       Deferred loan fees are amortized by the interest method using the effective interest rate implicit in the borrowing transaction.

    (F)   SUBSCRIBER RECEIVABLES

       Amounts receivable from subscribers are recorded at their estimated realizable value. All accounts in arrears in excess of 60 days are fully reserved. The reserve for uncollectible accounts was $92,000 and $49,000 at December 31, 1993 and 1992, respectively.

    (G)   ACCOUNTS RECEIVABLE -- ADVERTISING OPERATIONS

       In June 1990, the Company purchased a 99 percent interest in Cable Advertising of Metro Atlanta ("CAMA"), its advertising subsidiary, under which CAMA sells commercial advertising time on Atlanta area cable operators' cable channels. Accounts receivable -- advertising operations are recorded at their estimated realizable value. The reserve for uncollectible amounts was $414,000 and $99,000 at December 31, 1993 and 1992, respectively.

    (H)   INCOME TAXES

       Wometco and its wholly owned subsidiaries file a consolidated Federal income tax return. Certain income and expense items are accounted for differently for financial reporting purposes than for income tax purposes. The provision for deferred taxes is made in recognition of these timing differences.

       In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("FASB No. 109"). FASB No. 109 requires the change from the deferred method of accounting for income taxes of APB Opinion 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method of FASB
       No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB No 109, the effect on the deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       Effective January 1, 1993, the Company adopted FASB
       No. 109 and has reported the cumulative effect of that change in the method of accounting for income taxes in the 1993 consolidated statement of income.

       Pursuant to the deferred method under APB Opinion 11, which was applied in 1992 and prior years, deferred income taxes are recognized for income and expense items that are reported in different years for financial reporting purposes and income tax purposes using the tax rate applicable for the year of the calculation. Under the deferred method, deferred taxes are not adjusted for subsequent changes in tax rates.

    (I)   PENSION PLAN

       Effective January 1, 1988, the Atlanta subsidiaries participated in a newly adopted defined contribution plan arrangement pursuant to IRC Section 401(k). The Plan allows vesting at 25 percent per year for four years. The Plan allows employees to contribute up to 15 percent of their annual



                                      F-9            (Continued)
       salary and the employer is required to match
       100 percent of the first 3 percent of employee contributions and 50 percent of the next 2 percent of employee contributions. The Plan is subject to restriction on matching contributions for highly compensated employees.

       Employer matching accounts forfeited by non-fully vested terminating employees revert back to the employer. The allocated employer matching amounts, net of forfeitures, were approximately $350,000, $312,000 and $282,000 for the years ended December 31, 1993, 1992 and 1991, respectively.

    (J)   RECLASSIFICATIONS

       Certain items in the 1992 and 1991 consolidated financial statements have been reclassified to conform with the 1993 presentation.

    (K)   EARNING PER SHARE

       Earnings per share is computed by dividing net income by the weighted average number of shares of Class A and Class B common stock. The weighted average number of shares used in the computations was 5,882,000 for the years ended December 31, 1993, 1992 and 1991.

(3) PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment consist of the following at December 31, 1993 and 1992 (in thousands):

                                              1993      1992
                                              ----      ----
       Land                               $    392       392
       Building and leasehold improvements   1,180     1,097
       Reception and distribution systems  145,000   109,157
       Transportation equipment              2,923     2,525
       Other                                 2,069     1,643
       Construction in progress              1,598     1,711
                                          --------   -------
                    Total                  153,162   116,525
       Less accumulated depreciation       (57,359)  (31,245)
                                          --------   -------
       Property, plant and equipment, net $ 95,803    85,280
                                          --------   -------
                                          --------   -------


    Depreciation expense was $14,056,000, $10,498,000 and $15,138,000 for the years ended December 31, 1993, 1992 and 1991, respectively.


                                      F-10          (Continued)

(4) INTANGIBLE ASSETS, NET

    Intangible assets consist of the following at December 31, 1993 and 1992 (in thousands):

[CAPTION]
                                          1993      1992
                                          ----      ----
       [S]                           [C]         [C]
       Acquired franchises           $ 171,573   171,543
       Goodwill                         20,193    20,193
                                     ---------   -------
          Total                        191,766   191,736
       Less accumulated amortization
                                        34,976    30,078
                                     ---------   -------
       Intangible assets, net         $ 156,790  161,658
                                     ---------   -------
                                     ---------   -------
[/TABLE]

    Amortization expense was $4,898,000, $4,918,000 and $5,138,000 for the years ended December 31, 1993, 1992 and 1991, respectively.

(5) OTHER ASSETS

    Other assets consist of the following at December 31, 1993 and 1992 (in thousands):

                                               1993      1992
                                               ----      ----
       Deferred loan fees                 $   3,075     3,546
       Miscellaneous other receivables          617       456
       Prepaid and other assets                 743       529
                                           --------     -----
                                           $  4,435     4,531
                                           --------     -----
                                           --------     -----

(6) ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

    Accounts payable and accrued liabilities includes the following at December 31, 1993 and 1992 (in thousands):

                                                 1993     1992
                                                 ----     ----
       Accounts payable                      $  6,120     5,197
       Interest payable                         2,838     1,171
       Accrued cable and pay television cost    2,082     1,515
       Accrued franchise fee                    1,482     1,948
       Accrued payroll                          1,073       929
       Other                                    3,664     2,138
                                                -----     -----


                                     F-11             (Continued)



                                           $   17,259    12,898
                                               ------    ------
                                               ------    ------

(7) DEBT

    Debt consists of the following at December 31, 1993 and 1992 (in thousands):

                                                     1993       1992
     Bank debt -- average interest rate of
       5.2% in 1993 and 6.6% in 1992 (a)         $138,700    150.200
     Other indebtedness -- average interest
       rate of 9.5% in 1993 and 9.3% in 1992 (b)      443        765
                                                  -------    -------
     Total debt                                  $139,143    150,965
                                                  -------    -------
                                                  -------    -------

    (A)   BANK DEBT

       On April 1, 1991, the Company and some of its subsidiaries closed on a long-term borrowing arrangement (the "Bank Agreement") with a group of banks (including some of its then current lenders) to refinance its then outstanding revolving loan. The maximum amount available under the Bank Agreement fluctuates monthly using a formula based on the Company's operating cash flow (as defined in the Bank Agreement) for the immediately preceding quarter, not to exceed its maximum available commitment.

       The Bank Agreement for the period April 1, 1991 to July 7, 1992 consisted of a revolving credit portion of $30.6 million and a term loan portion of $132.2 million. The Bank Agreement also provided for quarterly principal reductions beginning in 1995 through March 1999. Under the Bank Agreement, the Company had three interest rate options: prime rate (Prime), London Interbank Offering Rate (LIBOR), or certificate of deposit (CD). The rates, determined by the lenders in accordance with the Bank Agreement, are subject to an add-on margin varying from .625 percent to 1.25 percent for Prime, 1.625 percent to
       2.25 percent for LIBOR, or 1.755 percent to 2.375 percent for CD rates. The rates depended on certain ratio maintenance. During this time period, the term loan was fixed at LIBOR rates; the revolving credit portion at various options. The Company was also required to obtain interest rate protection for at least 50 percent of its outstanding commitment by May 30, 1991.

       In May 1991, the Company and Peachtree entered into several interest rate protection agreements (based on three-month LIBOR rates) for the two-year period from April 6, 1992 through April 6, 1994. As a result of these agreements, the Company and Peachtree would pay approximately 8 percent on that notional amount and would receive interest at a floating rate which is based on three-month LIBOR rates on each of their outstanding rate agreements of $115 million and $5 million, respectively. In 1993 and



                                     F-12           (Continued)
          million, respectively, under rate  protection agreements.

          In July 1992, the Company and Peachtree finalized amendments to their individual existing loan agreements for the purpose of increasing their loan facilities and amending certain of their existing covenants. The amended loan agreement for the Company consists of an increase in the revolving credit portion by $4.4 million to $35 million and the replacement of existing subsidiary term notes with new notes. The Company's subsidiaries did not change their total term loan portion of $132.2 million. Peachtree increased the amounts available under its term loan by $53 million to $126.4 million.

          The covenants of all bank facilities were changed to reflect the new borrowings. Because Peachtree's source of funds for its debt service depends on dividends from the Company, future dividends by the Company to Peachtree will increase to meet the debt service and principal repayments under the amended loan agreement.

          In connection with the July 1992 amendment to the loan agreement, the Company and Peachtree are required to make a mandatory prepayment of the term notes by April 5 of each year if the combined entities, for the prior year ended December 31, had positive Excess Cash Flow (defined as consolidated net income plus depreciation, amortization and non-cash charges, less capital expenditures and scheduled principle payments in respect of indebtedness). The amount of the required prepayment is equal to 50 percent of the positive Excess Cash Flow. For the year ended December 31, 1993, a mandatory prepayment of $2.8 million is required. The mandatory prepayment, when required, is applied first to the term loans of the Company in inverse order, then to the revolving credit portion of the Company, and finally to the term loans of Peachtree, also in inverse order.

          As a result of the July 1992 amendment, the Company charged $1,031,000 of unamortized deferred loan fees that had been included in the April 1991 refinancing to expenses. This charge is reflected in the consolidated financial statements as an extraordinary item for the year ended December 31, 1992, net of $392,000 income tax benefit.

          At December 31, 1993, the Company had in place LIBOR contracts expiring prior to January 31, 1994 on $135.2 million of its bank debt with the remaining revolving credit portion at prime. The Company's effective interest rate was approximately 5.2 percent at December 31, 1993.

          Payments under the Company's term loan agreement are made quarterly revolving credit agreement commitment begins amortizing in June 1996 with a final reduction on December 30, 2000. Aggregate maturities of the Company's revolving credit and term loan agreements are as follows (in thousands):



               Year ending
              December 31,
              ------------

                  1994                            $       -
                  1995                                    -
                  1996                                    -
                  1997                                    -
                  1998                                30,000
               Thereafter                            108,700
                                                     -------
                                                  $  138,700
                                                     -------
                                                     -------

          Peachtree is a holding company and, as such, has capital requirements for repayment of principal and interest on its debt and for some minor operating fees. Peachtree has no source of cash other than its ability to receive dividends from the Company or additional capital contributions by its partners. Under the terms of the Bank Agreement, the debt of Peachtree is to be repaid before the Company's debt. This repayment, including an estimate of the funds required for interest coverage assuming an average interest rate of approximately 7.5 percent, is currently expected to be accomplished through dividends from the Company to Peachtree and is payable as follows (in thousands):


               Year ending
              December 31,
              ------------

                  1994                            $   22,300
                  1995                                28,100
                  1996                                31,700
                  1997                                41,300
                  1998                                15,100
                                                     -------
                                                  $  138,500
                                                     -------
                                                     -------


          Because the repayment of both Peachtree's and the Company's debt is subject to available excess cash from operations of the Company, it is anticipated that the Company will be required to declare and fund dividends to Peachtree in amounts sufficient to meet Peachtree's

          The bank debt portion contains several restrictive covenants; some of the more significant requirements are the maintenance of interest coverage ratios, debt to cash flow ratios, limitation on capital expenditures, and permitted indebtedness. All of the Class A stock and in excess of 99 percent of the Class B stock of the Company have been pledged by Peachtree to secure indebtedness of the revolving and term loan of the

          Company of $138.7 million and of Peachtree's term loan of $113.7 million at December 31, 1993.

          As of December 31, 1993, $28.5 million was available to the Company under its revolving credit portion.

     (b) Other indebtedness consists principally of capitalized leases and amounts due to sellers of businesses purchased by Wometco. Average interest rates at December 31, 1993 and 1992 were 9.2 percent and 9.3 percent, respectively. Aggregate maturities on the capitalized leases and amounts due to sellers of business purchases are as follows (in thousands):


               Year ending
              December 31,
              ------------


                  1994                            $      268
                  1995                                   148
                  1996                                    27
                                                        ----
                  Total                           $      443
                                                         ---
                                                         ---

(8)  RENT EXPENSE AND LEASE INFORMATION

     Rent expense for the years ended December 31, 1993, 1992 and 1991, is as follows (in thousands):


                                                1993      1992      1991
                                                ----      ----      ----

          Pole rentals                        $  704       673       569
          Minimum rentals on long-term
            noncancelable leases                 493       456       440
          Other rentals                          256       206       243
                                               -----     -----     -----
          Total rent expense                  $1,453     1,335     1,252
                                               -----     -----     -----
                                               -----     -----     -----


     Minimum rental commitments on long-term noncancelable leases (accounted for as operating leases) that have an initial term of more than one year are as follows (in thousands):

[CAPTION]

               Year ending
              December 31,
              ------------
              [S]                                 [C]

                  1994                            $      493
                  1995                                   422
                  1996                                   322
                  1997                                   227

[/TABLE]



                  1998                                   155
                                                       -----
                  Total                           $    1,619
                                                       -----

                                                       -----

     Generally, leases provide for renewals with substantially the same terms and conditions as those in effect during the initial term. No material guarantees or obligations are made or assumed in connection with leases.

(9)  INCOME TAXES

     As discussed in note 2, the Company adopted FASB No. 109 as of January 1, 1993. The cumulative effect of this change in accounting for income taxes of approximately $62 million is determined as of January 1, 1993 and is reported separately in the consolidated statement of income for the year ended December 31, 1993. Substantially all of the cumulative effect adjustment is a result of recording a deferred tax liability relating to assets, principally intangible assets, acquired in a prior business combination. As a result of applying FASB No. 109 in 1993, pretax income from continuing operations for the year ended December 31, 1993 was decreased $2,066,000 due to the effects of adjustments for prior purchases business combinations. Prior years' consolidated financial statements have not been restated to apply the provisions of FASB No. 109.

     Income tax expense on income before extraordinary items and cumulative effect of change in accounting principle for the years ended December 31, 1993, 1992 and 1991, consists of the following (in thousands):


                                                Current    Deferred   Total
                                                -------    --------   -----

          Year ended December 31, 1993:
            U.S. federal                         $8,291     (1,123)   7,168
            State and local                       1,139        (86)   1,053
                                                  -----      ------   -----
               Total                              9,430     (1,209)   8,221
                                                  -----      ------   -----
            U.S. federal                          5,537      1 ,322   6,859
            State and local                         987         216   1,203
                                                  -----      ------   -----
               Total                              6,524       1,538   8,062
                                                  -----      ------   -----
          Year ended December 31, 1991:
            U.S. federal                          1,925       (459)   1,466
            State and local                         666       (121)     545
                                                  -----      ------   -----
               Total                             $2,591       (580)   2,011
                                                  -----      ------   -----
                                                  -----      ------   -----


     Income tax expense attributable to income from continuing operations was $8,221,000, $8,062,000 and $2,011,000 for the years ended December 31,
     1993, 1992 and 1991, respectively, and differed from the amounts computed by applying the U.S. federal income tax rates of 35 percent, 34 percent and 34 percent, respectively, to pretax income from continuing operations as a result of the following (in thousands):


                                                        1993      1992      1991
                                                        ----      ----      ----


       Computed "expected" tax expense                $7,320     6,455     1,189
       Effect of state income taxes - net                684       794       360
       Effect of investment tax credit
       carryforwards utilized                              -         -     (415)
       Effect of basis reduction of qualified
       transitional capital expenditures                   -         -       141
       Amortization of goodwill                          177        --        --
       Effect of purchase accounting adjustments           -       667       781
       Others - net                                       40       146      (45)
                                                       -----     -----     -----

       Total income tax expense                       $8,221     8,062     2,011
                                                       -----     -----     -----
                                                       -----     -----     -----


     For the year ended December 31, 1992, deferred income tax expense (benefit) of $1,538,000 results from timing differences in the recognition of income and expense for income tax and financial reporting purposes. The sources thousands):


                                                             1992      1991
                                                             ----      ----

          Excess of tax over financial statement
            depreciation                                   $1,335     (457)
          Effect of basis reduction on qualified
          transitional capital expenditures                     -       141
          Other, net                                          203     (264)
                                                            -----      ----

                                                           $1,538     (580)
                                                            -----      ----
                                                            -----      ----


     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1993 are presented below (in thousands):



    Deferred tax assets:
       Accounts receivable, principally due to allowance for
          doubtful accounts                                            $    207
       Compensated absences, principally due to accrual for
          financial reporting purposes                                      281
       Group insurance, principally due to accrual for financial
          statement reporting purposes                                      165
       Net operating loss carryforwards                                   1,650
       Investment tax credit carryforwards                                  400
       Other                                                                283
                                                                        -------
          Total gross deferred tax assets                                 2,986

          Less valuation allowance                                      (1,950)
                                                                        -------

          Net deferred tax assets                                         1,036
                                                                        -------



    Deferred tax liabilities:
       Property, plant land and equipment, principally due to
          differences in depreciation                                  $ 21,848
       Intangibles, principally due to differences in amortization       57,512
                                                                        -------

          Total gross deferred tax liabilities                           79,360
                                                                        -------

                                                                        -------
                                                                        -------


     The valuation allowance for deferred tax assets as of January 1, 1993 was $1,913,000. The net change in the total valuation allowance for the year ended December 31, 1993 was an increase of $37,000.

     At December 31, 1993, the Company has net operating loss carryforwards based upon each subsidiary's separate income for federal income tax purposes of $1,432,000 which are available to offset future federal taxable income, if any, through 2003. The Company also has investment tax credit carryforwards for federal income tax purposes of approximately $400,000 which are available to reduce future federal income taxes, if any, through 2006.

     The Company files separate state tax returns for its subsidiaries primarily in Georgia. As of December 31, 1993 state net operating losses are approximately $19 million of which $17 million have been reserved through the valuation allowance.

     The Company has been notified by the Internal Revenue Service ("IRS") that its federal tax returns for years 1990, 1991 and 1992 will be audited. As of the date of these consolidated financial statements, no assessments have been made by the IRS.

                                                                   (continued)

(10) CONTINGENCIES

     (a)  LITIGATION

          The Company is involved in various routine legal actions incident to its business. Management believes that the outcome of these actions will not have a material effect on its financial position or results of operations.

     (b)  EQUITY APPRECIATION RIGHTS

          In 1986, the Company initiated an Equity Appreciation Rights ("EARS") incentive plan ("1986 EARS") for its key employees. The 1986 EARS plan contemplates payments to the recipients in the case of (i) termination of the recipient's employment by the employer without cause, (ii) death, (iii) permanent disability or qualified retirement
          (iv) termination for good reason by the recipient, or (v) change in control. The payments are based on book value, as defined. In case of a change of control of the Company, the payments are based on fair market value, as defined. In each case, the amount due is reduced by a predefined base value as previously determined by the board of directors of the Company. All recipients of the 1986 EARS are fully vested in their eligibility to receive compensation, where any is due.

          In December 1990, the Company and one of its subsidiaries issued different base value, the terms and conditions are similar to the 1986 EARS. However, the 1990 EARS vested as follows: 25 percent, 9 months after grant; 50 percent, 18 months after grant; 75 percent, 30 months after grant, and 100 percent, 42 months after grant. In cases of termination due to change of control, the recipients become fully vested in the 1990 EARS plans.

          There are no amounts due either on the 1986 EARS or the 1990 EARS as of December 31, 1993 and 1992.

     (c)  FCC RATE REGULATION

          Under the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Act") and the Federal Communication Commission's ("FCC") implementing regulations, the cable systems operated by the Atlanta subsidiaries are subject to rate regulation for service and equipment associated with their basic and cable programming service tiers. A number of local franchising authorities have invoked their jurisdiction to regulate the rates which the Atlanta subsidiaries charge to subscribers for basic cable service. In addition, a number of cable subscribers, by virtue of filing rate complaints with the FCC, have invoked the FCC's authority to regulate the rates which the Company charges to subscribers for the cable program service tier.
          The Company has, and will, file responses in support of its existing rates with the local franchising authorities (in the case of basic service rates) and the FCC (in the case of programming service tier rates). If the rates charged by the Company are found to be in excess of

                                                                   (continued)
          that permitted under the FCC's standards, the local franchising authorities and FCC have the power under the FCC rules to order a prospective rate reduction, to prescribe a new rate and to order refunds to subscribers of that portion of previously paid rates that are determined to be in excess of that permitted under the FCC's standards. These rate proceedings (based on the 1992 Act) before the local franchising authorities and FCC are currently pending and, at this stage, management is unable to predict the outcome of these proceedings.

          Management believes that the Company's rates to subscribers have been calculated in accordance with provisions of the benchmark standards prescribed by the FCC, as those standards existed in December 1993 and that rate adjustments, if any, will be made primarily on a prospective basis for the basic and the programming service tiers.

          regulation, including the adoption of new and revised rate regulation rules and policies. Among other things, the FCC further reduced the benchmark rates which are used to calculate the permissible rates which cable operators can charge to subscribers for basic and the programming service tiers and adopted new standards governing a-la-carte services. While it is possible that these FCC actions could have an impact on the Company, it is not possible to predict the nature and extent of such impact at this time because the FCC has not yet released the texts of its decisions on these matters.

          Preliminary information relating to the FCC's proposed actions indicates that further prospective rate reductions of approximately
          7 percent may be required after the effective date of the new FCC rules. (FCC officers have estimated that the effective date will be May 1994). It is possible that the Company will be required to adjust its a-la-carte service offering, including rates, to conform to new FCC standards when issued. If these occur, management believes, based on preliminary projections, that the Company will not meet certain financial covenants during 1994. Accordingly, waivers with respect to such covenants need to be obtained. Although there can be no assurance, management believes that it will be able to obtain such covenant waivers, if required.

(11) CAPITAL SURPLUS AND NOTE RECEIVABLE FROM STOCKHOLDERS

     During 1993, the Company advanced $12,119,000 to Peachtree for repayment of principal and interest on its debt and for minor operating fees. On a quarterly basis, the advances to Peachtree are converted into notes receivable from stockholders. During 1993, these notes receivable from stockholders were offset by dividends declared and funded by the Company in the amount of $14,235,000. At December 31, 1993 and 1992, the notes receivable from stockholders of $4,042,000 and $6,158,000, respectively, were offset by dividends declared and funded in the following quarter.


                                                                   (continued)

(12) TRANSACTIONS WITH AFFILIATES

     The consolidated balance sheets and statements of income include the following transactions with Peachtree for the years ended December 31, 1993, 1992 and 1991 (in thousands):


                                                   1993      1992      1991
                                                   ----      ----      ----

          Dividends paid to Peachtree            14,235    12,176   108,295
          Net interest expense                       55        41        13


     Interest expense resulted primarily from notes and interest-bearing advances payable between Peachtree and Wometco as a result of advances in 1993 and 1992. The average interest rate on these advances was 8 percent in 1993, 8 percent in 1992 and 10 percent in 1991.

     On July 31, 1991, Wometco entered into a management agreement with Georgia Cable Holdings Limited Partnership ("Georgia Cable"), a cable operator in the Atlanta, Georgia, area. Under the terms of the management agreement, Wometco will manage all aspects of daily operations of Georgia Cable's cable television systems.

     In consideration of the management services to be provided to Georgia Cable, Wometco will receive a fee equal to 50 percent of all its aggregate operating expenses relating to all cable television systems currently associated with Wometco and Georgia Cable, excluding depreciation, amortization, interest, taxes and extraordinary items, not to exceed the amounts for the periods described below (in thousands):


                                                       50% of total
                                                         operating
                        Period                           expenses
                        ------                           --------

                    8/1/91 - 12/31/91                   $     779
                    1/1/92 - 12/31/92                       1,969
                    1/1/93 - 12/31/93                       2,097




     After December 31, 1993 and for each year in which the management agreement is in effect, the fee continues to be 50 percent of total operating expenses, but cannot exceed the amount charged during the previous year by more than 6.5 percent.

     In connection with this management agreement, Wometco earned fees of $2,097,000, $1,925,000 and $727,000 in 1993, 1992 and 1991, respectively.



                                                                   (continued)

                      WOMETCO CABLE CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     As of December 31, 1993 and 1992, other assets includes advances made in the ordinary course of business to affiliated partnerships in the amount of $799,000 and $156,000, respectively.

(13) DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of financial instruments:

     Cash and cash equivalents:  The carrying amount approximates fair value

     Subscriber deposits: The fair value of deposits with no stated maturity approximates the carrying amount at December 31, 1993.

     Bank debt and other indebtedness - amounts due to sellers of businesses purchased by Wometco: The carrying amount approximates fair value because interest rates are variable and, accordingly, approximates current market rates.

     Interest rate swap agreements: The fair value of interest rate swap agreements are obtained from dealer quotes. These values represent the estimated amount the Company would receive or pay to terminate the agreements, taking into account current interest rates and the current creditworthiness of the counterparts. At December 31, 1993, the notional amount, carrying amount and estimated fair value for interest rate swap agreements are as follows (in thousands):

                                          Notional    Carrying    Estimated fair
                                           amount     amount          value
                                           ------     ------          -----
          In a net payable position      $ 115,000     1,289          2,682


(14) QUARTERLY FINANCIAL DATA (UNAUDITED)
     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            First       Second     Third      Fourth     Total
            1993                                            quarter     quarter    quarter    quarter    year
            ----                                            -------     -------    -------    -------    ----
     Revenues                                               $25,803     26,678     26,537     26,219     105,237
     Operating income before depreciation and
       amortization                                          13,098     13,681     13,246     13,165      53,190

     Operating income                                         9,015      9,599      9,163      6,459      34,236

                                      F-22                           (Continued)

                                                            First       Second     Third      Fourth     Total
            1993 (Continued)                                quarter     quarter    quarter    quarter    year
     -----------------------                                -------     -------    -------    -------    ----
     Income before cumulative effect of accounting
     Cumulative effect of change in accounting
        principle - expense                                 (61,944)       -          -          -       (61,944)
                                                                                                         -------

     Net income (loss)                                      (58,430)     3,887      3,485      1,806     (49,252)

     Income per share before cumulative effect of
        accounting changes                                     0.60       0.66       0.59       0.31        2.16

     Cumulative effect of change in accounting
        principle - expense per share                        (10.53)       -          -          -        (10.53)

     Net income (loss) per share                              (9.93)      0.66       0.59       0.31       (8.37)

     Cash dividends                                           5,882      2,941      1,882      3,530      14,235

     Cash dividends per share                                  1.00       0.50       0.32       0.60        2.42


                                                            First       Second     Third      Fourth     Total
          1992                                              Quarter     Quarter    Quarter    Quarter    Year
     -----------------------                                -------     -------    -------    -------    ----
     Revenues                                              $ 22,409     23,378     23,699     24,777      94,263

     Operating income before depreciation and
     amortization                                            11,577     12,021     12,127     12,400      48,125

     Operating income                                         7,957      8,381      8,467      7,904      32,709

     Income before extraordinary item                         2,553      3,074      2,526      2,769      10,922

     Extraordinary item - loss                                   -          -          -        (639)       (639)

     Net income                                               2,553      3,074      2,526      2,130      10,283

     Income per share before extraordinary item                0.43       0.52       0.43       0.48        1.86

     EXTRAORDINARY item - loss per share                         -          -          -       (0.11)      (0.11)

     Net income per share                                      0.43       0.52       0.43       0.37        1.75

     Cash dividends                                           4,353      3,059        882      3,882      12,176

     Cash dividends per share                                  0.74       0.52       0.15       0.66        2.07

                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                       June 30, 1994 and December 31, 1993


                                                                        June 30,      December 31,
          ASSETS                                                          1994            1993
                                                                          ----            ----
                                                                      (unaudited)
                                                                      -----------
Cash and cash equivalents                                             $      827          1,899
Subscriber receivables, net                                                2,148          1,798
Accounts receivable, advertising operations, net                           1,959          2,084

Investments in cable television systems:
   Intangible assets, net                                                154,376        156,790

Property, plant and equipment                                            157,568        151,564
Construction in progress                                                   3,050          1,598
                                                                      ----------      ---------
                                                                         160,618        153,162
Less accumulated depreciation                                            (64,820)       (57,359)
                                                                      ----------      ---------

Property, plant and equipment, net                                        95,798         95,803
                                                                      ----------      ---------

                  Total investments in cable television systems          250,174        252,593
                                                                      ----------      ---------

Other assets                                                               4,683          4,435
                                                                      ----------      ---------

                  Total assets                                        $  259,791        262,809
                                                                      ----------      ---------
                                                                      ----------      ---------

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Bank debt                                                             $  133,900        138,700
Other indebtedness                                                           252            443
Subscriber prepayments and deposits                                        1,928          1,805
Deferred taxes                                                            78,022         78,324
                                                                      ----------      ---------

                  Total liabilities                                      233,076        236,531
                                                                      ----------      ---------

Commitments and Contingencies

Stockholders' equity:
   Common stock:
     Class A - $.10 par value.  Authorized 5,000,000
       shares, 1994 and 1993; issued
       and outstanding 5,000,000 shares in 1994 and 1993                     500            500
     Class B - $.10 par value.  Authorized 1,000,000
       shares in 1994 and 1993; issued and out-
       standing 882,355 shares in 1994 and 1993                               88             88
     Capital surplus                                                      32,832         39,538
     Retained deficit                                                     (3,185)        (9,806)
                                                                      ----------      ---------
                                                                          30,235         30,320
Less note receivable from stockholders                                    (3,520)        (4,042)
                                                                      ----------      ---------

                  Total stockholders' equity                              26,715         26,278
                                                                      ----------      ---------

                  Total liabilities and stockholders' equity          $  259,791        262,809
                                                                      ----------      ---------
                                                                      ----------      ---------


See accompanying notes to condensed consolidated financial statements.

                      WOMETCO CABLE CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                   For six months ended June 30, 1994 and 1993
                                   (Unaudited)

                  (Amounts in thousands, except per share data)



                                                                              1994      1993
                                                                              ----      ----
Revenues                                                                 $  54,186    52,481
                                                                            ------    ------
Expenses
    Programming costs                                                        9,536     8,917
    Selling, general and administrative                                      6,763     6,342
    Depreciation and amortization                                            9,916     8,165
                                                                            ------    ------

                 Total expenses                                             37,020    33,867
                                                                            ------    ------
Operating income                                                            17,166    18,614
OTHER INCOME (EXPENSES):
Interest and other income                                                       56        46
Interest expense                                                            (5,533)   (6,466)

                 Income before income taxes and cumulative
                   effect of change in accounting principle                 11,689    12,194

Income taxes                                                                 5,068     4,793
                                                                            ------    ------

                 Income before cumulative effect of change in
                   accounting principle                                      6,621     7,401
                                                                            ------    ------

Cumulative effect at January 1, 1993 of change in accounting
    for income taxes                                                           -     (61,944)
                                                                            ------    ------

                 Net income (loss)                                       $   6,621   (54,543)
                                                                            ------    ------
                                                                            ------    ------

Income before cumulative effect of change in accounting
    principle per share                                                  $    1.13      1.26
                                                                            ------    ------
                                                                            ------    ------

Cumulative effect of change in accounting
    principle-expense per share                                                -      (10.53)
                                                                            ------    ------
                                                                            ------    ------

Net income (loss) per share                                              $    1.13     (9.27)
                                                                            ------    ------
                                                                            ------    ------

    the period                                                               5,882     5,882
                                                                            ------    ------
                                                                            ------    ------

See accompanying notes to condensed consolidated financial statements.

                      WOMETCO CABLE CORP. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                     For the six months ended June 30, 1994
                      and the year ended December 31, 1993
                        (IN THOUSANDS, INCLUDING SHARES)


                                         Common Stock
                                ----------------------------------                              Receivable      Total
                                            No of shares      Par       Capital      Retained      from      stockholders'
                                Authorized     issued        value      surplus      deficit   stockholders     equity
                                ----------     ------        -----      -------      -------   ------------     ------
Balance, December 31, 1992         6,000        5,882        $ 588       53,773       39,446       (6,158)      87,649
   Advances                         -            -            -            -            -         (12,119)     (12,119)
   Dividends paid                   -            -            -         (14,235)        -          14,235         -
   Net loss                         -            -            -            -         (49,252)        -         (49,252)
                                 -------      -------      -------      -------      -------      -------      -------
Balance, December 31, 1993         6,000        5,882          588       39,538       (9,806)      (4,042)      26,278
   Advances-unaudited               -            -            -            -            -          (6,184)      (6,184)
   Dividends paid-unaudited         -            -            -          (6,706)        -           6,706         -
   Net income-unaudited             -            -            -            -           6,621         -           6,621
                                 -------      -------      -------      -------      -------      -------      -------
Balance, June 30, 1994             6,000        5,882        $ 588       32,832       (3,185)      (3,520)      26,715
(unaudited)                      -------      -------      -------      -------      -------      -------      -------
                                 -------      -------      -------      -------      -------      -------      -------

See accompanying notes to condensed consolidated financial statements.

                      WOMETCO CABLE CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                 For the six months ended June 30, 1994 and 1993
                                   (Unaudited)


                                                                         1994          1993
                                                                         ----          ----
                                                                         (In thousands)
Cash flows from operating activities:
  Net income before cumulative effect of change in accounting
    for income taxes                                                  $   6,621        7,401
  Cumulative effect of change in accounting for income taxes               -          (61,944)
                                                                        -------       -------
        Net income (loss)                                                 6,621       (54,543)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Depreciation and amortization                                         9,916         8,165
    Deferred taxes                                                         (302)          461
    Cumulative effect of change in accounting for income
      taxes                                                                 -          61,944
    Amortization of deferred loan fees                                      222           222
    Provision for losses on subscriber receivables                          591           653
    Provision for losses on accounts receivable - advertising
      operations                                                             94           140
    Changes in operating assets and liabilities:
      Increase in subscriber receivables                                   (941)       (1,075)
      Increase (Decrease) in accounts receivable -
        advertising operations                                               31          (290)
      Increase in other assets                                             (470)         (186)
      Increase in accounts payable and accrued
        liabilities                                                       1,715         1,397
      Increase in subscriber prepayments and deposits                       123           566
                                                                        -------       -------

        Total adjustments                                                10,979        71,997
                                                                        -------       -------

                                                                        -------       -------

Cash flows from investing activities:
  Capital expenditures                                                   (7,462)       (6,121)
  Acquisition of intangible assets                                          (35)          -
                                                                        -------       -------

        Net cash used in investing activities                            (7,497)       (6,121)
                                                                        -------       -------

                                                                     (Continued)

                      WOMETCO CABLE CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                 For the six months ended June 30, 1994 and 1993
                                   (Unaudited)


                                                             1994        1993
                                                             ----        ----

  (Continued)                                               (In thousands)
Cash flows from financing activities:
     Additions to other indebtedness                      $     -            35
     Payments on bank debt and other indebtedness            (4,991)     (8,255)
     Dividends paid                                          (6,706)     (8,824)
     Decrease to note receivable from stockholders              522       4,223
                                                          ---------   ---------

           Net cash used in financing activities            (11,175)    (12,821)
                                                          ---------   ---------

           Net decrease in cash and cash equivalents         (1,072)     (1,488)

Cash and cash equivalents, beginning of year                  1,899       2,727
                                                          ---------   ---------

Cash and cash equivalents, end of year                    $     827       1,239
                                                          ---------   ---------
                                                          ---------   ---------

See accompanying notes to condensed consolidated financial statements.

                      WOMETCO CABLE CORP. AND SUBSIDIARIES

            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                 June 30, 1994


(1) ORGANIZATION AND BASIS OF PRESENTATION

      The consolidated financial statements include the accounts of Wometco Cable Corp. (the "Parent"), its wholly owned cable operating subsidiaries Atlanta, Georgia, area and its approximately 99 percent owned advertising subsidiaries, collectively "Wometco".

      All of the Class A common stock and in excess of 99 percent of the Class B common stock of Wometco are owned by Peachtree Cable Holdings, Ltd. ("Peachtree"), a Texas limited partnership, which has pledged such to secure their total indebtedness in the amount of $244.5 million (which includes the Wometco's indebtedness under its bank debt).

      The consolidated balance sheet at June 30, 1994 and the consolidated statements of operations and of cash flows for the six months ended June 30, 1994 and 1993, have been prepared by Wometco are unaudited. In the opinion of management, all adjustments (which include only normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows at June 30, 1994 and for all periods presented) have been made.

      Certain information and note disclosures normally included in the Wometco's annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Wometco's December 31, 1993 audited financial statements.

(2)   NEW ACCOUNTING PRONOUNCEMENT

      Effective January 1, 1993, Wometco adopted the provisions of SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 generally provides that deferred tax assets and liabilities be recognized for temporary differences between the financial reporting basis and tax basis of Wometco's assets and liabilities and the expected benefits of utilizing net operating loss carry-forwards. The cumulative effect of the adoption of these standards on January 1, 1993 was to increase the Wometco's net loss for the six months ended June 30, 1993 by $61,944,000 or $10.53 per share.

(3) RECLASSIFICATIONS

      Certain reclassifications have been made to the 1993 consolidated financial statements to conform with the classifications used in 1994.

(4)   STATEMENT OF CASH FLOWS -- SUPPLEMENTAL INFORMATION

      Wometco made interest payments of approximately $6,407,000 and $5,302,000 for the six months ended June 30, 1994 and 1993, respectively.

      Wometco made income tax payments of approximately $4,088,000 and $4,496,000 for the six months ended June 30, 1994 and 1993, respectively.

(5)   CONTINGENCIES

      On March 30, 1994, the Federal Communications Commission ("FCC"): (a) modified its existing benchmark methodology to require, absent a successful cost-of-service showing, reductions of approximately 17 percent adjusted for inflation, channel modifications, equipment costs, and increases in certain operating costs. The modification benchmarks and regulations are generally designed to cause an additional 7 percent reduction in the rates for regulated cable services on top of the rate reductions implemented by Wometco in September 1993 under the prior FCC benchmarks and regulation; (b) adopted interim regulations to govern cost-of-service showing by cable operations, establishing an industry-wide
      11.25 percent after tax rate of return and a rebuttable presumption that acquisition costs above original historic book value of tangible assets should be excluded from the rate base; and (c) reconsidered, among other matters, its regulations concerning rates for addition of regulated services and the treatment of packages of "a la carte" channels.

      On or about July 15, 1994, Wometco intends to reduce rates for regulated services in its cable systems to comply with the modified benchmarks and regulations. Wometco is not currently contemplating filing under the cost-of-service rules. No assurance can be given that Wometco will be able to offset, to any substantial degree, the adverse impact of rate reductions in compliance with the modified benchmarks and regulations. If Wometco is not successful in such efforts, and there is no legislative, administrative or judicial relief in these matters, the FCC regulations will, in future periods continue to have an adverse impact on Wometco's results of operations.

(6) SUBSEQUENT EVENTS

      (a) Wometco has preliminary determined that due to both the 1993 and 1994 mandated rate reductions, it will be unable to meet certain of its covenant requirements under its bank debt agreements in the latter part of 1994.

            Wometco has requested that beginning in July 1994, certain of such covenants be modified effective through year-end 1994. Wometco believes that its lenders will approve such modifications. Wometco anticipates negotiating longer term modifications of bank covenants and debt repayment amortization schedules with its lenders during the fourth quarter of 1994. While Wometco has enjoyed a good working relationship with its lenders in the past, there is no assurance of successful renegotiations.

      (b) On July 15, 1994, Wometco entered into an Agreement and Plan of Merger (the "Merger Agreement") with U S West, Inc. ("U S West"). The Merger Agreement provides for Multimedia Cable, Inc. ("Multimedia"), a subsidiary of U S West, to merge into Wometco, indirect subsidiary of U S West and the former stockholders of Wometco will be stockholders of U S West. The former Wometco stockholders will receive shares of U S West common stock equal in value to the portion of $1,215,100,000 purchase price allocated between the Merger Agreement and the purchase of assets of Georgia Cable Partners and Atlanta Cable Partners, two affiliates of Wometco (the "Purchase Agreement") in accordance with an investment banking opinion. The allocated purchase price will be subject to adjustments reflecting, among other items, the aggregate consolidated indebtedness of Wometco and the increase or decrease in Wometco's working capital deficit between March 31, 1994 and the closing date thereof.

            The closing of the Merger Agreement is subject to conditions and covenants customary in similar transactions, including the receipt of required governmental and contractual consents (including municipal franchise consents), the simultaneous closing of the Purchase Agreement, the accuracy of the parties' respective representations and warranties therein, compliance by U S West with the Modification Final Judgment, and registration of the U S West common stock to be issued to former Wometco stockholders. Closing of the Merger Agreement is anticipated to be around year-end 1994.

      (c) Should the Merger Agreement close as contemplated, key management employees will be entitled to receive payments under outstanding Equity Appreciation Rights ("EARs") plans immediately prior to closing. The EARs payments, to be treated as compensation expense in the operating results in the year of closing, are currently estimated to be approximately $22.6 million ($14.5 million net of state and federal tax credits to Wometco).

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                                 U S WEST, INC.,


                             MULTIMEDIA CABLE, INC.,


                              WOMETCO CABLE CORP.,


                         PEACHTREE CABLE HOLDINGS, LTD.

                                       AND

                        PEACHTREE CABLE ASSOCIATES, LTD.




                            Dated as of July 15, 1994

                                                                       ANNEX A

                              TABLE OF CONTENTS


                                                                          PAGE
                                   ARTICLE I

                                  DEFINITIONS


                                  ARTICLE II

                                  THE MERGER

      2.01 The Merger....................................................... 12
      2.02 Effective Time................................................... 12
      2.03 Closing.......................................................... 12
      2.04 Conversion and Exchange of Shares................................ 13
      2.05 Calculation of Merger Consideration; Adjustment of Merger
           Consideration; Exchange of Certificates.......................... 14
      2.06 Charter and Bylaws............................................... 17
      2.07 Officers and Directors........................................... 18
      2.08 Dissenting Shares................................................ 18
      2.09 Stockholder Representative....................................... 18


                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF WOMETCO

      3.01 Organization and Authority of Wometco and Wometco Subsidiaries... 18
      3.02 Legal Capacity; Approvals and Consents........................... 19
      3.03 Financial Statements; Undisclosed Liabilities.................... 20
      3.04 Capitalization................................................... 21
      3.05 Legal and Governmental Proceedings and Judgements................ 21
      3.06 Finders and Brokers.............................................. 21
      3.07 Real Property.................................................... 22
      3.08 Easements and Rights-of-Way...................................... 22
      3.09 Tangible Personal Property....................................... 22
      3.10 Receivables...................................................... 23
      3.11 Compliance with Law.............................................. 23
      3.12 Business Contracts............................................... 23
      3.13 Taxes............................................................ 24
      3.14 Intangible Property.............................................. 25
      3.15 Environmental Matters............................................ 25
      3.16 Labor............................................................ 26
      3.17 Absence of Changes or Events..................................... 27
      3.18 Insurance........................................................ 28
      3.19 Information Supplied............................................. 28

      3.20 Transactions with Affiliates..................................... 28
      3.21 Employee Benefits................................................ 28
      3.22 Cable Television Franchises...................................... 31


                  REPRESENTATIONS AND WARRANTIES OF PEACHTREE

      3.01-A   Organization and Authority of Peachtree...................... 34
      3.02-A   Legal Capacity; Approvals and Consents....................... 35
      3.03-A   Ownership of Stock........................................... 35


                                 ARTICLE III-B

                 REPRESENTATIONS AND WARRANTIES OF ASSOCIATES

      3.01-B   Organization and Authority of Associates..................... 36
      3.02-B   Legal Capacity; Approvals and Consents....................... 36


                                  ARTICLE IV

        REPRESENTATIONS AND WARRANTIES OF U S WEST AND ACQUISITION SUB

      4.01 Organization and Authority; Ownership of Acquisition Sub; No Prior
           Activities of Acquisition Sub; Assets of Acquisition Sub......... 37
      4.02 Legal Capacity; Approvals and Consents........................... 38
      4.03 Legal and Governmental Proceedings and Judgments................. 38
      4.04 Finders and Brokers.............................................. 39
      4.05 Capitalization................................................... 39
      4.06 Compliance with Laws............................................. 39
      4.07 U S WEST SEC Documents........................................... 39
      4.08 U S WEST Common Stock............................................ 40
      4.09 Registration Statement........................................... 40
      4.10 Section 368(a)................................................... 40


                                   ARTICLE V

                           COVENANTS OF THE PARTIES

      5.01 Wometco's Covenants.............................................. 41
      5.02 Covenants of U S WEST and Acquisition Sub........................ 45
      5.03 Mutual Covenants................................................. 45
      5.04 Access to Information............................................ 50
      5.05 Indebtedness of Wometco.......................................... 51
      5.06 Investigation with Respect to Environmental Matters.............. 51

      5.08 Effect of Cable Act.............................................. 54
      5.09 Tax Matters...................................................... 55
      5.10 Closing Without All Consents..................................... 60
      5.11 Compliance with MFJ.............................................. 60
      5.12 Wometco Indemnitor............................................... 62
      5.13 Preparation of Restated March 31 Working Capital Statement....... 63


                                  ARTICLE VI

                             CONDITIONS PRECEDENT

      6.01 Conditions to the Obligations of U S WEST, Acquisition Sub and
      6.02 Conditions to the Obligations of U S WEST and Acquisition Sub.... 64
      6.03 Conditions to the Obligations of Wometco and Peachtree........... 65


                                  ARTICLE VII

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

      7.01 Survival......................................................... 66
      7.02 U S WEST Right to Indemnification................................ 67
      7.03 U S WEST Agreement to Indemnify.................................. 69


                                 ARTICLE VIII

                                  TERMINATION

      8.01 Termination...................................................... 71
      8.02 Effect of Termination............................................ 72


                                  ARTICLE IX

                                 MISCELLANEOUS

      9.01 Expenses......................................................... 72
      9.02 Legal Costs...................................................... 73
      9.03 Amendments; Waivers.............................................. 73
      9.04 Entire Agreement................................................. 73
      9.05 Binding Effect; Assignment....................................... 73
      9.06 Construction; Counterparts....................................... 73
      9.07 Notices.......................................................... 73
      9.08 GOVERNING LAW.................................................... 75
      9.09 Further Assurances............................................... 75
      9.10 Personal Liability............................................... 75

       SCHEDULES

          Schedule 1.01-A     Required Consents
          Schedule 1.10-B     1994 Budget
          Schedule 3.01       Subsidiaries
          Schedule 3.02       Governmental and Third-Party Consents
          Schedule 3.03       Financial Statement Matters
          Schedule 3.04       Rights to Acquire Capital Stock
          Schedule 3.05       Legal Matters
          Schedule 3.06       Finders' Fees
          Schedule 3.07       Real Property
          Schedule 3.08       Exceptions to Necessary Easements
          Schedule 3.09       Tangible Personal Property
          Schedule 3.11       Compliance with Law
          Schedule 3.12       Business Contracts
          Schedule 3.13       Tax Matters
          Schedule 3.14       Intangible Property
          Schedule 3.15       Environmental Matters
          Schedule 3.16       Labor Matters
          Schedule 3.17       Changes or Events Since Balance Sheet Date
          Schedule 3.18       Insurance Policies
          Schedule 3.20       Affiliate Transactions
          Schedule 3.21       Employee Benefit Plans
          Schedule 3.22(a)    Franchise Matters
          Schedule 3.22(c) Rights to Acquire Interest in CATV Systems; Retransmission Agreements
          Schedule 3.22(d)    Rights to Operate a CATV System
          Schedule 3.22(e)    Non-Standard Rates
          Schedule 3.22(g)    Compliance with FCC Rules and Regulations
          Schedule 3.22(h)    Leakage Matters
          Schedule 3.22(i)    Copyright Matters
          Schedule 3.22(j)    Carriage Matters
          Schedule 3.22(l)    Benchmark I Rates
          Schedule 3.22(n)    Rate Regulation
          Schedule 4.04       U S WEST Finder's Fees
          Schedule 5.01       Permitted Transactions
          Schedule 5.13       March 31 Working Capital Statement

                         AGREEMENT AND PLAN OF MERGER


      THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of this 15th day of July, 1994, by and among U S WEST, Inc., a Colorado corporation ("U S WEST"), MULTIMEDIA CABLE, INC., a Delaware corporation ("Acquisition Sub"), WOMETCO CABLE CORP., a Delaware corporation ("Wometco"), PEACHTREE CABLE HOLDINGS, LTD., a Texas limited partnership ("Peachtree"), and PEACHTREE CABLE ASSOCIATES, LTD., a Texas limited partnership ("Associates").


                   W I T N E S S E T H:


      WHEREAS, U S WEST owns all of the issued and outstanding shares of capital stock of Acquisition Sub; and

      WHEREAS, Peachtree owns all of the issued and outstanding shares of the voting common stock of Wometco; and

      WHEREAS, Peachtree Investors Limited Partnership, a Delaware limited partnership ("Investors"), is the sole general partner of Peachtree; and

      WHEREAS, Associates, is the sole general partner of Investors; and

      WHEREAS, Group Management, Inc., a Texas corporation ("Group"), is the manager and a general partner of Associates;
and

      WHEREAS, the respective Boards of Directors of U S WEST, Acquisition Sub, Wometco and Group deem it advisable and in the best interests of such corporations, Peachtree, Associates and Investors and their respective stockholders and partners that Acquisition Sub merge with and into Wometco, with Wometco to continue as the surviving corporation (the "Surviving Corporation") and a wholly-owned Subsidiary of U S WEST, upon the terms and subject to the conditions set forth herein; and

      WHEREAS, for federal income tax purposes, it is intended that such merger will qualify as a tax-free reorganization within the meaning of Section 368(a)(2)(E) of the Code;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties, conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

                                   ARTICLE I



      Unless otherwise stated in this Agreement, the following terms used herein shall have the following meanings (terms defined in the singular to have the same meanings when used in the plural and VICE VERSA):

      ACQUISITION SUB:  As defined in the preamble to this Agreement.

      ACQUISITION SUB STOCK: The Common Stock, par value $.01 per share, of Acquisition Sub.

      AERONAUTICAL FREQUENCIES: Frequencies in the band 108-137 and 225-400 MHz, when carried at peak power levels of 10(-4) watts or greater.

      AFFILIATES: With respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person.

      AGREEMENT: This Agreement and the Disclosure Schedule and Exhibits attached hereto.

      APPLICABLE LAWS:  As defined in Section 3.11.

      ARBITRATOR:  As defined in Section 2.05(a)(iii)(D).

      ASSOCIATES:  As defined in the preambles to this Agreement.

      ATLANTA CABLE AGREEMENT:  As defined in Section 6.02(d).

      ATLANTA CABLE GROUP: Atlanta Cable Partners, L.P., a Georgia limited partnership and Georgia Cable Partners, a Georgia general partnership.

      AVERAGE CLOSING PRICE:  As defined in Section 2.04(a)(iv).

      BALANCE SHEET:  As defined in Section 3.03(a).

      BASIC CABLE SERVICE:  The level of CATV service defined in 47 C.F.R.
Section 76.901(a) that includes, without limitation, signals of domestic television broadcast stations (except for satellite-delivered "superstations"), public, educational and governmental access channels required by Franchise.

      BENCHMARK I RATES:  As defined in Section 3.22(l).

      BENCHMARK II RATES:  As defined in Section 3.22(l).

      BUSINESS CONTRACT:  As defined in Section 3.12.

      BUSINESS DAY: Any day of the year on which national banking institutions in New York are open to the public for conducting all regular business and are not required or authorized to close.

      CABLE ACT:  As defined in Section 5.08.

      CABLE PROGRAMMING SERVICE: The level of CATV service defined in 47 C.F.R. Section 76.901(b) including video programming other than Basic Cable or Premium Service.

      CATV: Cable television.

      CATV BUSINESS: The cable television business owned or operated by the Wometco Group, including, without limitation (i) the transmission, distribution and local origination of audio and video signals over the Wometco Group's CATV Systems, (ii) the operation of competitive access provider Local Interconnect, L.P., a Texas limited partnership, (iii) the operation of a cable advertising business through Cable Ad Associates, L.P., a Texas limited partnership ("CAMA"), and The Classified Channel, Inc., and (iv) the non-paying limited partner equity position in SportSouth Network, Ltd. referred to in that certain "SportSouth Interest").

      CATV SYSTEM: A complete CATV reception and distribution system operated by the Wometco Group as part of the CATV Business consisting of one or more head-ends, trunk cable, subscriber drops and associated electronic equipment, which is, or is capable of being, operated as an independent system without interconnections to other systems.

      CERTIFICATE:  As defined in Section 2.05(b).

      CERTIFICATE OF MERGER: The certificate of merger to be executed by Wometco and Acquisition Sub and to be delivered for filing and recording with the Secretary of State and the appropriate County Recorder of the State of Delaware in accordance with Sections 103 and 251 of the DGCL to effect the Merger.

      CLI:  As defined in Section 3.22(h).

      CLOSING:  As defined in Section 2.03.

      CLOSING DATE:  The date fixed for the Closing in accordance with Section
                     2.03.

      CLOSING PRICE:  As defined in Section 2.04(a)(iv).

      CLOSING STATEMENT:  As defined in Section 2.05(a)(i).

      COBRA:  As defined in Section 3.21(m).

      CODE:  The Internal Revenue Code of 1986, as amended.

      COMMUNICATIONS ACT:  The Communications Act of 1934, as amended, 47
                           U.S.C. Section 151, et seq.

      CONTROL PARTIES:  As defined in Section 5.09(e)(1).

      COPYRIGHT ACT:  As defined in Section 3.22(i).

      CURRENT RATES:  As defined in Section 3.22(b).

      CURRENT WOMETCO RETURNS:  As defined in Section 5.09(d).

      DEFERRAL NOTICE:  As defined in Section 5.03(a)(ix).

      DETERMINATION DATE:  As defined in Section 2.04(a)(iii)(E).

      DGCL:  The General Corporation Law of the State of
Delaware, as it may be amended from time to time.

      DISAGREEMENT NOTICE:  As defined in Section 5.09(d).

      DISCLOSURE SCHEDULE: Collectively, the Schedules to this Agreement provided by Wometco to U S WEST or Acquisition Sub, and provided by U S WEST and Acquisition Sub to Wometco and Peachtree.

      DISSENTING SHARES:  As defined in Section 2.08.

      DOJ:  The United States Department of Justice.

      EASEMENTS:  As defined in Section 3.08.

      EFFECTIVE TIME:  As defined in Section 2.02.

      EMPLOYEE BENEFIT PLAN:  As defined in Section 3.21(a).

      ENVIRONMENTAL REQUIREMENTS:  As defined in Section 3.15.

      EQUITY APPRECIATION RIGHTS PLANS:  As defined in Section 3.21(b).

      ERISA:  Employee Retirement Income Security Act of 1974, as amended.

      ERISA AFFILIATE:  As defined in Section 3.21(a).

      EXCHANGE ACT:  As defined in Section 3.20.

      FCC: The Federal Communications Commission or any successor agency thereto performing similar functions to those performed by the Federal Communications Commission on the date hereof.

      FCC COMMUNITY UNITS: A CATV System, or portion of a CATV System, that entity (including unincorporated communities within unincorporated areas and including single, discrete unincorporated areas).

      FCC LICENSES: All licenses, permits and other authorizations relating to the operation of the CATV Business granted by the FCC pursuant to FCC Rules and Regulations.

      FCC RULES AND REGULATIONS:  The rules and regulations of the FCC.

      FINAL STATEMENT:  As defined in Section 2.05(a)(iii)(A).

      FINANCIAL STATEMENTS.  As defined in Section 3.03(a).

      FTC:  The Federal Trade Commission.

      FRANCHISES:  As defined in Section 3.22(a).

      FRANCHISING AUTHORITY: A Governmental Authority empowered by federal, state or local law to issue the Franchises.

      GOVERNMENTAL AUTHORITY: The Federal government, any state, county, municipal, local or foreign government and any governmental agency, bureau, commission, authority or body.

      GOVERNMENTAL CONSENTS:  As defined in Section 3.02(c).

      GROUP:  As defined in the preamble to this Agreement.

      HSR ACT AND RULES: The Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder, as from time to time in effect prior to the Closing.

      HSR REPORT: The Notification and Report Form for certain mergers and acquisitions mandated by the HSR Act and Rules.

      INDEBTEDNESS: With respect to any Person, any indebtedness, secured or unsecured, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), including accrued or accredited interest thereon and prepayment penalties and rate breakage fees incurred with respect thereto, and evidenced by bonds, notes, debentures or similar instruments or letters of credit, to the extent of the face value thereof (or, in the case of evidence of indebtedness issued at a discount, the current accredited value thereof), or (ii) representing the balance deferred and unpaid of the purchase price of property or services and shall also include, to the extent not otherwise included, (A) any capitalized lease obligations and (B) the face value of guaranties of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor). No item constituting Indebtedness under any of the definitions set forth above shall be counted twice by virtue of the fact that it constitutes "Indebtedness" under more than one of such definitions, and no intercompany item within the Wometco Group shall be included as "Indebtedness." In addition, notwithstanding anything in the foregoing to the contrary, Indebtedness of a Person shall not include (1) amounts available for borrowing by such Person bonds or letters of credit submitted to Franchising Authorities or in connection with pole attachment agreements in the ordinary course of business consistent with past practices.

      INTANGIBLE PROPERTY: All copyrights, patents, trademarks, service marks, trademark and service mark registrations and applications, and trade names used by the Wometco Group in connection with the CATV Business, and all applications for, or licenses or other rights to use, any thereof, trade secrets, technology, and all other material intangible property of any nature whatsoever, which are used or held for use in the CATV Business.

      INVESTORS:  As defined in the preamble to this Agreement.

      IRS:  As defined in Section 3.21(c).

      JUDGMENT: Any judgment, writ, order, injunction, award or decree of or by any court, judge, justice or magistrate, including any bankruptcy court or judge, and any order of or by any Governmental Authority.

      LAW: Applicable common law and any statute, ordinance, code or other law, rule, regulation, order, requirement or procedure enacted, adopted, promulgated or applied by any Governmental Authority or court.

      LAWSUIT:  As defined in Section 7.02(b)(iv)(3).

      LIEN: Any security agreement, financing statement filed with an appropriate Governmental Authority, conditional sale or other title retention agreement, any lease, consignment or bailment given for security purposes, any lien, mortgage, pledge, option, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, exception to or defect in title or other ownership interest (including, without limitation, reservations, rights of entry, possibilities of reverter, encroachments, easements, rights of way, restrictive covenants, leases and licenses) of any kind, which (i) creates or confers an interest in property to secure payment or performance of a liability, obligation or claim, or which retains or reserves such an interest for such purpose; (ii) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to sell or otherwise dispose of, or otherwise results or may result in any Person acquiring, any property or interest therein; (iii) restricts the transfer of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any property; or (iv) otherwise constitutes an interest in or claim against property whether arising pursuant to any Law, Business Contract or Judgment.

      MARCH 31 BALANCE SHEET: As defined in the definition of Restated March 31 Working Capital Statement.

      MARKETABLE SECURITIES: U S WEST Common Stock and/or other equity security of U S WEST listed on a national securities exchange or quoted on the National Association of Securities Dealers Automatic Quotation System and having

      MATERIAL ADVERSE EFFECT: Any effect that is materially adverse to the results of operations, properties, assets, liabilities or financial condition of the Wometco Group, taken as a whole; provided that in no event shall a Material Adverse Effect include or be deemed to include an effect resulting from expiration of the term of a Franchise during the period from the date hereof until the Closing.

      MERGER:  As defined in Section 2.01.

      MERGER AGREEMENTS:  As defined in Section 3.02(a).

      MERGER CONSIDERATION:  As defined in Section 2.04(a)(ii).

      MERGER CONSIDERATION PER SHARE: The Merger Consideration divided by the aggregate number of shares of Wometco Voting Stock and Wometco Non-Voting Stock outstanding at the Effective Time, other than treasury shares.

      MFJ: The decree entered August 24, 1982, in UNITED STATES V. WESTERN ELECTRIC, Civil Action No. 82-0192 (United States District Court, District of Columbia) as modified by the Civil Enforcement Consent Order, filed February 2, 1989 and the Enforcement Order, filed on February 14, 1991.

      MULTIEMPLOYER PLAN:  As defined in Section 3.21(a).

      NOTICE OF DISAGREEMENT:  As defined in Section 2.05(a)(iii)(C).

      NYSE:  As defined in Section 2.04(a)(iv).

      OBJECTION:  As defined in Section 2.04(e).

      ORIGINAL WORKING CAPITAL STATEMENT: As defined in the definition of Restated March 31 Working Capital Statement.

      PEACHTREE:  As defined in the preamble to this Agreement.


      PENSION PLANS:  As defined in Section 3.21(a).

      PERMITTED LIENS: Any Lien for (i) landlord's liens and liens for property taxes not delinquent, (ii) statutory liens which do not materially detract from the value of the properties subject to such liens or materially impair the use thereof in the operation of the CATV Business and which are incurred in the ordinary course of the Wometco Group's business, (iii) the Liens listed on Schedules 3.07 or 3.09, (iv) leased interests in property owned by others and leased interests in property leased to others, (v) restrictions set forth in, or rights granted to Franchising Authorities as set forth in, the Franchises, the FCC Licenses or applicable Law relating thereto; and (vi) zoning, building or similar restrictions, easements, rights-of-way, reservations of rights, conditions or other restrictions or encumbrances relating to or affecting the Real Property, that do not, individually or in the aggregate, materially interfere with the use of such Real Property in the operation of the CATV Business as presently conducted.

      PERSON: Any natural person, corporation, general or limited partnership, limited liability company, limited liability partnership, joint venture, estate, trust, association or unincorporated entity of any kind.

separate charge per channel or per program.

      PRIME RATE: The rate of interest announced by Citibank, N.A. as its base rate, as such rate shall be in effect from time to time.

      REAL PROPERTY:  As defined in Section 3.07.

      REGISTRATION STATEMENT: The Registration Statement(s) on Form S-4 or such other appropriate forms to be filed by U S WEST in accordance with the provisions of Section 5.03.

      REQUIRED CONSENTS:  The consents set forth on Schedule 1.01-A.

      RESTATED MARCH 31 WORKING CAPITAL STATEMENT: The working capital statement to be prepared following the date of this Agreement in accordance with
Section 5.13 hereof, which shall restate the original working capital statement attached hereto as Schedule 5.13 ("Original Working Capital Statement"), which has been derived from the unaudited consolidated March 31, 1994 balance sheet of Wometco attached hereto as part of Schedule 3.03 (the "March 31 Balance Sheet"), to accurately reflect the adjustments agreed upon pursuant to Section 5.13, in accordance with generally accepted accounting principles as modified in accordance with the definitions of Working Capital Assets and Working Capital Liabilities.

      SALE NOTICE:  As defined in Section 5.03(a)(viii).

      SEC:  As defined in Section 3.19.

      SECTION 262:  As defined in Section 2.08.

      SECTION 5.09 MAXIMUM AMOUNT:  As defined in Section 5.09(a).

      SECURITIES ACT:  As defined in Section 3.19.

      SELLING STOCKHOLDERS:  As defined in Section 5.03(a)(i).

      STOCKHOLDER REPRESENTATIVE:  As defined in Section 2.09.

      STOCKHOLDERS:  As defined in Section 2.09.

      STRADDLE PERIOD:  As defined in Section 5.09(d).

      SUBSCRIBER: An active subscriber for Basic Cable Service either in a single household or in a multi-unit dwelling (including a hotel unit); provided, however, that the number of subscribers in a multi-unit dwelling that obtains service on a "bulk-rate" basis shall be determined by dividing the bulk-rate charge by the basic subscription rate for individual households subscribing to the same level of service as the multi-unit dwelling (E.G., if the basic subscription rate for individual households is $10 and a multi-unit dwelling paid a bulk-rate fee of $100 for the same level of service, then that multi-unit dwelling shall be considered as having 10 subscribers). For purposes of this definition, an "active subscriber" shall mean any Person at any given time that is paying for and receiving any level of CATV service from any CATV System who
(i) has an account that is not more than 61 days past due (except for amounts which are past due pending the resolution of a bona fide dispute or past due amounts of $10 or less, provided such account is otherwise current), and (ii) if such Person has been sent a disconnect notification by any CATV System prior to not disconnected. For purposes of this definition, the number of days past due of a Subscriber account shall be determined from the last day of the period for which the applicable billing for services for that period is made.

      SUBSIDIARY: With respect to any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either directly or through or together with any other Subsidiary of such Person), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or similar governing body of such corporation, partnership, joint venture or other legal entity.

      SURVIVING CORPORATION:  As defined in the preamble to this Agreement.

      SURVIVING CORPORATION STOCK:  The Common Stock, par value
$1.00 per share, of the Surviving Corporation.

      TANGIBLE PERSONAL PROPERTY:  As defined in Section 3.09.

      TAX CLAIMS:  As defined in Section 5.09(e).

      TAXES: All taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts, in each case, imposed by any taxing authority (domestic or foreign) and shall include any transferee liability in respect of Taxes.

      TAX RETURNS:  As defined in Section 3.13.

      THIRD PARTY CONSENTS:  As defined in Section 3.02(c).

      TRADING DAY:  As defined in Section 2.04(a)(iv).

      U S WEST:  As defined in the preamble to this Agreement.

      U S WEST CLAIMS.  As defined in Section 7.02(c).

      U S WEST COMMON STOCK:  The Common Stock, without par value, of U S WEST.

      U S WEST DAMAGES:  As defined in Section 7.02(a).

      U S WEST GROUP:  As defined in Section 5.09(a).

      U S WEST INDEMNITEES:  As defined in Section 7.02(a).

      U S WEST SEC DOCUMENTS:  As defined in Section 4.07.

      VALUE PAYABLE AT CLOSING:  An amount equal to:

            (a) the portion of $1,215,100,000 allocated to this Agreement in accordance with the opinion of an investment banker or bankers selected by Wometco and Holdings (as defined in the Atlantic Cable Agreement), which opinion shall be delivered as soon as practicable after the date hereof and shall be reasonably acceptable to U S WEST, with the cost of such opinion being borne by Wometco and Holdings; MINUS

      Closing Date; MINUS

            (c) the increase, if any, in the Wometco Group's Working Capital Deficit from that to be reflected in the Restated March 31 Working Capital Statement to the Working Capital Deficit as of the Closing Date; PLUS

            (d) the decrease, if any, in the Wometco Group's Working Capital Deficit from that to be reflected in the Restated March 31 Working Capital Statement to the Working Capital Deficit as of the Closing Date; MINUS

            (e) the proceeds from the disposition of the SportSouth Interest, if any, received by Wometco prior to the Closing.

      WOMETCO:  As defined in the preamble to this Agreement.

      WOMETCO ASSETS: All assets and properties owned or leased by the Wometco Group of every kind and description, wherever located, whether tangible or intangible, real, personal or mixed, used in connection with the ownership or operation of the CATV Business.

      WOMETCO CLAIMS:  As defined in Section 7.03(b).

      WOMETCO DAMAGES:  As defined in Section 7.03(a).

      WOMETCO GROUP:  Wometco and the Wometco Subsidiaries.

      WOMETCO INDEMNITEE:  As defined in Section 7.03(a).

      WOMETCO INDEMNITOR: Associates or such other Person or Persons substituted for or added in addition to, Associates, as provided for in Section
5.12 hereof.

      WOMETCO NON-VOTING STOCK: The Class B Non-Voting Common Stock, par value $1.00 per share, of Wometco.

      WOMETCO PARTIES:  As defined in Section 7.02(b)(vi).

      WOMETCO STOCK:  The Wometco Voting Stock and the Wometco Non-Voting Stock.

      WOMETCO SUBSIDIARIES:  Subsidiaries of Wometco.

      WOMETCO VOTING STOCK: The Class A Voting Common Stock, par value $1.00 per share, of Wometco.

      WORKING CAPITAL ASSETS: The sum of (i) cash on hand or in banks, cash equivalents, prepaid pole attachment rentals, prepaid rentals and prepaid insurance premiums (but only to the extent the Surviving Corporation retains the related policy or to the extent that the Surviving Corporation receives a rebate attributable to the cancellation of such policy) and other prepaid items; (ii) Subscriber and other receivables or deposits; (iii) payments of rate refunds, credits or penalties (other than such refunds, credits or penalties as may result from Wometco's failure to comply with the covenants set forth in Section
5.07 and such refunds, credits or penalties for the period from May 14, 1994 to July 14, 1994 arising from any failure or alleged failure of Wometco to give notice of the implementation of Benchmark II Rates by June 14, 1994 ("Potential Refund Liability")) made to Subscribers or Governmental Authorities by the Wometco Group from the date hereof through and including the Closing Date in connection with or resulting from the Cable Act; and (iv) the amount of all tax Returns for the taxable year ending on or including the Closing Date and (y) all other Wometco Group Tax Returns arising out of the carryback of a taxable loss of the Wometco Group for its taxable year ending on or including the Closing Date; with the items in clauses (i) and (ii) determined in accordance with generally accepted accounting principles on a basis consistent with, and without modification of the accounting principles used in the preparation of, the Restated March 31 Working Capital Statement.

      Notwithstanding anything to the contrary contained herein, Working Capital Assets for purposes of this definition shall not include: (1) all deferred loan fees, and (2) receivables from any Affiliate of Wometco Group other than members of the Atlanta Cable Group and the Wometco Group and Local Interconnect, L.P.

      WORKING CAPITAL DEFICIT: The excess of Working Capital Liabilities over Working Capital Assets.

      WORKING CAPITAL LIABILITIES: The sum of (i) accounts payable, other current liabilities and accrued expenses (which shall include, without limitation, amounts due and payable in respect of current Taxes that have not been paid, all accrued and unpaid transaction expenses, all out-of-pocket expenses with respect to any Indebtedness, all severance or similar payments, if any, required to be made solely as a result of the consummation of the transactions contemplated hereby, all accrued amounts of bonus payments listed on Schedules 3.21 and 5.01 and all amounts of bonus and severance payments payable on or prior to the Closing to the extent they remain unpaid following the Closing), and (ii) Subscriber prepayments and deposits, with the items described in clauses (i) and (ii) to be determined in accordance with generally accepted accounting principles on a basis consistent with, and without modification of the accounting principles used in the preparation of, the Restated March 31 Working Capital Statement.

      Notwithstanding anything to the contrary contained herein, Working Capital Liabilities for purposes of this definition does not include (1) Indebtedness of the Wometco Group, including interest, rate breakage fees and prepayment penalties with respect thereto; (2) payments due or which may become due under any severance agreements other than those, if any, which are to be made solely upon the occurrence of a change of control of Wometco; (3) liabilities or obligations of the type described in Section 5.08 hereof (other than liabilities and obligations resulting from Wometco's failure to comply with Section 5.07 and all Potential Refund Liability); (4) liabilities or obligations arising out of a Lawsuit (as defined in Section 7.02(b)(iv)(3)) of the type described in Section 7.02(b)(iv)(3); (5) deferred tax liabilities; (6) tax liabilities arising from of the Wometco Group other than members of the Atlanta Cable Group and the Wometco Group and Local Interconnect, L.P.

      Notwithstanding anything to the contrary contained herein, in no event shall the amount of any reserve (other than reserves for trade and other receivables) included on the Closing Statement be less than the amount of the corresponding reserve on the Original Working Capital Statement, provided that any payment made or accrual of liability in respect of Potential Refund Liability shall not reduce any reserve to be reflected on the Restated March 31 Working Capital Statement or the Closing Statement. In determining the amount of current Taxes under Working Capital Liabilities, the aggregate amount of payments made by the Wometco Group, on or prior to the Closing, to the participants under the Equity Appreciation Rights Plans, together with bonuses in lieu thereof and special bonuses in addition thereto, shall be deducted in determining the taxable income of the Wometco Group.

      1994 BUDGET: The planning budget prepared with respect to the operation of the CATV Business in 1994, in the form attached hereto as Schedule 1.01-B.


                                  ARTICLE II

                                  THE MERGER


      2.01 THE MERGER. At the Effective Time (as defined in Section 2.02 hereof) and upon the terms and subject to the conditions set forth in this Agreement and the DGCL, Acquisition Sub shall be merged with and into

Wometco (the "Merger"), with Wometco to continue as the Surviving Corporation and a wholly-owned Subsidiary of U S WEST. From and after the Effective Time, the separate existence of Acquisition Sub shall cease and the Surviving Corporation shall succeed to, possess and assume all rights, privileges, powers, assets, liabilities and obligations of Acquisition Sub in accordance with the provisions of the DGCL.


      2.02 EFFECTIVE TIME. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with Section 251 of the DGCL, which Certificate of Merger shall be so filed concurrent with the Closing. The date and time when the Merger becomes effective are herein referred to as the "Effective Time."


      2.03 CLOSING. The closing (the "Closing") of the transactions contemplated hereby shall take place at 10:00 a.m. on a date which shall be a Business Day specified by Wometco and reasonably acceptable to U S WEST, which date shall be not less than five (5) Business Days nor more than ten (10) Business Days after the satisfaction or, to the extent permissible by law, waiver (by the party for whose benefit the closing condition is imposed) of the conditions precedent set forth in Article VI hereof (other than the following
(h); 6.03(a) through (d)) (the "Closing Date"); provided, however, that if on the date otherwise scheduled for Closing hereunder the conditions set forth in
Section 6.02(d) and 6.03(d) are not satisfied or cannot be satisfied on such date, either party may postpone the Closing to the date specified for Closing under the Atlanta Cable Agreement.


      The Closing shall take place at the offices of Weil, Gotshal & Manges at 767 Fifth Avenue, New York, New York or at such other place as shall be agreed upon by U S WEST and Wometco.


      2.04 CONVERSION AND EXCHANGE OF SHARES. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of the Wometco Stock:

            (a)  CONVERSION OF SHARES OF WOMETCO STOCK.

                  (i) Each share of the Wometco Voting Stock and the Wometco Non-Voting Stock outstanding on the date hereof shall be converted into the right to receive the Merger Consideration Per Share. As of the Effective Time, all such shares of Wometco Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Wometco Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration Per Share to be issued in consideration therefor upon surrender of such certificate in accordance with Section 2.05, without interest, including the cash to be paid in lieu of issuing any fractional shares of U S WEST Common Stock pursuant to Section 2.05(e).

                  (ii) The "Merger Consideration" shall consist of such number of shares of U S WEST Common Stock, or, if U S WEST requests and with the consent of Wometco (which consent may be withheld in the sole and absolute discretion of Wometco), shares of a Marketable Security, rounded to the nearest hundredth or if there shall not be a nearest hundredth, to the next highest hundredth, equal to (A) the Value Payable At Closing, divided by (B) the Average Closing Price; in the event that Wometco agrees that the holders of Wometco Stock shall receive shares of a Marketable Security as Merger Consideration, each of the parties to this Agreement agree to enter into an amendment hereto providing for the determination of the Average Closing Price and for other appropriate provisions with respect to the shares of the Marketable Security to be received, with such provisions to be similar in effect to those provided herein with respect to the U S WEST Common Stock.

                  (iii) If between the date of this Agreement and the Effective Time the outstanding shares of U S WEST Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or Merger Consideration shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

                  (iv) For the purposes of the foregoing, (x) the "Average Closing Price" means the average of the daily Closing Prices (as defined below) per share of U S WEST Common Stock for the 5 consecutive Trading Days (as defined below) immediately preceding the third Business Day prior to the Closing Date; (y) the "Closing Price" of U S WEST Common Stock shall mean the last reported sale price of such stock (regular way) as shown on the Composite Tape of the New York Stock Exchange, Inc. ("NYSE"); and (z) "Trading Day" shall mean a day on which the NYSE is open for the transaction of business.

            (b) CANCELLATION OF TREASURY STOCK. All shares of the Wometco Stock held by Wometco or by Wometco Subsidiaries as treasury shares, if any, shall be cancelled and no payment shall be made in respect thereof.

            (c) CANCELLATION OF OPTIONS, WARRANTS. All options, warrants or other rights to acquire shares of Wometco Stock shall be cancelled and no payment shall be made in respect thereof.

            (d) CONVERSION OF ACQUISITION SUB SHARES. Each share of Acquisition Sub Stock outstanding immediately prior to the Effective Time shall be converted into one share of Surviving Corporation Stock.

            (e) CONVERSION OF SHARES OF OBJECTING STOCKHOLDERS. Any shares of Wometco Stock outstanding at the Effective Time and held by any stockholder of Wometco who filed a written objection to the Merger in accordance with the DGCL (an "Objection") but whose right of appraisal shall not have been perfected as provided therein shall be deemed changed in the same manner as provided for other outstanding shares of the Wometco Stock of the same class.


      2.05 CALCULATION OF MERGER CONSIDERATION; ADJUSTMENT OF MERGER CONSIDERATION; EXCHANGE OF CERTIFICATES.

            (a) PAYMENT OF MERGER CONSIDERATION; ADJUSTMENT OF MERGER CONSIDERATION.

                  (i) For the purpose of determining the calculation of the Merger Consideration, at least three (3) Business Days prior to Closing, Wometco shall provide U S WEST with a statement (the "Closing Statement") setting forth in reasonable detail its calculation of the Merger Consideration and the Merger Consideration Per Share, based upon Wometco's good faith estimates of the components of Value Payable At Closing. The Closing Statement shall be accompanied by an officer's certificate to the effect that the Merger Consideration shall have been determined in accordance with the provisions of this Agreement.

                  (ii) The Merger Consideration shall be subject to adjustment after Closing in accordance with the following procedures and the parties hereto the parties of adjustments to the Merger Consideration:

                        (A) U S WEST shall as soon as practicable (and in any event within 60 days) after the Closing Date prepare and deliver to Peachtree a final statement (the "Final Statement") setting forth any and all proposed adjustments to the Value Payable at Closing. The Final Statement shall be accompanied by an officer's certificate to the effect that the proposed adjustments to the Value Payable At Closing have been determined in accordance with the provisions of this Agreement.

                        (B) U S WEST shall assist Peachtree and Peachtree's independent auditors in their review of the Final Statement and in connection therewith shall provide Peachtree and Peachtree's independent auditors access at reasonable times to the personnel, properties, assets, books and records of the Wometco Group. Peachtree and Peachtree's independent auditors will be provided with reasonable access to the working papers of U S WEST relating to the Final Statement and with reasonable access to U S WEST's independent auditors. If U S WEST shall fail to deliver a Final Statement within the period set forth in
Section 2.05(a)(ii)(A) above, Peachtree may, if it believes any adjustments to the Value Payable At Closing are appropriate submit its proposed adjustments within the time period specified in Section 2.05(a)(ii)(C) below, which submission shall be treated as a Notice of Disagreement (as defined in Section 2.05(a)(ii)(C) below).

                        (C) The Final Statement shall become final and binding upon the parties at the close of business on the thirtieth day (or if such day shall not be a Business Day on the next Business Day) following receipt thereof by Peachtree unless Peachtree shall give written notice of its disagreement with the Final Statement ("Notice of Disagreement") to U S WEST on or prior to such date. Any such Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted, accompanied by a calculation by Peachtree of its proposed adjustments to the Value Payable at Closing. If Peachtree does not deliver a Notice of Disagreement within the period specified in this Section 2.05(a)(ii)(C), the adjustment to the Value Payable At Closing proposed by U S WEST shall be final and binding upon the parties.

                        (D) Following the delivery of a Notice of Disagreement, U S WEST and Peachtree shall seek in good faith to resolve such disagreement.
If no such resolution shall have been achieved by U S WEST and Peachtree after thirty (30) days, the parties shall submit to an arbitrator (the "Arbitrator") for review and resolution any and all matters which remain in dispute. The Arbitrator shall be Deloitte & Touche or if such firm is unable or unwilling to act, such other nationally recognized independent public accounting firm as U S WEST, on the one hand, and Peachtree, on the other hand, shall each select an independent accounting firm and the two firms so selected shall agree upon a third independent accounting firm to act as the Arbitrator; provided, however, that in no event shall the principal independent accounting firm which is the auditor of U S WEST, Peachtree (and any Person controlling Wometco or Peachtree) or Lehman Brothers Inc. be the Arbitrator. U S WEST and Peachtree shall submit the adjustments to the Value Payable At Closing proposed by both U S WEST and Peachtree to the Arbitrator, and the Arbitrator shall determine the adjustments to the Value Payable At Closing (which may be an amount other than the adjustments to the Value Payable At Closing proposed by either U S WEST or Peachtree). The Arbitrator shall render a decision regarding the adjustments to the Value Payable at Closing within thirty (30) days of submission thereto, and shall notify U S WEST and Peachtree of such determination in writing. The fees and expenses of the Arbitrator shall be borne equally by U S WEST and Peachtree.

                        (E) In the event that the Value Payable At Closing determined at Closing is greater than the Value Payable At Closing as determined pursuant to this Section 2.05(a)(ii), then U S WEST shall be entitled to receive, not later than five (5) days after, as applicable, (1) the Final Statement becoming final and binding on the parties pursuant to
Section 2.05(a)(ii)(C), (2) the resolution of any dispute regarding the Final Statement by U S WEST and Peachtree, or (3) receipt of notice from the Arbitrator of the actual adjustments to the Value Payable At Closing (such date, as the case may be, being hereinafter referred to as the "Determination Date"), an amount equal to such difference, plus an amount equal to the dividends paid during the period from the Closing Date to the date of payment with respect to U S WEST Common Stock in an amount of U S WEST Common Stock equal in value to such difference (based on the Average Closing Price used in determining the Merger Consideration), together with interest thereon (which shall accrue at the Prime Rate from the Closing Date (except with respect to interest payable on the amount equal to dividends paid with respect to U S WEST Common Stock, which shall accrue from the date of payment of such dividend) to the date of payment) which amount shall be paid by the Wometco Indemnitor in immediately available funds. In the event that the Value Payable At Closing as determined pursuant to this Section 2.05(a)(ii) is greater than the Value Payable At Closing determined at Closing, then U S WEST shall pay to Peachtree (for the benefit of all Stockholders), not later than five (5) days after the Determination Date, in immediately available funds, an amount equal to such difference, plus an amount of payment with respect to U S WEST Common Stock in an amount of U S WEST Common Stock equal in value to such difference (based on the Average Closing Price used in determining the Merger Consideration), together with interest thereon (which shall accrue at the Prime Rate from the Closing Date (except with respect to interest payable on the amount equal to dividends paid with respect to U S WEST Common Stock, which shall accrue from the date of payment of such dividend) to the date of payment).

                        (F) U S WEST and Peachtree agree that judgment may be entered upon the determination of the Arbitrator in and by any court having jurisdiction over the party or parties against which such determination is to be enforced.

            (b) EXCHANGE PROCEDURES. At least three (3) Business Days prior to the Effective Time, U S WEST shall deliver to the Stockholder Representative (as defined in Section 2.09) with respect to each certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Wometco Stock (the "Certificates") instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of U S WEST Common Stock comprising the Merger Consideration. Upon surrender of a Certificate for cancellation to U S WEST, together with such documents as reasonably may be required by U S WEST, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the shares of U S WEST Common Stock comprising the Merger Consideration that such holder has the right to receive pursuant to the provisions of this Article II (together with any dividends or distributions made with respect to the U S WEST Common Stock after the Effective Time and any cash to be paid in lieu of fractional shares pursuant to Section 2.05(e)). The Certificate so surrendered pursuant to the preceding sentence shall forthwith be cancelled. In the event of a transfer of ownership of Wometco Stock which is not registered in the transfer records of Wometco, a certificate representing the shares of U S WEST Common Stock comprising the Merger Consideration may be issued to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of the shares of U S WEST Common Stock comprising the Merger Consideration to a Person other than the registered holder of such Certificate or establish to the satisfaction of U S WEST that such tax has been paid or is not applicable.
Until surrendered as contemplated by this Section 2.05, each Certificate shall be deemed at any time after the Effective Time to represent only the right to Common Stock comprising the Merger Consideration (together with any dividends or distributions made with respect to the U S WEST Common Stock after the Effective Time and any cash to be paid in lieu of fractional shares pursuant to Section 2.05(e)). Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the Stockholder Representative for the benefit of the record holder of the Certificate certificates representing whole shares of U S WEST Common Stock issued in exchange therefor, without interest, (x) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of U S WEST Common Stock to which such holder is entitled pursuant to Section 2.05(e), (y) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of U S WEST Common Stock and (z) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of U S WEST Common Stock.

            (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to U S WEST Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate, or to the Stockholder Representative for the benefit of such holder, with respect to the shares of U S WEST Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder, or to the Stockholders Representative for the benefit of such holder, pursuant to Section 2.05 (e) until the holder of record of such Certificate, or the Stockholder Representative on behalf of such holder, shall surrender such Certificate.

            (d) FURTHER OWNERSHIP RIGHTS IN WOMETCO STOCK. All shares of U S WEST Common Stock comprising the Merger Consideration issued or issuable upon the surrender for exchange of Certificates in accordance with the terms of this
Article II (including any cash paid pursuant to Sections 2.05(b) and 2.05(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Wometco Stock theretofore represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Wometco Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or U S WEST for any reason, they shall be cancelled and exchanged as provided in this
Article II.

fractional shares of U S WEST Common Stock shall be issued upon the surrender for exchange of the Certificates, but in lieu thereof each holder of Certificates who would otherwise have been entitled to a fraction of a share of U S WEST Common Stock, upon surrender of such Certificates by such holder, or the Stockholder Representative for the benefit of such holder, will be paid the cash value of such fractional share based upon the value of the U S WEST Common Stock determined pursuant to Section 2.04 hereof.

            (f) WITHHOLDING RIGHTS. U S WEST shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Wometco Stock such amounts as U S WEST is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by U S WEST, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Wometco Stock in respect of which such deduction and withholding was made by U S WEST.

            (g) NO LIABILITY. None of U S WEST or Wometco shall be liable to any person in respect of any shares of U S WEST Common Stock comprising Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (h) LOST CERTIFICATES. If any certificate representing shares of Wometco Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, U S WEST will issue in exchange for such lost, stolen or destroyed certificate the shares of U S WEST Common Stock (and any dividend or distribution with respect thereto made after the Effective Time and any cash payable in lieu of fractional shares pursuant to Section 2.05(e)) deliverable in respect thereof as determined in accordance with the terms of this Agreement.


      2.06 CHARTER AND BYLAWS. At the Effective Time, the Certificate of Incorporation of Wometco shall be the Certificate of Incorporation of the Surviving Corporation, until amended, altered or repealed as therein provided and in accordance with the DGCL. The By-Laws of Acquisition Sub shall be the By-Laws of the Surviving Corporation until amended, altered or repealed as therein provided and in accordance with the DGCL.


      2.07 OFFICERS AND DIRECTORS. The officers and directors of Acquisition Sub immediately prior to the Effective Time shall be the officers and directors of the Surviving Corporation, each to hold office in accordance with the By-Laws of the Surviving Corporation and the DGCL.


      2.08 DISSENTING SHARES. Notwithstanding anything in this Agreement to demanded and perfected his demand for appraisal of his shares in accordance with
Section 262 of the DGCL ("Section 262") and has not effectively withdrawn or lost his right to such appraisal ("Dissenting Shares"), shall not represent a right to receive U S WEST Common Stock pursuant to Section 2.04 hereof, but the holder thereof shall be entitled only to such rights as are granted by Section
262. Each holder of Dissenting Shares who becomes entitled to payment for his Wometco Stock pursuant to Section 262 shall receive payment therefor from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to Section 262). Wometco shall within two days after receiving any written demands for appraisal, withdrawals of demands for appraisal or any other instruments served pursuant to Section 262, notify U S WEST of such demands, withdrawals or other instruments. Wometco agrees that it will not without the written consent of U S WEST voluntarily make any payment with respect to, or settle or offer to settle any such demand.


      2.09 STOCKHOLDER REPRESENTATIVE. Each holder of Wometco Stock (individually a "Stockholder" and collectively the "Stockholders") by the approval of the Merger by the requisite vote of the Stockholders pursuant to the DGCL, designates Peachtree to be the representative of each Stockholder (the "Stockholder Representative") for the purpose of receiving and disbursing to the Stockholders the amounts to be received by such Stockholder under this Agreement.


                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF WOMETCO


      Wometco hereby represents and warrants to U S WEST and Acquisition Sub as follows:

      3.01 ORGANIZATION AND AUTHORITY OF WOMETCO AND WOMETCO SUBSIDIARIES. (a) Wometco is a corporation validly formed, existing and in good standing under the laws of the State of Delaware. Wometco is qualified to do business as a foreign corporation and is in good standing under the laws of the State of Florida and in each other jurisdiction in which the operation of the CATV Business requires it to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect. Wometco has all requisite corporate power and authority to conduct its business and operations as presently conducted and to own and hold as lessee the property and assets that it owns or leases.

            (b) Schedule 3.01(i) sets forth a complete and correct list of all of the Wometco Subsidiaries, (ii) indicates the percentage of each Wometco Subsidiary owned by Wometco, (iii) lists the state or other jurisdiction of incorporation or organization of each such Wometco Subsidiary, and (iv) lists the state or other jurisdiction in which each such Wometco Subsidiary is

            (c) Each corporate Wometco Subsidiary (i) is duly incorporated or organized, validly existing and in good standing under the laws of its state of incorporation as set forth in Schedule 3.01; (ii) has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted; and (iii) is qualified and in good standing to do business in each jurisdiction in which the operation of the CATV Business requires them to be so qualified, except to the extent the failure to so qualify would not have a Material Adverse Effect. Each partnership Wometco Subsidiary
(x) is duly organized and validly existing in its jurisdiction of organization as set forth in Schedule 3.01; (y) has all requisite partnership power and authority to own, operate and lease its properties and to carry on its business as now conducted; and (z) each partnership Wometco Subsidiary that is a limited partnership is qualified and in good standing to do business in the State of Georgia and in each jurisdiction in which the operation of the CATV Business requires them to be so qualified, except to the extent the failure to so qualify would not have a Material Adverse Effect.

            (d) Except for the Wometco Subsidiaries or as otherwise disclosed on Schedule 3.01, Wometco does not, directly or indirectly, own any equity interest in any person, corporation, partnership, joint venture or other business association. Wometco has delivered to U S WEST copies of (i) the Articles or Certificate of Incorporation, as amended, of each of Wometco and the corporate Wometco Subsidiaries, and the bylaws of each of Wometco and each corporate Wometco Subsidiary, and (ii) the partnership agreement, as amended, and the certificate of limited partnership, if any, of each Wometco Subsidiary that is a partnership. There has been no change in such Articles or Certificates of Incorporation, bylaws or partnership agreements since the delivery of copies thereof to U S WEST, and each of such documents is in full force and effect.


      3.02 LEGAL CAPACITY; APPROVALS AND CONSENTS. (a) Wometco has all requisite corporate power and authority to execute, deliver and perform this Agreement and the other agreements contemplated hereby (this Agreement together with such other agreements are hereinafter referred to collectively as the "Merger Agreements") to which it is a party. Wometco has taken all requisite corporate actions necessary to authorize the execution, delivery and performance of the Merger Agreements to which it is a party. The Merger Agreements to which Wometco is a party have been or will be, as the case may be, duly executed and delivered by Wometco and are or will be, as the case may be, the valid and binding obligations of Wometco enforceable in accordance with their respective terms, except (x) as rights to indemnity, if any, thereunder may be limited by such enforceability may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally, and (z) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (b)  Subject to obtaining the consents and approvals set forth on
Schedule 3.02 and the satisfaction of the condition described in Section 6.01(c), the execution, delivery and performance by Wometco of the Merger Agreements to which Wometco is a party do not and will not contravene the Certificate of Incorporation or Bylaws of Wometco or any corporate Wometco Subsidiary or the partnership agreement of any Wometco Subsidiary that is a partnership, and do not and will not (with the passage of time or the giving of notice or both): (i) conflict with or result in a breach or violation by any member of the Wometco Group of, or (ii) constitute a default by any member of the Wometco Group under, (iii) create or impose any Lien upon, or (iv) result in the termination, cancellation, acceleration of obligations under, suspension, modification or impairment of or pursuant to, any Franchise, FCC License, Law, Judgment, Business Contract, leases of Real Property, agreements listed on
Schedule 3.21 hereof or other contracts listed on other schedules to this Agreement to which any member of the Wometco Group is a party or by which any of them is subject or bound, other than (1) except in respect of Law, as to which the provisions of this clause (1) shall not apply, any violations, conflicts, breaches, defaults, liens, terminations, suspensions, modifications or impairments that would not individually or in the aggregate have a Material Adverse Effect or prevent the consummation by Wometco of the transactions contemplated hereby, or (2) violations, conflicts, breaches, defaults, Liens, terminations, suspensions, modifications or impairments attributable solely to the legal status and activities of U S WEST or its Subsidiaries.

            (c) Except as set forth on Schedule 3.02 and other than compliance with and filings under the HSR Act, no consents, approvals, licenses, permits, orders or authorizations of, or registrations, declarations, notices or filings with, any Governmental Authority (collectively, "Governmental Consents") or any third party (collectively, "Third Party Consents") are required to be obtained or made by or with respect to Wometco or the Wometco Subsidiaries in connection with (i) the execution, delivery and performance by Wometco of this Agreement or any of the other agreements contemplated hereby to which Wometco is a party, the consummation of the transactions contemplated hereby and thereby or the taking continuing validity and effectiveness of (and prevention of any material default under or violation of the terms of) any Franchise, FCC License, or Business Contract listed on Schedule 3.12.

            (d) All consents, approvals and notices from or to Lehman Brothers Inc. and/or any of its Affiliates required to be obtained or made by or with respect to Wometco, any member of the Wometco Group or any Stockholder in connection with the execution, delivery and performance of this Agreement or any of the other agreements contemplated hereby to which Wometco, any member of the Wometco Group or any Stockholder is a party and the consummation of the transactions contemplated hereby or thereby have been obtained or made.


      3.03  FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.  (a)  Attached as
Schedule 3.03 hereto are the (i) audited consolidated balance sheet of the Wometco Group at December 31, 1991, 1992, and 1993; (ii) the audited consolidated statements of operations and income for the Wometco Group for the periods ended December 31, 1991, 1992, and 1993; (iii) the notes and schedules and certain supplementary information to all of the financial statements specified in (i) and (ii); and (iv) the unaudited consolidated balance sheets of the Wometco Group as of March 31, 1994 and consolidated statements of operations and income for the Wometco Group for the three month period ended March 31, 1994 (all of such financial statements and notes being hereinafter referred to as the "Financial Statements"). Except as set forth in Schedule 3.03, the Financial Statements (x) are in accordance in all material respects with the books and records of the Wometco Group; (y) present fairly in all material respects the financial condition of the Wometco Group as at the dates shown and for the periods therein indicated; and (z) have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis, except as may be described therein and in the case of financial statements for interim periods, subject to normal year-end audit adjustments (which are not, individually or in the aggregate, material in amount).

The March 31, 1994 unaudited consolidated balance sheet of the Wometco Group is herein called the "Balance Sheet".

            (b) At the date hereof, the Wometco Group has no liabilities required by generally accepted accounting principles to be reflected or reserved against therein which were not fully reflected or reserved against on the Balance Sheet, other than liabilities incurred in the ordinary course of business since the date of the Balance Sheet or as set forth on Schedule 3.03.


      3.04 CAPITALIZATION. (a) The authorized capital stock of Wometco consists of 5,000,000 shares of Wometco Voting Stock, of which, as the date Wometco Non-Voting Stock, of which, as of the date hereof, 882,354.941 shares are issued and outstanding (the Wometco Voting Stock and the Wometco Non-Voting Stock collectively is referred to herein as the "Wometco Stock"). All of the outstanding shares of Wometco Stock have been validly issued and are fully paid and nonassessable. Except as described in the first sentence of this Section
3.04 or on Schedule 3.04, there are no other outstanding securities of Wometco convertible into or exchangeable or exercisable for any shares of its capital stock, nor are there any other outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other contracts, agreements or understandings of any character obligating Wometco to issue, sell or transfer any additional shares of its capital stock or any other securities convertible into or evidencing the right to subscribe for any shares of its capital stock.

            (b) Except as described on Schedule 3.04, the capital stock or other equity interest of each Wometco Subsidiary is owned free and clear of any Liens. The shares of capital stock of each corporate Wometco Subsidiary are validly issued, fully paid and nonassessable. Except as described on Schedule 3.04, no Wometco Subsidiary has outstanding securities convertible into or exchangeable or exercisable for any shares of its capital stock or other equity interests, nor are there any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other contracts, agreements or understandings of any character obligating Wometco or any of the Wometco Subsidiaries to issue, sell or transfer any additional shares of the capital stock or other equity interests of any of the Wometco Subsidiaries or any other securities convertible into or evidencing the right to subscribe for any shares of capital stock or other equity interests.


      3.05 LEGAL AND GOVERNMENTAL PROCEEDINGS AND JUDGEMENTS. Except as may affect the cable television industry in the United States generally, and except as set forth on Schedule 3.05, as of the date hereof: (i) there is no legal or governmental action, proceeding or investigation (insofar as such investigation is known to Wometco) pending or, to the knowledge of Wometco, threatened against the Wometco Group, the CATV Business or the Wometco Assets which (a) relate to or involve more than $10,000 individually or $100,000 in the aggregate; (b) seeks the suspension, modification or revocation, or could result in the non-renewal, of any of the Franchises; or (c) seek any injunctive relief; and
(ii) there are no Judgments outstanding against the Wometco Group, or to or by which the Wometco Group, any of the Wometco Assets or the CATV Business is subject or bound.


      3.06 FINDERS AND BROKERS. Except as set forth in Schedule 3.06, (i) contract, arrangement or understanding with any Person which will entitle such Person to any finder's fees, brokerage or agent's commissions or other like payments in connection with the consummation of the transactions contemplated hereby; and (ii) Wometco is not aware of any claim or basis for any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the consummation of the transactions contemplated hereby.


      3.07 REAL PROPERTY. All of the real property owned by any member of the Wometco Group and all leases of real property to which any member of the Wometco Group is a party as of the date hereof, but excluding, however, easements, rights-of-way and similar interests in real property (collectively, the property listed in Schedule 3.07, the "Real Property") are listed in Schedule 3.07. Wometco has furnished to U S WEST true and complete copies of all such leases of Real Property. As to the Real Property which is designated in Schedule 3.07 as being owned by a member of the Wometco Group, except as set forth in Schedule 3.07, such member of the Wometco Group has good and marketable title in fee simple to such premises and all buildings, improvements and fixtures thereon, free and clear of all Liens, except for Permitted Liens. As to the Real Property which is designated on Schedule 3.07 as being leased to a member of the Wometco Group, except where the failure of the representations made in this sentence to be true and correct would not have a Material Adverse Effect, such member of the Wometco Group is the sole owner of the leasehold interest in such Real Property, such leases are valid and subsisting and in full force and effect and, as of the date hereof, no other party to such lease has given written notice to any member of the Wometco Group of or made a written claim with respect to any breach or default thereof and Wometco is not aware of any fact giving rise to a breach or default thereof. Except where the failure of the representations made in this sentence to be true and correct would not have a Material Adverse Effect, all of the Real Property, buildings, fixtures and improvements thereon owned or leased by any member of the Wometco Group are in good operating condition and repair (subject to normal wear and tear). Except where the failure of the representations made in this sentence to be true and correct would not have a Material Adverse Effect or interfere in any material manner with the provision of CATV service by a CATV System serving in excess of 10,000 Subscribers, the CATV Systems' towers, anchors and support structures, related buildings, base and receive stations, office buildings and warehouses all are located entirely on the Real Property listed in Schedule 3.07.


each person, firm, corporation or other entity upon or under whose property any of the Wometco Assets are located, maintained, installed or operated (other than drop lines to subscriber dwellings) has granted to the members of the Wometco Group such easements, licenses or rights of way as are necessary for the location, maintenance, installation and operation of such Wometco Assets upon, over or under such property, and for ingress or egress to CATV System premises (the "Easements"), except where the failure to have any such Easement will not, individually or in the aggregate, have a Material Adverse Effect or interfere in any material manner with the provision of CATV service by a CATV System serving in excess of 10,000 Subscribers. The Wometco Group has not received written notice from any Person upon or under whose property any Wometco Assets are located, maintained, installed or operated of an intention to challenge such Easement on such property, the consequences of which, individually or in the aggregate, would have a Material Adverse Effect or interfere in any material manner with the provision of CATV service by a CATV System serving in excess of 10,000 Subscribers.


      3.09 TANGIBLE PERSONAL PROPERTY. Schedule 3.09 contains a list of certain major components of material tangible personal property as of the date of this Agreement included in the Wometco Assets (all tangible personal property of the Wometco Group, including the tangible personal property listed on
Schedule 3.09, the "Tangible Personal Property").  Except as set forth in
Schedule 3.09, the members of the Wometco Group have good and marketable title to, all owned Tangible Personal Property, free and clear of all Liens except Permitted Liens. Except as set forth in Schedule 3.09, the Tangible Personal Property, as an integrated system and in its material component parts, has been constructed, installed, operated and maintained in accordance with the requirements of all Applicable Law and Franchises (except for such noncompliance as would not have a Material Adverse Effect) and, taken as a whole, is in all material respects in good operating condition and repair (ordinary wear and tear excepted) and, without material exception, constitutes all of the Tangible Personal Property necessary for the operation of the CATV Business as currently conducted. The amount of the Wometco Group's inventory on the Closing Date will be sufficient to permit the continued maintenance and operation of the CATV Business substantially consistent with the manner theretofore maintained and operated by the Wometco Group.


      3.10 RECEIVABLES. All the accounts receivable of the Wometco Group have arisen from bona fide transactions in the ordinary course of business consistent with past practice.


member of the Wometco Group holds all licenses, permits or other authorizations from Governmental Authorities necessary for the lawful conduct of their respective businesses, except where the failure to hold the foregoing would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 3.11, each member of the Wometco Group is in compliance with all Law applicable to it as to the operation of the CATV Business or the ownership of the Wometco Assets ("Applicable Laws"), except for such non-compliance which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 3.11, no member of the Wometco Group has received any written communications during the past three years prior to the date hereof from a Governmental Authority that remain unresolved and that allege that any member of the Wometco Group is not in compliance with any Applicable Laws, the consequences of which would have a Material Adverse Effect.


      3.12 BUSINESS CONTRACTS. Schedule 3.12 contains a list of all contracts, leases, agreements and arrangements, written or oral, in force on the date hereof to which any member of the Wometco Group is a party and which individually involve the payment to or from any member of the Wometco Group of amounts in excess of $100,000 per year, including, without limitation, programming contracts, channel leases, and management and consulting contracts involving such amounts, but excluding all Franchises and those contracts listed on Schedules 3.07, 3.08, 3.16, 3.17, 3.18, 3.20, 3.21 or 3.22 (each such contract listed on Schedule 3.12, together with those contracts listed on Schedules 3.07, 3.08, 3.16, 3.17, 3.18, 3.20, 3.21 or 3.22, being herein referred to as a "Business Contract"). Except as disclosed on Schedule 3.12, and except where the failure of the representations in this sentence to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect, (i) each of the Business Contracts, notwithstanding the consummation of the transactions contemplated herein (assuming receipt of any necessary consent), constitutes a valid and binding obligation of the member of the Wometco Group which is a party thereto, and, to the knowledge of Wometco is in full force and effect and legally enforceable in accordance with its terms against the other parties thereto, (ii) such member of the Wometco Group has complied with all of the provisions of such Business Contracts, and (iii) there has not occurred any event which (whether with or without notice, lapse of time, or the happening or occurrence of any other event) would constitute a default thereunder. To the knowledge of Wometco, and except as disclosed on Schedule
3.12 the parties to the Business Contracts other than the members of the Wometco which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 3.12, the amounts due and payable under each of the programming contracts of the Wometco Group have been properly paid or accrued in accordance with generally accepted accounting principles.

      3.13 TAXES. (a) Except as set forth in Schedule 3.13(a), (i) all federal, state, local and foreign income, information, franchise, sales, use, property, excise, payroll and other material tax returns, declarations and reports ("Tax Returns") required to be filed by or on behalf of any member of the Wometco Group have been filed on a timely basis with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, correct and complete in all material respects; (ii) all amounts due and payable in respect of such Tax Returns (including interest and penalties) have been fully and timely paid or are or will be adequately provided for in the appropriate Financial Statements of the Wometco Group; (iii) no waivers of statutes of limitations have been given or requested with respect to any member of the Wometco Group in connection with any Tax Returns covering any member of the Wometco Group with respect to any Taxes payable by any of them; and (iv) each member of the Wometco Group has duly and timely withheld from salaries, wages and other compensation of its employees and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all Applicable Laws.

            (b) Except as set forth in Schedule 3.13(b), all deficiencies asserted or assessments made as a result of any examinations by the IRS or any other taxing authority of the Tax Returns of or covering any member of the Wometco Group have been fully paid, and there are no other unpaid deficiencies asserted or assessments made by any taxing authority against any member of the Wometco Group.

            (c) Except as set forth in Schedule 3.13(c), neither the Stockholders nor any member of the Wometco Group, nor any other Person on behalf of any member of the Wometco Group: (i) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by any member of the Wometco Group; (ii) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (iii) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of by any member of the Wometco Group or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of any member of the Wometco Group.

            (d) None of the Stockholders is a foreign person within the meaning of Section 1445 of the Code.

            (e) Except as set forth in Schedule 3.13(e), none of the Wometco Assets is property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of Section 168(h)(l) of the Code.


            (f) The federal income Tax Returns of any member of the Wometco Group, any predecessor of any such member or any affiliated group of which any member of the Wometco Group is or was a member have been examined by the IRS, or the periods covered by such Tax Returns have been closed by applicable statute of limitations, for all periods through December 31, 1989. The state income or franchise Tax Returns of any member of the Wometco Group, any predecessor of any such member or any affiliated, combined or unitary group of which any member of the Wometco Group is or was a member have been examined by the relevant taxing authorities, or the periods covered by such Tax Returns have been closed by applicable statute of limitations, in each case through at least December 31, 1989. With respect to any Tax Returns referred to in this

Section 3.13(f) for taxable periods ended on or prior to December 23, 1986, such representations shall be to the knowledge of Wometco.

            (g) Except as set forth in Schedule 3.13(g), (i) no Tax audits or other administrative proceedings are pending with regard to any Taxes for which any member of the Wometco Group may be liable, for taxable periods beginning on or after December 23, 1986, and to the knowledge of Wometco no such audits or proceeding are pending for prior taxable periods and (ii) no written notice of any such audit has been received by any member of the Wometco Group.


      3.14 INTANGIBLE PROPERTY. (a) Schedule 3.14 sets forth a true and complete list of all material Intangible Property as of the date of this Agreement. Except as set forth on Schedule 3.14, the current operation of the CATV Systems does not conflict in any way with any Intangible Property of any third party, except for any conflict that would not have a Material Adverse Effect.

            (b) All Intangible Property owned by each member of the Wometco Group is owned by such member of the Wometco Group free and clear of all Liens Intangible Property under which any member of the Wometco Group is a licensee is valid and enforceable against such member of the Wometco Group and, to the knowledge of such member of the Wometco Group, the other parties thereto in accordance with their terms, except for any invalidity or unenforceability that would not have a Material Adverse Effect.


      3.15 ENVIRONMENTAL MATTERS. Except as set forth in Schedule 3.15, there are no flammable, explosive or radioactive materials, toxic substances, friable asbestos or other hazardous substances or wastes on, under or about any of the properties included in the Wometco Assets which could reasonably be expected to result in any governmental or third-party action, proceeding or claim against the members of the Wometco Group that, individually or in the aggregate, would have a Material Adverse Effect. The members of the Wometco Group are in compliance with all requirements for the operation of the CATV Systems or use of the Wometco Assets under federal, state, or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic substances, materials or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic substances, materials or wastes (collectively, "Environmental Requirements"), except for any noncompliance which would not have a Material Adverse Effect. Except as set forth in Schedule 3.15, to the knowledge of Wometco, there are no underground storage tanks storing petroleum substances or any other hazardous substances at any of the Real Property owned by the Wometco Group. Wometco has provided to U S WEST, to the extent available, copies of any and all environmental audits, investigations, studies or reports that have been performed by or at the direction of the members of the Wometco Group or to the extent such audits, investigations, studies and reports concern any Real Property of the Wometco Group, of which Wometco has knowledge or possession. For the purpose of this Section, "hazardous substances", "hazardous materials" and "hazardous waste" shall have the meaning set forth in, as the case may be, the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. Section 9601, et. seq., and regulations thereunder ("CERCLA"); the Resources Conservation and Recovery Act; or any applicable federal, state or local laws pertaining to environmental matters. As of the date hereof, none of the members of the Wometco Group are listed as a Potentially Responsible Party under CERCLA, or any similar state or local statute, ordinance or regulation, nor has any such member

      3.16  LABOR.  (a)  As of the date hereof, except as set forth in
Schedule 3.16, the members of the Wometco Group are not a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the members of the Wometco Group.

            (b)  As of the date hereof, except as set forth in Schedule 3.16,
(i) no employees of the members of the Wometco Group are represented by any labor organization; (ii) no labor organization or group of employees of the members of the Wometco Group has made a demand against the members of the Wometco Group for recognition that is still pending, and there are no representation proceedings or petitions seeking a representation proceeding presently pending against the members of the Wometco Group or, to the knowledge of Wometco, threatened to be brought or filed against the members of the Wometco Group, with the National Labor Relations Board or other labor relations tribunal; and (iii) there is no organizing activity involving the members of the Wometco Group pending or, to the knowledge of Wometco, threatened by any labor organization or group of employees of the members of the Wometco Group.

            (c) As of the date hereof, except as set forth in Schedule 3.16, there are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations,
(ii) material grievances or other material labor disputes pending or, to the knowledge of Wometco, threatened against or involving the members of the Wometco Group or (iii) unfair labor practice charges, grievances or complaints pending or, to the best knowledge of Wometco, threatened by or on behalf of any employee or group of employees of the members of the Wometco Group.

            (d) Except as set forth in Schedule 3.16, as of the date hereof, there are no complaints, charges or claims against any member of the Wometco Group pending or, to the knowledge of Wometco, threatened to be brought or filed with any Governmental Authority based on, arising out of, in connection with, or otherwise relating to the employment by the members of the Wometco Group of any individual, including any claim for workers' compensation.

            (e) Hours worked by and payments made to employees of the members of the Wometco Group have not been in violation of the federal Fair Labor Standards Act or any other Applicable Law dealing with such matters, except for such violations as would not have a Material Adverse Effect.

            (f) The members of the Wometco Group are in compliance with all Applicable Laws relating to the employment of labor, including all such Applicable Laws and relating to wages, hours, collective bargaining, employment discrimination, civil rights, safety and health, worker's compensation, pay taxes and similar Taxes, except for any noncompliance would not have a Material Adverse Effect.


      3.17 ABSENCE OF CHANGES OR EVENTS. Since the date of the Balance Sheet, except as set forth in Schedule 3.17, members of the Wometco Group have operated the CATV Business only in the ordinary and usual course substantially in the same manner as previously conducted and, since the date of the Balance Sheet to the date hereof, there has not been:

            (a) except for matters relating to or affecting the cable television industry generally (including without limitation, legislative, regulatory or litigation matters) and matters relating to or arising from local or national economic conditions (including financial and capital markets), any changes, occurrences or circumstances which have had, individually or in the aggregate, a Material Adverse Effect;

            (b) any damage, destruction or loss with respect to the Wometco Assets whether covered by insurance or not, which has had or would have, individually or in the aggregate, a Material Adverse Effect;

            (c) any declaration, payment or distribution of cash, securities or property to any shareholder of Wometco or any repurchase, acquisition or extinguishment for value of any ownership interest in Wometco;

            (d)  any change in its accounting methods, principles or practices;

            (e) any failure by any member of the Wometco Group to pay and discharge current liabilities within 90 days, except where disputed in good faith by appropriate proceedings;

            (f) any loans, advances or capital contributions to, or investments by any member of the Wometco Group in, any Person, other than loans or advances to employees in the ordinary course of business of such member of the Wometco Group and which loans and advances in the aggregate, do not exceed $100,000;

            (g) any acquisition or sale, assignment, transfer, conveyance, lease or other disposition of any material System Assets, except in the ordinary course of business consistent with past practice;

            (h) any (or any commitments to make any) capital expenditures or capital additions or betterments to the CATV Systems or Wometco Assets in excess of the projected capital expenditures set forth in the 1994 Budget; or

            (i) other than as set forth in Schedule 3.17 and other than in the ordinary course of business consistent with past practice, any increase in, establishment of or amendments to any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or employees of the members of the Wometco Group.


      3.18 INSURANCE. (a) Schedule 3.18 lists all insurance policies of the the CATV Systems and Wometco Assets. All of such policies are in full force and effect and the members of the Wometco Group are not in default of any provision thereof, except where the failure of such policies to be in full force and effect or the existence of such defaults would not, individually or in the aggregate, have a Material Adverse Effect.


      3.19 INFORMATION SUPPLIED. None of the information relating to Wometco furnished or to be furnished in writing to U S WEST by or on behalf of Wometco for inclusion in the Registration Statement to be filed with the Securities and Exchange Commission (the "SEC") by U S WEST as such information is timely supplemented or amended by or on behalf of Wometco, will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act of 1933, as amended (the "Securities Act"), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.


      3.20 TRANSACTIONS WITH AFFILIATES. Except as set forth in Schedule 3.20, there is no lease, sublease, indebtedness, contract, agreement, commitment, understanding, or other arrangement of any kind whatsoever entered into by Wometco with any officer, director or stockholder of the Wometco Group or the Atlanta Cable

Group or any "affiliate" or "associate" of any of them (as such terms are defined in the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), nor since March 31, 1994 to the date hereof, except as set forth in Schedule 3.20, has there been any amount paid or assets sold by Wometco to any such Person except, in each case, for management fees, inter-company debt and for compensation to directors, officers and employees in the ordinary course of business consistent with past practice (including normal merit increases in such compensation in the ordinary course of business consistent with past practices), reimbursements of ordinary and necessary expenses incurred in connection with their employment, and amounts paid pursuant to employee benefit plans disclosed pursuant to Schedule 3.21 or in Section 3.21.


      3.21 EMPLOYEE BENEFITS. (a) Schedule 3.21 lists all "employee benefit plans," as defined in Section 3(3) of ERISA, and any other employee benefit arrangements or payroll practices (each, an "Employee Benefit Plan" and, collectively, the "Employee Benefit Plans"), including, without limitation, severance or termination pay, sick leave, vacation pay, salary continuation for disability, change in control, compensation and death benefit agreements, other compensation agreements, retirement, deferred compensation, bonus, incentive, assistance programs and scholarship programs, any executive compensation arrangements (other than Equity Appreciation Rights Plans as disclosed in Section 3.21), employee fringe benefit arrangements, and all "employee pension plans," as defined in Section 3(2) of ERISA, but excluding a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA ("Multiemployer Plan") (the "Pension Plans"), (i) currently maintained by (A) any member of the Wometco Group (which for purposes of Section 3.21 shall include Local Interconnect, L.P.) or (B) any trade or business which is or, to the knowledge of Wometco, ever has been treated as a single employer with or which is, to the knowledge of Wometco, under common control with Wometco, within the meaning of Section 414(b), (c) or (m) of the Code ("ERISA Affiliate") and under which any current or former employees of Wometco or any ERISA Affiliate thereof are covered, or
(ii) to which Wometco or any ERISA Affiliate thereof is obligated to contribute on behalf of any current or former employee of Wometco or any ERISA Affiliate thereof.

            (b) Set forth in Part 4 of Schedule 3.21 is a list of all compensation or benefit plans maintained by any member of the Wometco Group which provide for a benefit based upon the issuance of (i) stock options, (ii) restricted stock, (iii) equity appreciation rights or incentive awards determined by the book, fair market or formula value of a share of common stock of Wometco or (iv) bonus awards of common stock of Wometco ("Equity Appreciation Rights Plans").

            (c) Prior to Closing true, correct and complete copies of the following documents, with respect to each of the Employee Benefit Plans, where applicable, will be delivered or made available to U S WEST by Wometco: (i) any plans and related trust documents, and amendments thereto, (ii) the Internal Revenue Service ("IRS") Forms 5500 with respect to the last three years with all attachments thereto, (iii) the last IRS determination letter, (iv) summary plan descriptions, (v) written communications to employees relating to the Employee Benefit Plans and (vi) written descriptions of all non-written agreements relating to the Employee Benefit Plans.

            (d) True, correct and complete copies of all Equity Appreciation Rights Plans and schedules of all estimated payments to be made thereunder have been delivered to U S WEST and such schedules reflect the estimated payments to be made under each Equity Appreciation Rights Plan as a result of the Merger and were calculated based on the methodology reasonably expected to be utilized for the final calculation of the payments to be made under such Equity Appreciation Rights Plans.

            (e) Neither Wometco nor any ERISA Affiliate thereof currently has or in the preceding six (6) years has (i) had any obligation to make any under Section 4201 of ERISA, or (iii) sponsored or maintained any Pension Plan subject to Title IV of ERISA.

            (f) Except as set forth on Schedule 3.21, each Pension Plan intended to qualify under Section 401 of the Code and each trust maintained pursuant thereto are the subjects of favorable determination letters from the IRS regarding their exemptions from federal income taxation under Section 501 of the Code, and no plan amendment that is not the subject of a favorable determination letter would affect the validity of the Pension Plan's letter.

            (g) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under the terms of any of the Employee Benefit Plans or by law (without regard to any waivers granted under Section 412 of the Code), to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension or grace period), and all contributions for any period ending on or before the Closing Date which are not yet due will have been paid or accrued on or prior to the Closing Date. No accumulated funding deficiencies exist in any of the Employee Benefit Plans subject to
Section 412 of the Code.

            (h) There is no violation of ERISA, the Code or any other applicable laws with respect to the filing of applicable reports, documents, and notices regarding the Employee Benefit Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishings of such documents to the participants or beneficiaries of the Employee Benefit Plans which would have a Material Adverse Effect.

            (i) As of the date hereof, there are no pending or, to Wometco's knowledge, overtly threatened actions, claims or lawsuits which have been asserted or instituted against any of the Employee Benefit Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of any of the Employee Benefit Plans with respect to the operation of such plans (other than routine benefit claims).

            (j) All amendments and actions required to bring the Employee Benefit Plans into conformity in all material respects with the applicable provisions of ERISA and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date.

            (k) Any bonding required with respect to the Employee Benefit Plans in accordance with applicable provisions of ERISA has been obtained and is in full force and effect.

            (l) The Employee Benefit Plans have been maintained in accordance with their terms and with the provisions of ERISA and other applicable federal and state law, except for such noncompliance as would not have a Material in a non-exempt "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to the Employee Benefit Plans.

            (m) Except as disclosed in Schedule 3.21, neither Wometco nor any ERISA Affiliate thereof maintains retiree life and retiree health insurance plans which are "welfare benefit plans" within the meaning of Section 3(1) of ERISA and which provide for continuing benefits or coverage for any participant or any beneficiary or any participant, except as may be required under Section 4980B of the Code and Part 6 of Subtitle

B of Title I of ERISA ("COBRA"). Neither Wometco nor any ERISA Affiliate thereof which maintains a "group health plan" within the meaning of Section 5000(b)(1) of the Code has violated the notice and continuation requirements of COBRA in a manner which would have a Material Adverse Effect.

            (n) No liability under any Employee Benefit Plan is funded with a contract from an insurance company that is not rated AA by Standard & Poor's Corporation or the equivalent by another nationally recognized rating agency.

            (p) No stock or other security issued by Wometco forms or has formed a material part of the assets of any Employee Benefit Plan.

            (q) With respect to any period for which any contribution to or in respect of any Employee Benefit Plan (including workers compensation) is due, Wometco has made sufficient current accruals for such contributions and other payments in accordance with generally accepted accounting principles, and such current accruals through March 31, 1994 are duly and fully provided for in the Balance Sheet.

            (r) Except with respect to payments under the Equity Appreciation Rights Plans, bonuses in lieu thereof or special bonuses granted after the date hereof in addition thereto, all of which will be paid or satisfied in full by Wometco on or prior to Closing, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee (current, former or retired) of the Wometco Group, (ii) increase any benefits otherwise payable under any Employee Benefit Plan or Equity Appreciation Rights Plan or (iii) result in the acceleration of the time of payment or the vesting of any benefits under any Employee Benefit Plan or Equity Appreciation Rights Plan.

            (s) Except as disclosed on Schedule 3.21, none of the executives who are parties to those certain severance agreements disclosed in Schedule 3.21 are eligible to receive any payment under any other severance pay plan, program or arrangement or any stay bonus or retention plan or program of the Wometco Group.

            (t) Except as otherwise disclosed in Schedule 3.21 and as referred severance payments upon the sale of any of its divisions, Subsidiaries or any business unit, absent an employee's actual loss of employment.

            (u) Wometco has previously delivered to U S WEST a schedule of the estimated payments to be made under those certain severance agreements disclosed in Schedule 3.21 and a separate schedule of the payments to be made under the home office severance policy disclosed in Schedule 3.21.


      3.22 CABLE TELEVISION FRANCHISES. (a) Schedule 3.22(a) sets forth a list of the CATV Systems, FCC Community Units and the geographic area served by each CATV System and the name of the legal entity that owns each such CATV System and holds the applicable Franchise and, the FCC Community Units, and the approximate number of subscribers served by each such CATV System by franchise area. As of June 30, 1994, there were at least 230,000 Subscribers served by the CATV Systems based on the Wometco's month-end billing report as of such date. Schedule 3.22(a) also contains, for each CATV System, a true, complete and correct list of all of the franchise agreements and similar governing agreements, instruments, resolutions, statutes or ordinances which are necessary or required in order to operate the CATV Systems as of the date hereof (collectively, the "Franchises"). To the extent that the same are in possession of members of the Wometco Group, Wometco has made available to U S WEST for its review descriptions or copies of other governmental permits or licenses, including without limitation, railroad crossing and department of transportation permits. The members of the Wometco Group have furnished to U S WEST true, complete and correct copies of each of the Franchises. The Franchises contain all commitments and obligations of the members of the Wometco Group to each of the Governmental Authorities granting such Franchises with respect to the construction, ownership and operation of the CATV Systems. Except as set forth in Schedule 3.22(a) and except for any noncompliance or default that would not have a Material Adverse Effect, the operations of the CATV Systems by the members of the Wometco Group are in compliance with the terms and conditions of the Franchises and are not in default thereunder.

            (b) Schedule 3.22(b) sets forth the following technical and business information relating to the operation of each of the CATV Systems as of June 30, 1994 with respect to: (i) a rate card setting forth rates currently being charged by the members of the Wometco Group in connection with the CATV Systems for every service, level of service, package of service(s), installations and outlets or other services or items for which the members of the Wometco Group have an established charge (the "Current Rates"), and rate cards setting forth all such rates as of (v) September 30, 1992 and (w)
2, 1993, (y) October 6, 1993 and (z) June 30, 1994; (iii) surety and performance bonds required by the Franchises or otherwise maintained by the members of the Wometco Group with respect to the CATV Systems, and the amount so required; (iv) the number of Persons that receive CATV service free of charge; and (v) the franchise fees being charged by the Franchising Authority for each of the CATV Systems as of the date hereof. An accurate description of all contracts or agreements for the provision of CATV services on a "bulk rate" basis ("Bulk Service Agreements") as of the date hereof has been provided to U S WEST.

            (c) Except as set forth in Schedule 3.22(c), no Person (including, without limitation, any Governmental Authority) has any right to acquire any interest in any of the CATV Systems or the Wometco Assets (including without limitation any right of first refusal or similar right to purchase any interest in the CATV Systems or any of the Wometco Assets). Except as set forth in
Schedule 3.22(c), the members of the Wometco Group have not entered into any agreement and are not bound by any commitment with respect to retransmissions of broadcast television signals relating to any of the CATV Systems.

            (d) Except as set forth in Schedule 3.22(d), as of the date hereof, to the knowledge of Wometco, no other Person:

                  (i) has been granted or has applied for the consent or
            approval of any Governmental Authority for the installation, construction, development, ownership or operation of a CATV System or any MDS or MMDS system within all or part of the territory covered by any of the CATV Systems;

                  (ii) operates any of the foregoing within all or part of the territory covered by any of the CATV Systems, regardless of whether the consent or approval of any Governmental Authority is required or has been obtained;

                  (iii) has commenced, or has received or applied for the
            consent of any Governmental Authority for, the construction, installation, development or operation of a CATV System which has resulted, or could result, in such system being overbuilt with any of the CATV Systems; or

                  (iv) has announced its intentions to undertake any of the
            activities set forth in (i)-(iii) above.

             (e) Except as set forth in Schedule 3.22(e), the members of the Wometco Group do not provide CATV System services to any person or entity in the service area covered by the CATV Systems at rates not reflected in the applicable subscriber rate card for each CATV System.

             (f) The members of the Wometco Group have filed with the the Communications Act within 30 to 36 months prior to the expiration of each Franchise. As of the date hereof, the members of the Wometco Group have not received any written notice from any Franchising Authority with respect to Franchises (other than in respect of Franchises which have been renewed after receipt of any such notice) that the quality of service provided by any of the CATV Systems, including signal quality, response to consumer complaints and billing practices, but without regard to the mix or quality of cable services or other services provided over the CATV Systems, has not been reasonable in light of community needs, within the meaning of Section 626(c)(1)(B) of the Communications Act, and, as of the date hereof, Wometco does not have any knowledge that such a notice is to be received.

            (g) Except as set forth in Schedule 3.22(g), the operations of the CATV Systems are in compliance with the Communications Act and the FCC Rules and Regulations and the members of the Wometco Group have submitted to the FCC all filings, including but not limited to cable television registration statements, annual reports and Aeronautical Frequency usage notices, that are required under the FCC rules and regulations, except for such noncompliance or failure to file that would not have a Material Adverse Effect or would interfere in a material manner with the provisions of CATV service by a CATV System serving in excess of 10,000 Subscribers.

            (h) Except where the failure of any of the following to be true would not have a Material Adverse Effect or as set forth in Schedule 3.22(h)(i) the members of the Wometco Group each have the right to use Aeronautical Frequencies currently in use and have conducted all CATV Systems and microwave performance tests and all Cumulative Leakage Index ("CLI") related tests applicable to the CATV Systems, and have maintained records which accurately and completely reflect in all material respects all results required to be shown thereon, (ii) the members of the Wometco Group have corrected any radiation leakage of the CATV Systems required to be corrected in connection with the monitoring obligations and have otherwise complied with all applicable CLI rules and regulations; (iii) the CATV Systems are in compliance with all signal leakage criteria set forth in 47 CFR Section 76.611, and (iv) the members of the Wometco Group have approval of the Federal Aviation Administration for all towers requiring such approval.

            (i) Except where the failure of any of the following to be true would not have a Material Adverse Effect or as set forth in Schedule 3.22(i) (i) for each relevant semi-annual reporting period, members of the Wometco Group have filed with the United States Copyright Office all required Statements of Account in true and correct form in all material respects, and have paid when to the CATV Systems' carriage of television broadcast signals; (ii) carriage of all broadcast signals is in compliance with the Copyright Act of 1976, as amended (the "Copyright Act") and the rules and regulations of the Copyright Office and the members of the Wometco Group are eligible for the compulsory license under Section 111 of the Copyright Act; (iii) within the last three (3) years, none of the members of the Wometco Group has received any inquiry which is still outstanding from the Copyright Office or any third party challenging or questioning the information submitted in any Statement of Account or the amount of any royalty payment; (iv) within the last three years, members of the Wometco Group have not been subject to any judgment or order or settled any claim concerning any Statements of Account; and (v) as of the date hereof, there is no outstanding claim of copyright infringement against any member of the Wometco Group.

            (j) Other than requests of network non-duplication and syndicated exclusivity protection and other than as set forth in Schedule 3.22(j), as of the date hereof, none of the members of the Wometco Group have outstanding any written requests, notices or demands, from the FCC, any other Governmental Authority or other Person, challenging or questioning the rights of the members of the Wometco Group to operate the CATV Systems or carry any signal or requesting signal carriage. All of the broadcast television signals carried by the CATV Systems are carried either pursuant to the must-carry requirements or pursuant to executed retransmission consent agreements. Except as set forth in
Schedule 3.22(j), as of the date hereof, no member of the Wometco Group has outstanding any notification of any petition or submission to the FCC to modify any television market or for a waiver of the Commission's rules as they apply to the CATV Systems.

            (k) Wometco has made available to U S WEST copies of (i) all Franchise Authority certifications to regulate Basic Cable Service rates and/or complaints against Cable Programming Service rates on FCC Forms 328 and 329, respectively; (ii) FCC Forms 393 filed with the FCC for each of the CATV Systems that are required to file such forms and all material correspondence, motions or submissions related thereto; and (iii) copies of any correspondence, including without limitation informal inquiries, requests for information, extensions of time, accounting orders or rate determinations of Governmental Authorities and/or the FCC in response thereto).

            (l) The rates for regulated equipment and service tiers for each community unit served by the members of the Wometco Group as calculated by Wometco pursuant to FCC Rules and Regulations applicable between September 1, 1993 and May 15, 1994 ("Benchmark I Rates") have been made available to U S all justifications submitted to the FCC and any Governmental Authority and Wometco's internal work papers detailing the derivation of their Benchmark I Rates. The Benchmark I Rates became effective in the communities listed in
Schedule 3.22(l) hereto on September 1, 1993. Between September 1, 1993 and the date hereof, the Wometco Group did not alter the Benchmark I Rates in the communities listed in Schedule 3.22(l) hereto except as disclosed in
Schedule 3.22(l). As of the date hereof, the members of the Wometco Group have not been ordered to modify their Benchmark I Rates for any community unit by either theFCC or by any Governmental Authority. Wometco has made available to U S WEST Wometco's calculation of the reductions to be made pursuant to
Section 76.922(b)(2) of Subpart N of the FCC Rules and Regulations for the Wometco Group's regulated service tiers for each community unit served by the Wometco Group ("Benchmark II Rates"). The Wometco Group has made available to U S WEST complete and accurate copies of all justifications submitted to the FCC and any Governmental Authority and the Wometco Group's internal work papers detailing the derivation of their Benchmark II Rates. Wometco has made available to U S WEST a description of its calculation of the price cap adjustments in rates for Basic Cable Service and Cable Programming Service which may be implemented in accordance with Subpart N of the FCC Rules and Regulations.

            (m) Wometco has made available to U S WEST accurate and complete copies of each inquiry, request for information, report, directive and similar communication received by the members of the Wometco Group from the FCC, if any, relating to the implementation of the Cable Act and each written response and each written summary of each oral response, if any, thereto of the Wometco Group.

            (n) Except as set forth in Schedule 3.22(n), as of the date hereof, no CATV System has received any notice from any Governmental Authority of its intent to (i) assert jurisdiction to regulate the CATV Systems' subscriber rates or (ii) investigate such rates or business practices, pursuant to a subscriber complaint or otherwise, including without limitation, under any state or local so-called consumer protection, trade practice or other similar law or any other law, rule or regulation applicable to the members of the Wometco Group or to any of the CATV Systems.

                                 ARTICLE III-A

                  REPRESENTATIONS AND WARRANTIES OF PEACHTREE


      Peachtree hereby represents and warrants to U S WEST and Acquisition Sub as follows:

      3.01-A ORGANIZATION AND AUTHORITY OF PEACHTREE. Peachtree is a limited partnership duly organized and validly existing under the laws of the State of Texas and is duly qualified to do business as a foreign limited partnership in so qualified except where the failure to be so qualified would not impair the validity or enforceability of Peachtree's obligations hereunder. Peachtree has all requisite partnership power and authority to conduct its business and operations as presently conducted and to own and hold as lessee the property that it owns or leases.

      3.02-A  LEGAL CAPACITY; APPROVALS AND CONSENTS.

            (a) Peachtree has all requisite partnership power and authority to execute, deliver and perform the Merger Agreements to which it is a party. Subject only to obtaining the consents and approvals set forth on Schedule 3.02, Peachtree has taken all requisite partnership actions necessary to authorize the execution, delivery and performance of the Merger Agreements to which it is a party. The Merger Agreements to which Peachtree is a party have been or will be, as the case may be, duly executed and delivered by Peachtree and are or will be, as the case may be, the valid and binding obligations of Peachtree enforceable in accordance with their respective terms, except (x) as rights to indemnity, if any, thereunder may be limited by federal or state securities Laws or the public policies embodied therein, (y) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally, and (z) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (b)  Subject to obtaining the consents and approvals set forth on
Schedule 3.02 specifically identified with respect to Peachtree, the execution, delivery and performance by Peachtree of the Merger Agreements to which Peachtree is a party do not and will not contravene the partnership agreement of Peachtree, and do not and will not (with the passage of time or the giving of notice or both): (i) conflict with or result in a breach or violation by Peachtree of, or (ii) constitute a default by Peachtree under, (iii) create or impose any Lien upon, or (iv) result in the termination, cancellation, acceleration of obligations under, suspension, modification or impairment of or pursuant to, any Law, Judgment or other contract or agreement to which Peachtree is a party or by which Peachtree is subject or bound, other than any violations, conflicts, breaches, defaults, liens, terminations, suspensions, modifications or impairments that would not individually or in the aggregate impair the validity or enforceability of Peachtree's obligations hereunder, or violations, conflicts, breaches, defaults, Liens, terminations, suspensions, modifications or impairments attributable solely to the legal status and activities of U S WEST or its Subsidiaries.

            (c) Except as set forth on Schedule 3.02 and other than compliance Consents are required to be obtained or made by or with respect to Peachtree in connection with the execution, delivery and performance by Peachtree of this Agreement or any of the other agreements contemplated hereby to which Peachtree is a party, the consummation of the transactions contemplated hereby and thereby or the taking by Peachtree of any other action contemplated hereby or thereby.

      3.03-A OWNERSHIP OF STOCK. Except as set forth on Schedule 3.04 specifically identified with respect to Peachtree, Peachtree owns all of the issued and outstanding shares of Wometco Voting Stock and Wometco Non-Voting Stock, free and clear of any Liens.


                                 ARTICLE III-B

                 REPRESENTATIONS AND WARRANTIES OF ASSOCIATES


      Associates hereby represents and warrants to U S WEST and Acquisition Sub as follows:

      3.01-B Organization and Authority of Associates. Associates is a limited partnership duly organized and validly existing under the laws of the State of Texas and is duly qualified to do business as a foreign limited partnership in each other jurisdiction in which the conduct of its business requires it to be so qualified except where the failure to be so qualified would not impair the validity or enforceability of Associates' obligations hereunder. Associates has all requisite partnership power and authority to conduct its business and operations as presently conducted and to own and hold as lessee the property that it owns or leases.

      3.02-B  LEGAL CAPACITY; APPROVALS AND CONSENTS.


            (a) Associates has all requisite partnership power and authority to execute, deliver and perform the Merger Agreements to which it is a party. Subject only to obtaining the consents and approvals set forth on Schedule 3.02 specifically identified with respect to Associates, Associates has taken all requisite partnership actions necessary to authorize the execution, delivery and performance of the Merger Agreements to which it is a party. The Merger Agreements to which Associates is a party have been or will be, as the case may be, duly executed and delivered by Associates and are or will be, as the case may be, the valid and binding obligations of Associates enforceable in accordance with their respective terms, except (x) as rights to indemnity, if any, thereunder may be limited by federal or state securities Laws or the public policies embodied therein, (y) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally, and (z) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Schedule 3.02 specifically identified with respect to Associates, the execution, delivery and performance by Associates of the Merger Agreements to which Associates is a party do not and will not contravene the partnership agreement of Associates, and do not and will not (with the passage of time or the giving of notice or both): (i) conflict with or result in a breach or violation by Associates of, or (ii) constitutes a default by Associates under, (iii) create or impose any Lien upon, or (iv) result in the termination, cancellation, acceleration of obligations under, suspension, modification or impairment of or pursuant to, any Law, Judgment or other contract or agreement to which Associates is a party or by which Associates is subject or bound, other than any violations, conflicts, breaches, defaults, liens, terminations, suspensions, modifications or impairments that would not individually or in the aggregate impair the validity or enforceability of Associates' obligations hereunder, or violations, conflicts, breaches, defaults, Liens, terminations, suspensions, modifications or impairments attributable solely to the legal status and activities of U S WEST or its Subsidiaries.

            (c) Except as set forth on Schedule 3.02 and other than compliance with and filings under the HSR Act, no Governmental Consents or Third Party Consents are required to be obtained or made by or with respect to Associates in connection with the execution, delivery and performance by Associates of this Agreement or any of the other agreements contemplated hereby to which Associates is a party, the consummation of the transactions contemplated hereby and thereby or the taking by Associates of any other action contemplated hereby or thereby.


                                  ARTICLE IV

        REPRESENTATIONS AND WARRANTIES OF U S WEST AND ACQUISITION SUB


      U S WEST and Acquisition Sub, jointly and severally, hereby represent and warrant to Wometco and Peachtree as follows:


      4.01 ORGANIZATION AND AUTHORITY; OWNERSHIP OF ACQUISITION SUB; NO PRIOR ACTIVITIES OF ACQUISITION SUB; ASSETS OF ACQUISITION SUB.

            (a) U S WEST and Acquisition Sub are corporations validly formed, existing and in good standing under the laws of the State of Colorado and the State of Delaware, respectively, with all requisite corporate power and authority to conduct their respective businesses and operations as presently conducted. Each of U S WEST and Acquisition Sub is qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which its operations requires it to be so qualified except where the failure to be so qualified would not have a material adverse effect on the results of operations, properties, assets, liabilities or financial condition of

            (b) Acquisition Sub was formed by U S WEST solely for the purpose of engaging in the transactions contemplated hereby.

            (c) As of the date hereof and the Effective Time, the capital stock of Acquisition Sub is and will be owned 100% by U S WEST directly. Further, there are not as of the date hereof and there will not be at the Effective Time any outstanding or authorized options, warrants, calls, rights, commitments or any other agreements of any character which Acquisition Sub is a part to, or may be bound by, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of capital stock of Acquisition Sub.

            (d) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated thereby and hereby, Acquisition Sub has not and will not have incurred directly or indirectly through any Subsidiary or affiliate, any obligations or liabilities or engaged in any business or activities of any type or kind whatsoever or entered into any arrangements or agreements with any Person or entity.

            (e) U S WEST will take all actions necessary to ensure that Acquisition Sub at no time prior to the Effective Time owns any assets other than an amount of cash necessary to incorporate Acquisition Sub and to pay the expenses of the Merger attributable to Acquisition Sub if the Merger is consummated.

      4.02  LEGAL CAPACITY; APPROVALS AND CONSENTS.

            (a) Each of U S WEST and Acquisition Sub has all requisite corporate power and authority to execute, deliver and perform the Merger Agreements to which it is a party. Each of U S WEST and Acquisition Sub has taken all requisite corporate actions necessary to authorize the execution, delivery and performance of the Merger Agreements to which it is a party. The Merger Agreements to which each of U S WEST and Acquisition Sub is a party have been or will be, as the case may be, executed and delivered by each of U S WEST and Acquisition Sub and are the valid and binding obligations of each such party enforceable in accordance with their respective terms, except (x) as rights to indemnity, if any, thereunder may be limited by federal or state securities laws or the public policies embodied therein, (y) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally, and (z) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Sections 6.01(a), 6.01(c), 6.01(e), 6.01(f) and 6.02(e), the execution, delivery and performance of the Merger Agreements to which each of U S WEST and Acquisition Sub is a party does not and will not contravene the Articles or Certificate of Incorporation or By-laws of either of U S WEST or Acquisition Sub and does not, and will not (with the passage of time or the giving of notice or both): (i) conflict with or result in a breach or violation by U S WEST or Acquisition Sub of, (ii) constitute a default by U S WEST or Acquisition Sub or
(iii) create or impose any Lien upon or result in the termination, suspension, modification or impairment of or under, any Law, Judgment, contract, arrangement or understanding to which U S WEST or Acquisition Sub is a party or by which U S WEST or Acquisition Sub is subject or bound, other than any violations, conflicts, breaches, defaults, Liens, terminations, suspensions, modifications or impairments that would not individually, or in the aggregate, have a material adverse effect on the results of operations, properties, assets, liabilities or financial condition of U S WEST and its Subsidiaries, taken as a whole and that would not prevent the consummation of the transactions contemplated hereby.

            (c) Based on the information provided to U S WEST by Wometco with respect to the CATV Business, subject to compliance with the provisions of
Section 5.11 hereof, the consummation of the transactions hereunder by U S WEST will not conflict with or result in a breach of or violation by U S WEST or any of its Subsidiaries of the MFJ nor will the MFJ prevent U S WEST from consummating the transactions contemplated hereby.


      4.03 LEGAL AND GOVERNMENTAL PROCEEDINGS AND JUDGMENTS. Except as may affect the cable television and telecommunications industries as a whole or as disclosed in the U S WEST SEC Documents, as of the date hereof, there is no legal or governmental action, proceeding or investigation (insofar as such investigation is known to U S WEST or Acquisition Sub) pending or, to the knowledge of U S WEST and Acquisition Sub, threatened against Acquisition Sub or U S WEST (or its Subsidiaries), which individually or in the aggregate if adversely determined would have a material adverse effect on the results of operations, properties, assets, liabilities or financial condition of U S WEST and its Subsidiaries, taken as a whole, nor are there any Judgments outstanding against Acquisition Sub or U S WEST or to or by which Acquisition Sub or U S WEST is or may be subject or bound, which individually or in the aggregate would have a material adverse effect on the results of operations, properties, assets, liabilities or financial condition of U S WEST and its Subsidiaries, taken as a whole.

      4.04 FINDERS AND BROKERS. Except as disclosed in Schedule 4.04, neither understanding with any Person which will entitle such Person to any finder's fees, brokerage or agent's commissions or other like payments in connection with the consummation of the transactions contemplated hereby; and Acquisition Sub is not aware of any claim or basis for any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the consummation of the transactions contemplated hereby.


      4.05 CAPITALIZATION. The authorized capital stock of U S WEST consists of 2,000,000,000 shares of U S WEST Common Stock, of which 454,299,067 shares were issued and outstanding as of June 30, 1994 and 50,000,000 shares of Preferred Stock, $1.00 par value, of which 50,000 shares of Series B Cumulative Redeemable Preferred Stock will be designated and issued prior to the Closing Date pursuant to the terms and conditions of that certain Securities Purchase Agreement dated April 10, 1994, as amended on May 6, 1994 among Fund American Enterprises Holding, Inc., U S WEST, U S WEST Capital Corporation and Financial Security Assurance Holdings, Inc. The authorized capital stock of Acquisition Sub consists of 1000 shares of Acquisition Sub Stock, of which 100 shares are issued and outstanding. All of the outstanding shares of U S WEST Common Stock and Acquisition Sub Stock, respectively, have been validly issued and are fully paid and nonassessable. Except as described in the U S WEST SEC Documents, there are no other outstanding securities of U S WEST or Acquisition Sub convertible into or exchangeable or exercisable for any shares of their respective capital stock, nor are there any other outstanding or authorized subscriptions, options, warrants, calls, rights, commitments, or other contracts, agreements or understandings of any character obligating U S WEST or Acquisition Sub to issue additional shares of their respective capital stock or any other securities convertible into or evidencing the right to subscribe for any shares of their respective capital stock.


      4.06 COMPLIANCE WITH LAWS. U S WEST and Acquisition Sub hold all licenses, permits and other authorizations from Governmental Authorities necessary for the lawful conduct of their respective businesses except where the failure to hold the foregoing would not have, individually or in the aggregate, a material adverse effect on the results of operations, properties, assets, liabilities or financial condition of U S WEST and its Subsidiaries, taken as a whole. To the knowledge of U S WEST, the business and operations of U S WEST and its Subsidiaries are being conducted in compliance with all applicable laws, rules, and regulations of any Governmental Authority having jurisdiction over such businesses and operations, except for such noncompliance as would not have, individually or in the aggregate, a material adverse effect on the results of and its Subsidiaries, taken as a whole.


      4.07 U S WEST SEC DOCUMENTS. Each annual and quarterly report, registration statement on Form S-3 and definitive proxy statement filed by U S WEST with the SEC since January 1, 1992 and each current report filed since January 1, 1994 (as such documents have since the time of their filing been amended, the "U S WEST SEC Documents"), as of their respective dates, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder applicable to such U S WEST SEC Documents and none of the U S WEST SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of U S WEST included in the U S WEST SEC Documents filed with the SEC by U S WEST comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present (subject, in the case of the unaudited financial statements, to normal, recurring audit adjustments, which were not individually or in the aggregate material) the consolidated financial position of U S WEST and its consolidated Subsidiaries as at the date thereof and the consolidated results of their operations and cash flows for the periods then ended. Except for matters relating to or affecting the telecommunications industry generally, including without limitation, legislative, regulatory or litigation matters and matters relating to or arising from local or national economic conditions, including financial and capital markets, there has not been any change, occurrence or circumstance, which, individually or in the aggregate, will have a material adverse effect on the results of operations, properties, assets, liabilities or financial condition of U S WEST and its Subsidiaries, taken as a whole, which is not set forth in the U S WEST SEC Documents.


      4.08 U S WEST COMMON STOCK. The shares of U S WEST Common Stock comprising the Merger Consideration, when issued to the holders of the Wometco Stock, in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.


      4.09 REGISTRATION STATEMENT. The Registration Statement will not, at the time the Registration Statement is filed with the SEC, at the time it becomes effective under the Securities Act and at the time of the issuance of any U S material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, U S WEST and Acquisition Sub make no representations or warranties as to information provided in writing by Wometco and the Selling Stockholders or any of their representatives for inclusion in the Registration Statement, including, without limitation, the description of the tax consequences to the Stockholders and any opinion with respect thereto. The Registration Statement (other than the tax opinion required to be filed as an exhibit thereto) will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.


      4.10  SECTION 368(a).

            (a) Neither U S WEST nor Acquisition Sub is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

            (b) U S WEST has no plan or intention to cause Wometco to issue additional shares of Wometco stock that would result in U S WEST losing control of Wometco. For purposes of this representation, control means the direct ownership of stock in Wometco possessing at least eighty percent (80%) of the total combined voting power of all classes of stock of Wometco entitled to vote and at least eighty percent (80%) of the total number of shares of each other class of stock of Wometco.

            (c) Acquisition Sub will have no liabilities assumed by Wometco in the Merger, and will not in the Merger transfer to Wometco any assets subject to liabilities.

            (d) U S WEST has no plan or intention to liquidate Wometco, to merge Wometco with or into another corporation, to sell or otherwise dispose of Wometco Stock acquired in the Merger except for the transfer of all of Wometco Stock to a corporation controlled by U S WEST, or to cause Wometco to sell or otherwise dispose of any of its assets or of any of the assets acquired from Acquisition Sub, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by Wometco.

            (e) U S WEST has no plan or intention to redeem or otherwise reacquire the U S WEST Common Stock issued in the Merger.

            (f) Before the Merger, U S WEST will be in control of Acquisition Sub. For purposes of this representation, control means the direct ownership of stock in Acquisition Sub possessing at least eighty percent (80%) of the total combined voting power of all classes of stock of Acquisition Sub entitled to vote and at least eighty percent (80%) of the total number of shares of each other class of stock of Acquisition Sub.

            (g) U S WEST intends to cause Wometco to continue its historic business.

            (h) U S WEST, Acquisition Sub and Wometco will report the Merger for federal income tax purposes as a reorganization pursuant to Section 368(a)(1)(A) and 368(a)(2)(E) of the Code.


                                   ARTICLE V

                           COVENANTS OF THE PARTIES


      5.01 WOMETCO'S COVENANTS. From the date hereof until the Closing, and except as otherwise consented to or approved by U S WEST in writing, Wometco covenants and agrees as follows:

            (a) BUSINESS IN ORDINARY COURSE. Except as otherwise permitted by the terms of this Agreement, the Wometco Group shall conduct its business in the usual, regular and ordinary course substantially consistent with past practices, and (i) will (1) file, with the appropriate Governmental Authority, appropriate requests for renewal under the Communications Act of all Franchises due to expire within 30 to 36 months prior to the expiration of each such Franchise; and (2) except as otherwise provided in Section 5.01(b)(xvi), proceed with all routinely scheduled increases in compensation consistent with past practices with respect to employees involved in the operations of the CATV Systems; (ii) will use reasonable efforts to (1) preserve intact its current business organizations; (2) keep available the services of their current officers and employees and (3) preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Closing Date; and (iii) to the extent practicable, will make expenditures described in the 1994 Budget at such times and in such amount as set forth therein, subject to customary changes in the ordinary course of business that are not substantial in amount.

            (b) NEGATIVE COVENANTS. Except as otherwise permitted by the terms of this Agreement, or as set forth in Schedule 5.01, the Wometco Group will not do or agree to do any of the following acts:

                  (i) grant any promotion to any employee or provide for any new pension or welfare plan, severance or other retirement plan or other retirement or employment benefits to any of its employees or any increase in any existing benefits or otherwise amend any such plan or benefits;

                  (ii) merge, amalgamate or consolidate with any other entity, sell all or substantially all of its business or assets, or acquire all or substantially all of the business or assets of any other Person;

                  (iii) enter into or amend any employment, consulting, severance or similar agreement with any Person;

                  (iv) declare, set aside or make any payments or distribution in cash, securities or property to the Stockholders of Wometco or repurchase,

                  (v) incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than in the ordinary course of its business consistent with past practice;

                  (vi) waive any claims or rights having a value in excess of $10,000 individually or $100,000 in the aggregate (except for cancellation of receivables from Peachtree);

                  (vii) make any change in any method of accounting or accounting practice or policy;

                  (viii) make or incur any capital expenditures in excess of the projected capital expenditures taken in the aggregate set forth in the 1994 Budget made available to U S WEST except for customary changes in the ordinary course of business that are not substantial in amount;

                  (ix) sell, lease or otherwise dispose of any of the Wometco Assets except in the ordinary course of business consistent with past practice and not having a fair market value of more than $25,000 individually or $150,000 in the aggregate;

                  (x) abandon, avoid, dispose, surrender or materially amend the terms of any of Franchises; provided that in connection with any amendment or renewal arising in connection with the renewal of any Franchise during the period between the date hereof and Closing, such renewed Franchise may be entered into with the consent of U S WEST, whose consent shall not be unreasonably withheld;

                  (xi) delete any programming service on the Systems other than in the ordinary course of business or as required by the Cable Act;

                  (xii) enter into, amend or terminate any contracts, leases, commitments, understandings, licenses, or other agreements other than in the ordinary course of business consistent with past practice or as required by the Cable Act; provided that the Management Agreement dated as of July 31, 1991 by and among Wometco and the Atlanta Cable Group will be terminated as of Closing;

                  (xiii) offer free or reduced price service as an inducement to any person, except in the ordinary course of business consistent with past practice or as required by the Cable Act;

                  (xiv) amend, propose to amend, or otherwise change the Certificate of Incorporation or By-Laws of Wometco or any corporate Wometco Subsidiary or the partnership agreement of any Wometco Subsidiary that is a partnership;

                  (xv) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, or any securities convertible into, any additional shares of stock of any class or grant any warrants, options or rights to subscribe for or acquire any such shares or convertible securities, other than pursuant to arrangements which are disclosed in Schedule 3.04; or

salary or compensation to any employee of the Wometco Group whose base salary is, as of the date of this Agreement, in excess of

$100,000 per annum; provided, however, that in the event the Closing is on or after May 1, 1995, salary or compensation increases which would otherwise be made to such employees in the ordinary course of business in accordance with past practices may be granted, (2) grant or agree to grant any increase in the rate of salary or compensation of any employee of the Wometco Group whose base salary is, as of the date of this Agreement, $25,000 or more and less than $100,000 per annum, other than any merit increase which would otherwise be made in the ordinary course of business in accordance with past practice, with the amount of such merit increases to be limited to 7% per annum per employee, or
(3) grant or agree to grant any bonus or incentive award to any Wometco Group employee other than pursuant to existing incentive bonus plans disclosed in
Schedule 3.21 or allowable under Section 3.21(r), provided further that the 1994 bonuses paid to all Wometco Group employees shall not exceed, in the aggregate, 110% of the 1993 total bonus payments. For employees of Wometco earning less than $25,000 per annum, Wometco may grant or agree to grant increases in base salary which would otherwise be made in the ordinary course of business in accordance with scheduled increases and no other approval of U S WEST is required in such instances.

            (c) REGISTRATION STATEMENT. Wometco shall furnish in writing all information concerning Wometco and the Stockholders as may be reasonably requested by U S WEST in connection with preparing and filing the Registration Statement and listing the U S WEST Common Stock comprising the Merger Consideration on the NYSE, including, without limitation, a description of the tax consequences to the Stockholders and a tax opinion related thereto to be filed as an exhibit to the Registration Statement.

            (d) NON-SOLICITATION. Each of Wometco and Peachtree agree that between the date hereof and the Closing Date, it will not, directly or through any Affiliates or representatives, (i) furnish any written or oral information relating to the CATV Systems, or afford access to any facilities or management of the Systems, to anyone other than U S WEST or its representatives (except to the extent required in the ordinary course of the operation of the CATV Business consistent with past practice); or (ii) distribute a proposed agreement contemplating, engage in any negotiations relating to, or solicit, initiate, encourage, discuss or accept any offers for, the merger of Wometco with or into any Person or the sale of the CATV Systems or Wometco Assets to anyone other than U S WEST. In the event that Wometco or Peachtree or any Affiliate thereof promptly notify U S WEST of such proposal.

            (e) "WOMETCO" TRADE NAME. Wometco shall use its reasonable best efforts to obtain a license from Wometco Enterprises, Inc. for the Surviving Corporation to use the "Wometco" name as a service mark and/or trade name in connection with the operation of the CATV Business until June 30, 1995, subject to the provisions of Section 5.03(g) below.

            (f) EQUITY APPRECIATION RIGHTS PLANS. Wometco shall on the day immediately preceding the Closing Date pay all amounts due to the respective participants under the Equity Appreciation Rights Plans.

            (g) PROGRAMMING AGREEMENTS. (i) At the request of U S WEST, Wometco shall use its reasonable best efforts to enter into effective upon consummation of the Closing programming agreements with those parties from whom the members of the Wometco Group currently purchase programming and related products to the extent that such agreements or arrangements are not evidenced by any written agreement or have expired, such agreements to be on terms reasonably acceptable to U S WEST and Wometco.

                  (ii) The members of the Wometco Group shall not enter into new programming agreements or renewals of existing programming agreements without the prior consent of U S WEST, whose consent shall not be unreasonably withheld or delayed.

            (h) CERTAIN TAX DOCUMENTS. On or prior to the Closing Date, Wometco shall prepare and submit for U S WEST's prior written approval documents that confirm the application of Section 280G(b)(5)(A)(ii) of the Code to payments pursuant to the Equity Appreciation Rights Plans and any other payments that would otherwise be subject to Section 280G of the Code.

            (i) AMENDMENT TO SEVERANCE AGREEMENTS. Wometco agrees that it shall amend Paragraph 2(b) of those certain severance agreements disclosed on
Schedule 3.21 in the following manner with such amendments to be effective as of the Closing:

            "(b) EMPLOYEE BENEFIT PLANS - The Company shall continue to provide the Employee with the term life and health insurance benefits (or shall provide substantially comparable benefits) as were applicable to him, his spouse and dependents on the date hereof or the date of Termination, whichever is more beneficial to the Employee. The Company shall pay the premiums associated with such benefit programs. The benefits provided under this Paragraph (2)(b) shall continue until such time as the Employee becomes eligible to be covered by substantially comparable benefits offered by another employer."

            (j) AFFILIATE INDEBTEDNESS. On or prior to the Closing, all Indebtedness, liabilities and other obligations owed by or to Wometco to or from Cable Group or Local Interconnect, L.P. shall be cancelled, discharged or otherwise satisfied in full.

            (k) DOUGLASVILLE LEASE. At the request of U S WEST, Wometco shall use its reasonable best efforts to obtain a lease for the property located at 5979 Fairburn Road, Douglasville, Georgia, on terms reasonably acceptable to Wometco and U S WEST.


      5.02 COVENANTS OF U S WEST AND ACQUISITION SUB. From the date hereof and until the Closing, and after the Closing to the extent provided for herein, and except as otherwise consented to or approved by Wometco in writing, U S WEST and Acquisition Sub, jointly and severally, covenant and agree as follows:

            (a) CONSENTS. EACH OF U S WEST AND ACQUISITION SUB SHALL EXERCISE ITS REASONABLE BEST EFFORTS PROMPTLY TO OBTAIN ALL CONSENTS, APPROVALS OR WAIVERS REQUIRED UNDER THE TERMS OF THE MFJ OR OTHER APPLICABLE LAW SPECIFIC TO THE REGULATORY STATUS OF U S WEST OR ITS SUBSIDIARIES TO CONSUMMATE THE TRANSACTION CONTEMPLATED BY THE TERMS OF THE AGREEMENT.

            (b) U S WEST COMMON STOCK. Between the date hereof and the Closing Date, U S WEST will not redeem, repurchase, retire or acquire, directly or indirectly, shares of U S WEST Common Stock or any warrants, rights or options to directly or indirectly purchase or acquire any such U S WEST Capital Common Stock or any securities exchangeable for or convertible into any such shares, other than (i) in the ordinary course of business and consistent with past practice under the terms of U S WEST plans and agreements for employees, officers and directors currently in force and (ii) repurchases from time to time of outstanding Liquid Yield Option Notes of U S WEST.


      5.03 MUTUAL COVENANTS. During the period from the date of this Agreement and (unless a longer period is otherwise provided below) continuing until the Closing Date, each of U S WEST, Acquisition Sub and

Wometco agrees that, except as expressly contemplated or permitted by this Agreement, or to the extent that the other party shall otherwise consent in writing:

            (a)   REGISTRATION STATEMENT.

                  (i) On or before September 1, 1994, U S WEST, at its expense, shall have prepared and filed with the SEC the Registration Statement covering the U S WEST Common Stock to be issued in connection with the Merger and to permit the public resale by Peachtree and its distributees (the "Selling Stockholders") of the shares of U S WEST Common Stock to be issued and delivered to the Stockholders upon the Closing. U S WEST will have exclusive responsibility for the preparation, filing, accuracy and completeness of the Registration Statement, and any amendments or supplements thereto (including the exhibits thereto), except as to information in the Registration Statement, and their representatives have furnished in writing to U S WEST expressly for inclusion in the Registration Statement or any amendment or supplement thereto. U S WEST will furnish to Peachtree copies of the Registration Statement, the prospectus relating to the Registration Statement, and any amendments or supplements thereto, immediately upon the filing of such documents with the SEC. U S WEST shall furnish to Peachtree, for Peachtree's review and comment, copies of the Registration Statement and any amendments or supplements thereto prior to filing the Registration Statement and any amendments or supplements thereto with the SEC. Peachtree shall advise U S WEST of any recommended changes to the Registration Statement and any amendments or supplements thereto promptly following receipt thereof from U S WEST.

                  (ii) U S WEST covenants to Peachtree that the Registration Statement, the prospectus relating to the Registration Statement, and any amendments or supplements thereto (other than any information which the Selling Stockholders or any of their representatives have furnished in writing to U S WEST expressly for inclusion in any such document) (i) will comply in all material respects with the Securities Act, and (ii) will not contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading; provided, however, that U S WEST and Acquisition Sub make no covenant as to information provided in writing by Wometco or the Selling Stockholders or any of their representatives for inclusion in the Registration Statement. Peachtree covenants to U S WEST that the information supplied or to be supplied in writing to U S WEST by Peachtree or any of its representatives expressly for inclusion in the Registration Statement, the prospectus relating to the Registration Statement and any amendments and supplements thereto, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (iii) Peachtree shall promptly furnish to U S WEST all information, and take such other actions as may reasonably be requested by U S WEST in connection with any action or filing by U S WEST in connection with this
Section 5.03(a). U S WEST will proceed in good faith and use its best efforts to cause the Registration Statement to become effective as soon as reasonably possible after filing but in no event later than the Closing Date.

                  (iv)  Except as otherwise provided in clause (ix) of this
Section 5.03, until such time as the Selling Stockholders have sold all of the U than two years from the Closing, U S WEST shall prepare and file with the SEC such amendments, post-effective amendments and supplements to the Registration Statement or the prospectus relating to the Registration Statement which U S WEST or its counsel reasonably determine to be necessary or appropriate to keep the Registration Statement effective and current and to comply with the provisions of the Securities Act with respect to the disposition by the Selling Stockholders of all shares of U S WEST Common Stock covered by the Registration Statement.

                  (v)  Except as otherwise provided in clause (ix) of this
Section 5.02, U S WEST shall, as promptly as reasonably practicable following the date on which the Registration Statement or the prospectus relating to the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, prepare and file with the SEC and furnish to Peachtree a supplement or amendment to the Registration Statement or such prospectus so that, as thereafter delivered to purchasers of the Selling Stockholders' shares of U S WEST Common Stock, such prospectus will not contain any untrue statement of any material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances then existing.

                  (vi) U S WEST shall notify Peachtree immediately upon (A) the declaration by the SEC of the effectiveness of the Registration Statement, (B) the issuance or threatened issuance of any stop order or other order preventing or suspending the use of any prospectus relating to the Registration Statement,
(C) any suspension or threatened suspension of the use of any prospectus relating to the Registration Statement in any state, (D) any proceedings commenced or threatened to be commenced by the SEC or any state securities commission which would result in the issuance of such stop order or other order or suspension of use, or (E) any request by the SEC to supplement or amend any prospectus relating to the Registration Statement after the effectiveness of the Registration Statement. Except as otherwise provided in clause (ix) of this
Section 5.02, U S WEST shall use its reasonable best efforts to prevent or promptly remove any stop order or other order preventing or suspending the use of any prospectus relating to the Registration Statement and to comply with any such request by the SEC to amend or supplement such prospectus.

                  (vii) Peachtree hereby agrees that, upon receipt of any notice from U S WEST delivered pursuant to Section 5.03(a)(v) or clauses (B), Selling Stockholder to, forthwith discontinue disposition of the shares of U S WEST Common Stock covered by the Registration Statement until the Selling Stockholders receive copies of the applicable supplement or amendment to the Registration Statement or the failure to exist of the facts prompting the discontinuance of dispositions.

                  (viii) Peachtree shall give U S WEST not less than five (5) Business Days prior written notice (a "Sale Notice") of any Selling Stockholder's intention to sell any shares of U S WEST Common Stock covered by the Registration Statement. At any time after delivery of a Sale Notice and during the related Sale Period (as defined below), Peachtree and U S WEST shall each promptly notify the other if they learn of any event as a result of which the Registration Statement or the prospectus relating thereto, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. If, within 10 days after receipt of a Sale Notice from Peachtree, U S WEST delivers to Peachtree a Deferral Notice (as defined in and in accordance with Section 5.03(a)(ix) below), the Selling Stockholder shall defer such sale, and Peachtree shall cause the Selling Stockholder to defer such sale, in accordance with such Deferral Notice. If U S WEST does not deliver a Deferral Notice within such 10 day period, the Selling Stockholder may, within 30 days (the "Sale Period"), consummate the sale contemplated by the Sale Notice unless, prior to the consummation of such sale, U S WEST has delivered to Peachtree a Deferral Notice.

                  (ix)  U S WEST may (A) defer compliance with
Sections 5.03(a)(iv), 5.03(a)(v) or 5.03(a)(vi) or (B) require that any Selling Stockholder with respect to whom U S WEST has received a Sale

Notice postpone such sale, in each case for such period of time as U S WEST shall deem reasonable, not to exceed 90 consecutive days, if U S WEST, in its good faith judgment, determines that U S WEST is in possession of material information that has not been disclosed to the public and U S WEST reasonably deems it to be advisable not to publicly disclose such information at such time in a supplement or amendment to the Registration Statement or in any document incorporated therein by reference and, in such case, U S WEST shall give Peachtree written notice of such determination (a "Deferral Notice"), which notice shall, if the period of such postponement is less than 90 days, specify the period of the required postponement (such 90 day period or shorter required period being referred to herein as the "Deferral Period"). In the event U S WEST gives Peachtree such a Deferral Notice, Peachtree agrees that it shall not, obligation not to, purchase or sell any U S WEST security during the Deferral Period or use their knowledge of the Deferral Notice in violation of the securities laws during the Deferral Period. U S WEST shall immediately notify Peachtree at such time as the reason for such postponement shall cease to exist (if earlier than the expiration of the Deferral Period) and upon receipt of such notice or the expiration of the Deferral Period, as applicable, and for a period of 30 days thereafter the Selling Stockholder may consummate the sale contemplated by the Sale Notice unless during such period U S WEST shall deliver to Peachtree another Deferral Notice. Notwithstanding anything herein to the contrary, U S WEST shall not be entitled to require postponement of sales for more than an aggregate of 180 days during any 365-day period.

                  (x) U S WEST shall file with the SEC in a timely manner all reports and other documents required of U S WEST under the Securities Act and the Exchange Act.

                  (xi) U S WEST shall be responsible for all expenses incurred by U S WEST in complying with this Section 5.02(b), including without limitation, all United States registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for U S WEST, applicable blue sky fees and expenses, and the expense of any special audits incident to or required by the registration contemplated hereby. The Selling Stockholder shall be responsible for all underwriting discounts and commissions and transfer taxes, if any, relating to the resale by the Selling Stockholders of the U S WEST Common Stock.


                  (xii) Until such time as the Selling Stockholders have sold all of the U S WEST Common Stock covered by the Registration Statement, but in no event later than two years from the Closing, Peachtree shall cause each of the Selling Stockholders to take and U S WEST will take such other actions and enter into such other agreements as may be reasonably necessary or advisable in connection with the resale by the Selling Stockholders of the U S WEST Common Stock covered by the Registration Statement.

                  (xiii) U S WEST shall use its best efforts to qualify the shares of U S WEST Common Stock to be issued and delivered to the Selling Stockholders in the Merger under the securities or "blue-sky" laws of any jurisdiction in which such qualification is required in connection with (A) the distribution of such shares to the Selling Stockholders pursuant to the terms hereof, and (B) any resale by the Selling Stockholders of U S WEST Common Stock during the period U S WEST has agreed hereunder to keep the Registration Statement effective.

            (b) CONFIDENTIALITY. Each party shall, and shall use its reasonable best efforts to cause its Affiliates and its and their respective years following the Closing Date any and all information relating to any other party that is proprietary to such other party, other than the following: (i) information that has become generally available to the public other than as a result of a disclosure by such party, its Affiliates or its agents; (ii) information that becomes available to such party or an agent of such party on a nonconfidential basis from a third party having no obligation of confidentiality to a party to this Agreement; (iii) information that is required to be disclosed by applicable law, judicial order or pursuant to any listing agreement with, or the rules or regulations of, any securities exchange on which securities of such party or any such affiliate are listed or traded (including information that is required to be disclosed in connection with filing the Registration Statement with the SEC); and (iv) disclosures made by any party as shall be reasonably necessary in connection with obtaining the Required Consents or disclosures made to lenders or direct or indirect shareholders or partners of the Wometco Group; provided, however, in connection with disclosure of confidential information under (iii) and (iv) hereof, the disclosing party shall give the other party hereto timely prior notice of the anticipated disclosure and the parties shall cooperate in designing reasonable procedural and other safeguards to preserve, to the maximum extent possible, the materials' confidentiality.

            (c) PUBLICITY. None of the members of the Wometco Group will issue any press release or otherwise make any public statement with respect to this Agreement and the transactions contemplated hereby without the prior consent of U S WEST (which consent shall not be unreasonably withheld), except as may be required by Applicable Laws, in which event the Wometco Group party required to make the release or announcement shall, if possible, allow U S WEST reasonable time to comment on such release or announcement in advance of such issuance. Except as required by Applicable Laws or stock exchange regulations, U S WEST will not issue any press releases or otherwise make any public statement with respect to this Agreement and the transactions contemplated hereby without giving Wometco and Peachtree prior notice and allowing Wometco and Peachtree reasonable time to comment on such release or announcement in advance of issuance. Nothing set forth in the foregoing sentences of this subsection (b) shall prohibit U S WEST or Wometco from meeting with employees of the Wometco Group involved in the operation of the CATV Systems and discussing with and distributing to such employees information regarding this Agreement and the transactions contemplated hereby.

            (d) SATISFACTION OF CONDITIONS; ADDITIONAL AGREEMENTS. Subject to 5.03(f) each of the parties hereto agrees to use its reasonable best efforts to cause the conditions set forth in Article VI to be satisfied, and to take, or cause to be taken, all action and to do, or cause to be done, and to assist and cooperate fully with the other parties in doing, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective in the most expeditious manner possible the transactions contemplated by this Agreement, including (i) the provision of information and making of all necessary filings in connection with, among other things, the HSR Act; (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Authorities; (iii) the obtaining of all necessary consents, approvals or waivers from third parties, it being agreed by the parties hereto that if a party whose consent is required imposes conditions as a condition to granting its consent, U S WEST and Wometco shall negotiate jointly with such party with respect to such conditions, with such conditions to be acceptable only if consented to by U S WEST, whose consent shall not be unreasonably withheld; (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed; and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

            (e) HSR ACT FILING. Each of the parties hereto will, within 30 days following the date of execution of this Agreement, file the HSR Report required to be filed by them or by any Person which is part of the same "person" (as defined in the HSR Act and Rules) as any of them, and will file as promptly as practicable after receipt thereof, a response to any further request for information made by the FTC or the Antitrust Division of the DOJ as is reasonably or customarily requested, and will use its reasonable best efforts to promptly as is reasonably practicable comply with any and all other applicable reasonable or customary requirements under the

HSR Act and rules relating to filing and furnishing of information to the FTC and the Antitrust Division of the DOJ, the parties' actions to include, without limitation, (i) taking all other reasonable or customary action required by the exchanging drafts thereof) so as to present both HSR Reports to the FTC and the DOJ at the same time and to avoid substantial errors or inconsistencies between the two in the description of the transaction; and (iii) using their reasonable best efforts to comply with any additional request for documents or information made by the FTC or the DOJ or by a court and assisting the other parties to so comply as is reasonably or as is customarily requested.

            (f) REQUIRED CONSENTS. Wometco and U S WEST shall each use their respective reasonable best efforts to obtain all Required Consents, including taking the actions specified herein. In order to secure the Governmental Consents from Franchising Authorities Wometco shall proceed immediately in good faith and using its reasonable best efforts, to prepare, file and prosecute each Governmental Consent from a Franchising Authority, with the full right of participation by U S WEST including, without limitation, the right of prior review and approval of correspondence or forms of transfer resolutions, ordinances or agreements to be submitted to Franchising Authorities (which approval shall not be unreasonably withheld or delayed) and to be represented at all meetings or hearings as may be scheduled to consider such submissions.
U S WEST and Wometco shall submit to each Franchising Authority whose consent is required a form of ordinance or resolution, as appropriate, relating to the transfer of the Franchise, which ordinance or resolution shall be in a form reasonably acceptable to U S WEST and Wometco. Wometco shall consult with U S WEST and promptly and regularly notify U S WEST with regard to all material developments of the transfer consent process, and shall give U S WEST reasonable prior notice of all meetings scheduled with the Franchising Authorities. U S WEST shall use its reasonable best efforts to promptly assist Wometco and shall take such prompt and affirmative actions as may reasonably be necessary in obtaining such approvals and shall cooperate with Wometco in the preparation, filing and prosecution of such applications as may reasonably be necessary, including the preparation, filing and prosecution of any joint applications required to be filed with the Franchising Authorities or the FCC, and agrees to use its reasonable best efforts to furnish all information as is reasonably or as is customarily required by the approving entity, and, if requested by Wometco upon reasonable notice, U S WEST shall have the obligation to be represented at such meetings or hearings as may be scheduled to consider such applications.
Any administrative filing fees imposed in connection with obtaining the Governmental Consents shall be borne by Wometco and each of the parties shall bear its own legal fees or other costs of professional advisors incurred in the Governmental Consents from a Franchising Authority, a Franchising Authority imposes conditions as a condition to granting its consent, U S WEST and Wometco shall negotiate jointly with such Franchising Authority with respect to such conditions, with such conditions to be accepted only if consented to by U S WEST and Wometco, which consent shall not be unreasonably withheld. U S WEST and Acquisition Sub agree that prior to the Closing Date, they will not, without the prior written consent of Wometco, seek amendments, modifications or other changes to Franchises or Business Contracts and shall not institute or participate in any discussions with Franchising Authorities without the prior written consent of Wometco and without offering a representative of Wometco an opportunity to participate or observe such discussions.

            (g) CHANGE OF NAME. If by September 30, 1994, Wometco has not obtained the license referred to in Section 5.01(e) above, U S WEST and Wometco shall negotiate in good faith to agree on a new name for the operation of the CATV Business as soon as practicable thereafter.

      5.04  ACCESS TO INFORMATION.

            (a) ACCESS BY U S WEST. Between the date of this Agreement and the Closing, subject to legal and contractual restrictions applicable to the Wometco Group, U S WEST and its counsel, accountants and other representatives shall have access during normal business hours to all of the properties, books, reports and records of the Wometco Group, and Wometco shall furnish U S WEST with all information it may reasonably request relating to the properties, books, reports and records of the Wometco Group. Between the date of this Agreement and the Closing, U S WEST shall have the right to locate employees of U S WEST or Acquisition Sub on the premises of the CATV Business facilities during normal business hours; provided, however, that the presence of such U S WEST employees does not unreasonably interfere with the operation of the CATV Business; provided, however, that U S WEST (and its employees) shall not be entitled to access to any information which is subject to any confidentiality agreement. Between July 15, 1994 and the Closing, U S WEST shall have the right to initiate (in good faith and without unreasonable interference to the operation of the CATV Business) discussions with employees of the Wometco Group concerning employment with the Surviving Corporation upon the consummation of the Merger. After the date of this Agreement, Wometco will cooperate with U S WEST in conducting a physical inventory of the tangible personal property of the Wometco Group.

            (b) ACCESS BY PEACHTREE. For the duration of the indemnity under Sections 5.09 and 7.02, U S WEST shall retain and shall give to Peachtree and its counsel, accountants and other representatives reasonable access during the Wometco Group, existing at the time of Closing, in respect of any matters arising out of or related to this Agreement that are at issue at the time of a request for such access.


      5.05 INDEBTEDNESS OF WOMETCO. U S WEST shall cooperate with Wometco to obtain any necessary consents from the lenders under that certain Revolving Credit and Term Loan Agreement by and among certain members of the Wometco Group, as Borrowers and The First National Bank of Boston, as Co-Agent, The Toronto-Dominion Bank Trust Company, as Co-Agent, CIBC, Inc., as Co-Agent, NCNB National Bank of North Carolina, as Co-Agent and the Banks named therein, dated as of March 29, 1991, as amended, to consummate the transactions contemplated hereby; provided that if prior to the Effective Time such consents have not been obtained, U S WEST shall cause, immediately after the Closing, all outstanding principal and accrued interest and any related obligations thereunder to be discharged in full.


      5.06  INVESTIGATION WITH RESPECT TO ENVIRONMENTAL MATTERS.  Wometco shall
(i) allow U S WEST and its representatives and agents, including an environmental consultant, after the date of this Agreement, access, during normal business hours, upon reasonable advance notice, to properties of the Wometco Group and (ii) make available to U S WEST, during business hours those employees of the Wometco Group as shall reasonably be available who have been involved in environmental compliance or facilities management, in order to allow U S WEST and such representatives and agents to investigate the condition of the properties, plants and facilities of the Wometco Group. Specifically, U S WEST and other advisers shall have the right to conduct a Phase I environmental audit, and if after conducting such audit U S WEST reasonably determines that there could be any contamination which could have a Material Adverse Effect or constitute a breach of the representations and warranties set forth in Section 3.15, U S WEST may take soil samples or other measures for the purpose of verifying such contamination. "Phase I environmental audits" shall be understood to consist of walk-throughs of any of the facilities, review of documents relating to environmental issues, interviews of personnel with knowledge relating to environmental issues, and review of public records.

      5.07 SUBSCRIBER RATES. (a) Benchmark II Basic Rates: In accordance with the rate schedules made available to U S WEST ("Benchmark II Basic Cable Service Rates"), Wometco shall begin charging rates for Basic Cable Service in all Franchises effective July 14, 1994, subject to subsections (b) and (c) below.

            (b) SUBSCRIBER NOTIFICATION OF BENCHMARK II RATES: In connection with subsection (a) above, Wometco has begun notifying subscribers of changes in CATV Systems and, at the first possible opportunity, shall include notification through a message in the bill itself ("Benchmark II Subscriber Notifications"). Wometco has disclosed examples of its previous Benchmark II Subscriber Notifications to U S WEST. From the date hereof, Benchmark II Subscriber Notifications shall be subject to prior approval of U S WEST, which approval shall not be unreasonably withheld.

            (c) SUBSCRIBER BILLING OF BENCHMARK II RATES: In any case where it is not possible to bill subscribers in accordance with Benchmark II Basic Cable Service rates as contemplated in subsection (a) above on or prior to July 14, 1994 as a result of the timing of the CATV Systems' normal billing cycle, Wometco shall begin billing subscribers for such rates in the first possible billing cycle, accompanied by a credit to appropriate Subscribers of any amount collected above the Benchmark II rates for Basic Cable Service retroactive to July 14, 1994.

            (d)  MOTIONS TO DISMISS CABLE PROGRAMMING SERVICE RATE COMPLAINTS:
For any Franchise with respect to which as of the date hereof there are Cable Programming Service complaints pending (as shown on the records of the FCC), that the complainant has not voluntarily withdrawn, then, to the extent that grounds exist for filing a petition to dismiss with respect to such complaint and such a petition has not previously been filed, Wometco shall, within a reasonable period of time after the date hereof, file a petition to dismiss such complaint with the FCC, which petition shall be subject to the prior approval of U S WEST, whose approval shall not be unreasonably withheld.

            (e) BENCHMARK II CABLE PROGRAMMING SERVICE RATES FOR HEADENDS WITH FRANCHISES WITH PENDING COMPLAINTS: For any Franchise served by a headend where a Cable Programming Service complaint filed by February 28, 1994 remains pending for one or more Franchises (as shown on the records of the FCC) because the FCC does not want Wometco's motion to dismiss or complainant's request to withdraw, Wometco shall, at its option:

            (i) timely file and prosecute one or more petitions for reconsideration, applications for review, motions or request for stay, and appeals or petitions for review seeking to overturn, stay or set aside the FCC's action affecting the motion or request; and/or

            (ii) notify subscribers and appropriate Governmental Authorities of Benchmark II Cable Programming Service Rates as soon as possible after the FCC action affecting the motion or request is announced or has become a final order no longer subject to reconsideration or review; and begin charging Benchmark II Cable Programming Service rates and reflect such rates in the first possible billing cycle 30 days following notification; must obtain U S WEST's consent prior to charging Benchmark II Cable Programming Service Rates in any Franchise that does not have a complaint pending.

In either or both events, Wometco shall comply with any FCC order requiring a change in, or the issuance of refunds regarding, any of Wometco's cable programming service rates, provided such order is in full force and effect and has not been reversed, vacated, stayed or set aside by the FCC or any court of competent jurisdiction.

            (f) BASIC SERVICE RATE INFLATION INCREASES: With respect to inflation increases for Basic Cable Service rates for all Subscribers, to the extent permitted by law Wometco shall:

            (i) notify Governmental Authorities that have asserted jurisdiction of such increases by the later of September 1, 1994 or three (3) days following release of GNPPI figures for the second quarter of 1994;

            (ii) notify subscribers of such increase by separate mailing by the later of September 1, 1994 or seven (7) days following notification of Governmental Authorities or include such notices in the next possible billing cycle commencing after notification of Governmental Authorities pursuant to subsection (i) (i) above and complete notification of all subscribers within thirty (30) days after such notification commences;

            (iii) pursue any necessary approval of Governmental Authorities in connection with such increases; and

            (iv) make such increases in accordance with schedules provided to U S WEST effective 30 days after notification and reflect such increases in the first possible billing cycle.

For any Franchise where it is not legally permitted to put such inflation increases into effect within 30 days after notification, Wometco shall put such increases into effect as soon as legally permitted and reflect such increases in the first possible billing cycle thereafter. To the extent that compliance with any other phase of the timetable in this subsection (f) is not permitted by law, the parties shall cooperate in good faith to establish a revised timetable, with Sellers using their best efforts to implement inflation increases at the earliest opportunity permitted by law.

            (g) ADJUSTMENTS IN EQUIPMENT CHARGES: With respect to adjustments for charges for regulated equipment for all Subscribers, Wometco shall:

            (i) notify Subscribers and Governmental Authorities that have asserted jurisdiction over Basic Cable Service rates of such adjustments concurrently with the notification required by subsection (f) above;

            (ii) pursue any necessary approvals of Governmental Authorities in connection with such adjustments; and

      accordance with schedules provided to U S WEST and reflect such adjustments in the first possible billing cycle 30 days after notification.

To the extent possible, adjustments pursuant to this subsection (g) for any Franchise shall be made concurrently with the inflation adjustment in subsection
(f) above; provided, however, that for any adjustment made after October 1, 1994, appropriate Subscribers shall receive a credit of any amount collected above the permitted equipment charges retroactive to October 1, 1994; and provided further that all equipment charge adjustments pursuant to this subsection (g) shall be made by no later than November 15, 1994.

            (h) CABLE PROGRAMMING SERVICE RATES INFLATION INCREASES: With respect to inflation increases for Cable Programming Service rates for any Franchise served by a headend where a Cable Programming Service complaint filed by February 28, 1994 remains pending for one or more Franchises (as shown on the records of the

FCC) because the FCC does not grant Wometco's motion to dismiss or complainant's request to withdraw, Wometco shall, at its option:

            (i) timely file and prosecute one or more petitions for reconsideration, applications for review, motions or requests for stay, and appeals or petitions for review seeking to overturn, stay or set aside the FCC's action affecting the motion or request; and/or

            (ii) notify Governmental Authorities and Subscribers in any such Franchise of inflation increases as soon as possible and make such increases in accordance with schedules provided to U S WEST effective 30 days after notification and reflect such increases in the first possible billing cycle; provided, however, that if Wometco selects this option (h)
      (ii), Wometco must obtain U S WEST's consent prior to making such increases in any Franchise that does not have a complaint pending.

In either or both events, Wometco shall comply with any FCC order requiring a change in, or the issuance of refunds regarding, any of Wometco's cable programming service rates, provided such order is in full force and effect and has not been reversed, vacated, stayed or set aside by the FCC or any court of competent jurisdiction.

            (i) BULK RATES: No member of the Wometco Group shall enter into or renew any Bulk Service Agreement without the prior approval of U S WEST, whose approval shall not be unreasonably withheld. Sellers and U S WEST shall cooperate in the development of a plan to establish and implement bulk service rates consistent with FCC rules and policies where necessary or appropriate.

            (j) NOTIFICATION OF PROCEEDINGS, ETC.: Wometco shall notify U S WEST promptly if any member of the Wometco Group receives or otherwise becomes order or determination of or before the FCC or any Franchising Authority affecting or concerning the rates or marketing practices of Wometco or any CATV System and shall consult with U S WEST prior to taking any course of action or making any filing in respect thereto.


      5.08 EFFECT OF CABLE ACT. U S WEST and Acquisition Sub hereby acknowledge and agree that notwithstanding anything to the contrary contained in this Agreement, including without limitation, Section 3.22 and Articles VI or VII, any matters relating to or arising from, or any actions taken prior to the date hereof or to be taken after the date hereof by the Wometco Group to comply with or in an attempt to comply with: (i) the rate regulation provisions of the Cable Television Consumer Protection and Competition Act of 1992 (the "Cable Act"), and any FCC Rules and Regulations or state or local rules or regulations promulgated thereunder or in connection therewith (whether promulgated prior to the date hereof or promulgated hereafter); or (ii) any investigation, certification, proceeding, inquiry or the like by or before the FCC, any Franchising Authority, other court or Governmental Authority or agency or other Persons arising from, relating to or in connection with such Laws, rules or regulations described in the preceding clause, including, without limitation,
(1) any rate reductions, refunds, penalties or the like (or investigations, certifications, proceeding or inquiries relating thereto) instituted or imposed by the Wometco Group, the FCC, any Franchising Authority, other Governmental Authority or agency or other Persons or (2) changes to programming, billing or marketing practices instituted or implemented by the Wometco Group shall not (a) cause or constitute, directly or indirectly, a breach by Wometco or any member of the Wometco Group of any of its representations, warranties, covenants or agreements set forth in this Agreement (and such representations, warranties, covenants and agreements shall hereby be deemed to be modified appropriately to reflect and permit the impact and existence of such laws, rules or regulations and investigations, certifications, proceedings, inquiries or the like arising therefrom, relating thereto or in connection therewith and to permit any actions by the Wometco Group, to comply with or attempt to comply with such Laws, rules or regulations or such investigations, certifications, proceedings, inquiries or the like), (b) otherwise cause or constitute a default or breach by Wometco or any member of the Wometco Group under this Agreement, (c) result in the failure of any condition precedent to the obligations of U S WEST and Acquisition Sub under the Agreement to be satisfied (and each of U S WEST and Acquisition Sub hereby irrevocably waives any failure of a condition precedent to be satisfied or Acquisition Sub's performance of its obligations under this Agreement or (e) give rise to any claim for indemnification by U S WEST or any U S WEST Indemnitee against the Wometco Indemnitor or any adjustment to Value Payable At Closing under any of the provisions of this Agreement. Nothing herein shall be deemed to deprive U S WEST of any rights it may have hereunder, including for indemnification in accordance with and subject to the limitations of Article VII hereof: (i) in the event of a breach by Wometco of the provisions of Section
5.07 hereof; or (ii) with respect to any Lawsuits covered by Section 7.02(b)(iv)(3) hereof.


      5.09  TAX MATTERS.

            (a) TAX INDEMNIFICATION. To the extent set forth in this Section 5.09, the Wometco Indemnitor shall indemnify and hold harmless the U S WEST Indemnitees, including from and after the Closing Date, all members of the Wometco Group (collectively, the "U S WEST Group") from and against all claims, losses, damages, liabilities and out-of-pocket expenses including, without limitation, reasonable attorney fees, resulting from a breach of the representations contained in Section 3.13 hereof and against any and all tax liability of the Wometco Group or any member thereof, including, without limitation any and all Taxes resulting from any member of the Wometco Group having been included in any affiliated, consolidated, combined or unitary Tax Return pursuant to Treasury Regulation Section 1.1502-6(a) or any analogous or similar state, local or foreign law for any taxable period ending on or prior to the Closing Date (or treated as ending on the Closing Date as provided in Section 5.09(d) below) in excess of any amount of Taxes that is included as a Working Capital Liability on the Closing Date and is part of the Working Capital Deficit calculations used to determine the Value Payable At Closing. In calculating the tax liability under this Section 5.09 any net operating loss, credit, or other carryforwards available to the Wometco Group shall be utilized, and any such tax liability shall be net of the amount of any tax benefits (e.g., tax savings from increased basis, depreciation, deductions, etc.) of the U S WEST Group that arise from any adjustment to any Wometco Group Tax Return for any tax period ending (or treated as ending) on or prior to the Closing Date.
If the amount of any such benefit to the U S WEST Group is not otherwise readily determinable (e.g., through an actual refund claim or a reduction in the current tax liability of U S WEST Group), then such amount shall be the present value of such net tax benefit as reasonably determined by U S WEST Group and the Wometco Indemnitor. The tax liability under this Section 5.09 shall be the net amount finally due and owing (net of the tax benefit described above) on the applicable Wometco Group Tax Returns or as a result of the settlement, agreement, or Wometco Group Tax Returns. The liability of the Wometco Indemnitor to U S WEST Group under this Section 5.09 shall not exceed the sum of $15,000,000 in the aggregate ("Section 5.09 Maximum Amount"). Any amount payable as a result of any indemnity given under this Section 5.09 shall be without recourse to any direct or indirect partner of the Wometco Indemnitor or any entity in which the Wometco Indemnitor is a direct or indirect partner. Payment of the indemnification obligations hereunder shall be made in accordance with Sections 5.09(b) and (c) below. The indemnity under this Section 5.09(a) shall be the sole indemnity available to U S WEST Group under this Agreement with respect to any tax liability. The indemnity under this Section 5.09 shall not apply to any tax liability relating to any action taken by the Wometco Group pursuant to
Section 5.11 hereof and the Wometco Indemnitor shall have no obligations hereunder with respect to the related tax liability, and any tax liability related thereto shall be paid by the U S WEST Group.

            (b) OTHER COSTS. As used in this Section 5.09, the term "tax liability" shall include any and all Taxes, and all costs and expenses, including, without limitation, reasonable attorneys' fees incurred in connection with the applicable Tax Claim (as hereinafter defined).

            (c) PAYMENT OF INDEMNIFICATION. All payments for any indemnification under this Section 5.09 shall be required when the associated payment of the tax liability is finally due and payable to the appropriate Governmental Authority after all reasonable action jointly deemed appropriate by the Wometco Indemnitor and U S WEST Group has been taken under this Agreement; provided, however, that the Wometco Indemnitor shall have no obligation to make payments to U S WEST Group pursuant to this Section 5.09 until aggregate payments required hereunder exceed $100,000, and at such time the full amount of such payments (including the prior amounts) shall be paid by the Wometco Indemnitor to U S WEST Group, it being agreed by the parties hereto that the provisions of this Section 5.09(c) shall not apply to any payments required to be made under Section 5.09(f)(10).

            (d) FILING OF TAX RETURNS. U S WEST Group shall be obligated to prepare and timely file all Tax Returns of the Wometco Group that are due after the Closing Date for all taxable periods ending on or before or including the Closing Date ("Current Wometco Returns"). The due date of any Current Wometco Return shall include any proper extensions thereof. All items reported in the Current Wometco Returns shall be reported in a manner consistent with the prior practice of the Wometco Group to the extent there is a reasonable basis for such treatment. U S WEST Group and the Wometco Indemnitor shall jointly decide all U S WEST Group shall deliver a draft copy of any Current Wometco Return to the Wometco Indemnitor for its review at least 15 business days prior to its due date. The Wometco Indemnitor shall have ten (10) business days in which to notify ("Disagreement Notice") the U S WEST Group that the Wometco Indemnitor disagrees with any position taken in the applicable Current Wometco Return. If U S WEST Group and the Wometco Indemnitor are unable to resolve such matters, then the specific items shall be submitted to the Arbitrator. Any such arbitration shall assume that the Wometco Group is a stand alone group of entities unrelated to the U S WEST Group and the Wometco Indemnitor and that any such Tax Return shall be filed in the manner most beneficial to the Wometco Group. The failure of the Wometco Indemnitor to give the Disagreement Notice as provided above shall be deemed acceptance hereunder by the Wometco Indemnitor of all items reported as shown on the applicable proposed Current Wometco Return. Any taxable period that includes but does not begin or end on the Closing Date (a "Straddle Period") shall be treated as ending on the Closing Date, and Taxes (and credits or refunds of such Taxes) attributable to that portion of the Straddle Period ending on the Closing Date shall be determined based on the permanent books and records of Wometco Group maintained for federal income tax purposes. State, local, or other Taxes based on items other than income or sales (and credits or refunds attributable to such taxes) shall be prorated based on the number of days in that portion of the Straddle Period which ends on the Closing Date and the number of days in that portion of the Straddle Period which begins on the day after the Closing Date.

            (e) TAX CLAIMS. All proposed audits, notices, proposed adjustments, assessments, claims, liabilities, or other potential tax proceedings relating to any Tax Returns of the Wometco Group for taxable periods ending on or prior to the Closing Date or for Straddle Periods ("Tax Claims") shall be handled by the U S WEST Group and the Wometco Indemnitor on a joint basis and both parties shall cooperate to the extent necessary in order to resolve any such Tax Claims. All decisions relating to any Tax Claims shall require the approval of both parties. At such time as the Wometco Indemnitor has either paid the Section 5.09 Maximum Amount or has agreed to settle Tax Claims which will require payment of the Section 5.09 Maximum Amount by the Wometco Indemnitor, then the U S WEST Group shall have the sole and exclusive right to handle, dispose of, and/or settle any future Tax Claims related to any Wometco Group Tax Return. So long as the Wometco Indemnitor has not agreed in writing to settle a Tax Claim and a challenge of such Tax Claim can continue (by make any payment of such Tax Claim or consent to the assessment of any deficiency relating to such Tax Claim as long as such forbearance of payment of Tax or consent to assessment is permitted by law. If any dispute arises, other than a dispute over whether or not to settle a Tax Claim, over the handling, strategy or approach (e.g., proper forum) of any matter with respect to a Tax Claim and after reasonable efforts such dispute cannot be resolved on a joint basis by the U S WEST Group and the Wometco Indemnitor, then the matter shall be submitted to the Arbitrator. The decision by the Arbitrator shall be made based upon the assumption that the Wometco Group is a stand-alone group of entities unrelated to the U S WEST Group or the Wometco Indemnitor and in the manner most beneficial to the Wometco Group. All positions taken herein by both the U S WEST Group and the Wometco Indemnitor shall be in good faith and based upon treatment of such item in the best interests of the Wometco Group.

            (f)  GENERAL TERMS RELATING TO TAX INDEMNIFICATION.

                  (1) The U S WEST Group shall cooperate with the Wometco Indemnitor in connection with any Tax Claim. The U S WEST Group shall furnish the Wometco Indemnitor with all information, including, without limitation, any and all documents, that the Wometco Indemnitor may reasonably request in connection with any Tax Claim relating to any Wometco Group Tax Return for taxable periods ending on or prior to the Closing Date or for Straddle Periods, or to otherwise carry out the provisions of this Agreement. The U S WEST Group shall allow the Wometco Indemnitor, or any representative thereof, complete access during normal business hours to any and all records, files, receipts, books, accounts, documents, and other items the Wometco Indemnitor reasonably deems necessary or proper in connection with any Tax Claim, or to otherwise carry out the provisions of this Agreement.

                  (2) The Wometco Indemnitor shall cooperate with the U S WEST Group in filing any Current Wometco Return or in connection with any Tax Claim, the Wometco Indemnitor shall furnish the U S WEST Group with all information, including, without limitation, any and all documents, that the U S WEST Group may reasonably request to enable the U S WEST Group to file any Current Wometco Return, or in connection with a Tax Claim, or to otherwise carry out the provisions of this Agreement. The Wometco Indemnitor shall allow the U S WEST Group, or any representative thereof, complete access during normal business hours to any and all records, files, Group reasonably deems necessary or property to file properly any Current Wometco Return, or in connection with any Tax Claim, or to otherwise carry out the provisions of this Agreement.

                  (3) Any and all records, documents, returns, extensions, and amendments, including, without limitation, all original documents, relating to any Wometco Group Tax Return and all other items relating thereto shall be transferred to and/or retained by the U S WEST Group, provided, however, to the extent not transferred to the U S WEST Group, the Wometco Indemnitor shall provide the U S WEST Group complete access to such items as provided above. The Wometco Indemnitor shall have the right to review and copy such items at any time during normal business hours, provided that the Wometco Indemnitor pays all reasonable costs relating thereto.

                  (4) For the term of this indemnity, the U S WEST Group shall promptly notify (and such notice may be given telephonically, but any telephonic notice shall be promptly followed by written notice) the Wometco Indemnitor of any written notice that any applicable taxing authority has proposed a review of any Wometco Group Tax Return for taxable periods ending on or prior to the Closing Date or for Straddle Periods, and the U S WEST Group shall promptly send to the Wometco Indemnitor a copy of any written notices or documents received by the U S WEST Group from any taxing authority with respect to a Wometco Group Tax Return.

                  (5) If the U S WEST Group or any member thereof fails to cooperate with or to allow access to records to the Wometco Indemnitor as required hereunder or otherwise breaches any of its obligations hereunder, then any payments required to be made by the Wometco Indemnitor to the U S WEST Group for the applicable Tax Return or Tax Claim shall be reduced, and the rights of the U S WEST Group to indemnification from the Wometco Indemnitor hereunder shall be reduced, by an amount equal to the damages (including costs, expenses, and attorneys' fees) resulting solely from such failure, provided that the Wometco Indemnitor shall retain all rights to participate in the resolution of any such Tax Claims in accordance with this Agreement. Notwithstanding any other provision of this Agreement, if the U S WEST Group settles or approves any Tax Claim with any applicable Governmental Authority without the prior written Indemnitor shall have no liability with respect to such Tax Claim.

                  (6) The Wometco Indemnitor shall notify the U S WEST Group in writing, within thirty days of receipt of notice of any Tax Claim or any proposed adjustment or settlement thereof for any Wometco Group Tax Return if the Wometco Indemnitor wants to settle such Tax Claim as proposed by the applicable Governmental Authority. If the Wometco Indemnitor sends such notice of agreement to a settlement but the U S WEST Group does not want to settle, then with respect to the applicable Tax Claim, the liability of the Wometco Indemnitor shall be limited to the tax liability that would have been incurred had such Tax Claim been settled in the manner and at the time agreed upon by the Wometco Indemnitor.

                  (7) If amounts required to be paid under this Section 5.09 are not paid within ten (10) days of the date required herein, the unpaid balance shall bear interest at the applicable underpayment rate under Section 6621(a)(2) of the Code from the date required herein for payment until the actual date of payment.

                  (8) The U S WEST Group shall cause each member of its group to comply with or perform all of the terms, covenants and provisions of this Section 5.09 to be complied with or performed by each of them hereunder.

                  (9) The U S WEST Group shall not amend any Tax Return of the Wometco Group which could result in a tax liability that is indemnified by the Wometco Indemnitor hereunder without the prior written consent of the Wometco Indemnitor, provided, however, that the U S WEST Group can amend any Wometco Group Tax Return as long as U S WEST Group assumes and agrees to pay any and all tax liabilities arising from such amended Tax Return, including but not limited to any issues raised by the applicable Governmental Authority upon audit of any such amended Tax Return. The preceding sentence shall not apply (i) to the filing of a claim for refund arising from a loss of the Wometco Group for its taxable year ending on the Closing Date as reflected on the applicable Tax Return as originally filed, and (ii) to the filing of an amended return by the U S WEST Group to reflect the carryback of a loss or credit arising in a taxable period beginning on or after the Closing Date, provided that if as a result of such carryback or refund claim, the statute of limitations with respect to such Tax Return is extended by reason of the filing such Tax Return that first arises after the expiration of the statute of limitations without such extension shall be borne solely by the U S WEST Group and the Wometco Indemnitor shall have no liability with respect to such Tax Claim under this Section 5.09.

                  (10) Except as provided in the succeeding sentence, Tax refunds of any kind relating to any taxable period ending (or treated as ending) on or prior to the Closing Date shall inure to the benefit of the Wometco Indemnitor and the U S WEST Group shall pay the full amount of any such refund (including interest thereon), net of any tax liability related to the receipt of such refund, to the Wometco Indemnitor promptly upon receipt of such refund by the U S WEST Group. The U S WEST Group shall be entitled to (i) any Tax refunds resulting from the carryback of any loss or credit arising in a taxable period ending on the Closing Date or beginning on or after the Closing Date and (ii) all Tax refunds to which the Wometco Indemnitor is otherwise entitled in excess of $15,000,000 in the aggregate; provided, however, if any tax refund referred to in (iv) of the definition of Working Capital Assets actually received by the Wometco Group is greater or less than the amount originally determined under such definition, then the U S WEST Group (if such amount is greater) or the Wometco Indemnitor (if such amount is less) as the case may be shall pay such difference to the other party.

                  (11) U S WEST Group and the Wometco Indemnitor shall jointly appoint counsel for any Tax Claim, provided, however, if the parties are unable or unwilling to appoint one counsel to handle such Tax Claim each party shall be able to appoint their own counsel for such Tax Claim and each party shall pay all costs associated with counsel selected by such party.

            (g) EXPIRATION. The indemnity in this Section 5.09 shall expire upon the expiration of the applicable statute of limitations for all Tax Returns of the Wometco Group (or any member thereof) for taxable periods ending on or before or including the Closing Date; provided, however, that the indemnity in this Section 5.09 shall terminate in all events and for all Tax Returns upon payment by the Wometco Indemnitor of the Section 5.09 Maximum Amount. Notwithstanding the foregoing, at any time after three years from the date of filing of the Current Wometco Return for Federal income Taxes, at the request of the Wometco Indemnitor, U S WEST Group and the Wometco Indemnitor shall act in become due with respect to any Tax Return of the Wometco Group for a taxable period ending on or before or including the Closing Date for which the applicable statute of limitations had not yet expired by mutual agreement or by submitting such determination to the Arbitrator as provided below; provided, however, if the statute of limitations with respect to the Wometco Group Federal income tax return for the taxable period ending on the Closing Date has been extended with the written consent of the Wometco Indemnitor then any such request by the Wometco Indemnitor cannot be made until such statute of limitations, as extended, has expired or all Tax Claims with respect to such Tax Return have been settled or, with respect to the Wometco Indemnitor, have been deemed to have been settled pursuant to the last sentence of Section 5.09(f)(6) herein. In the event of a settlement or deemed settlement of such Tax claims, the present value of the tax liability under this Section 5.09(g) with respect to the federal income Tax Return of the Wometco Group for the taxable period ending on the Closing Date shall be the actual amount of such settlement or deemed settlement to the extent not previously paid by the Wometco Indemnitor. In determining whether the statute of limitations applicable for a particular taxable year has expired for purposes of calculating the present value of any tax liability, each statute of limitations shall be deemed to have expired three years after the date the applicable Tax Return in respect of such year was filed unless (i) such statute was extended by the mutual consent of the U S WEST Group and the Wometco Indemnitor, or (ii) there is a reasonable basis to conclude that a longer statute of limitations is applicable to such Tax Return for such taxable year. The value of any tax liability assigned to any Tax Return with respect to which the applicable statute of limitations has expired or deemed to have expired hereunder shall be zero for purposes of this

Section 5.09(g). If the U S WEST Group and the Wometco Indemnitor are unable to resolve such issue within 90 days, the matter shall be referred to the Arbitrator. Upon the determination of the present value of any such tax liability, the Wometco Indemnitor shall have the right to make the payment of the tax liability as so determined, and upon such payment by the Wometco Indemnitor to the U S WEST Group (or upon such determination if the present value of such tax liability is zero) the indemnity under this Section 5.09 shall terminate in all events and for all Tax Returns.

      5.10 CLOSING WITHOUT ALL CONSENTS. Wometco and U S WEST agree to take such steps and to enter into such agreements, including trust and/or management agreements, as the parties may mutually determine are reasonably appropriate in the requisite approval of all Franchising Authorities. Peachtree and Associates agree that in the event the Closing occurs without the requisite approval of all Franchising Authorities, they shall continue to cooperate with Wometco and U S WEST from and after the Closing and use their reasonable best efforts to assist Wometco and U S WEST in securing such requisite approvals.


      5.11 COMPLIANCE WITH MFJ. Each of U S WEST and Wometco shall use their respective reasonable best efforts and shall mutually cooperate in taking such reasonable actions as are necessary to ensure that the transactions contemplated hereby comply with the restrictions of the MFJ. Without limiting the generality of the foregoing, U S WEST, Acquisition Sub and Wometco agree as follows:

            (a) U S WEST and/or Acquisition Sub, as appropriate, shall, as soon as practicable after the date hereof, apply for an appropriate waiver under the MFJ to permit the indirect ownership by U S WEST and Acquisition Sub of the earth station licenses and related assets held by the Wometco Group; provided that if on the date notice of Closing hereunder is given pursuant to Section
2.03 hereof, such waiver has not been obtained, U S WEST shall designate a Person to whom the appropriate members of the Wometco Group shall assign such earth station licenses and related assets and Wometco shall cause such assignment to be made on or prior to the Closing Date. U S WEST and Wometco shall cooperate in giving appropriate notice to the FCC of such assignment. U S WEST shall have no claim hereunder, including any adjustments to Value Payable At Closing, against Wometco or the Wometco Indemnitee arising out of or relating to such assignment.

            (b) U S WEST and/or Acquisition Sub, as appropriate, as soon as practicable after the date hereof, may at its or their option apply for an appropriate waiver under the MFJ to permit the indirect ownership by U S WEST and Acquisition Sub of the SportSouth Interest held by Wometco. In addition, the parties will negotiate in good faith to take appropriate actions in respect of the SportSouth Interest, including the following:

                  (i) if requested by U S WEST, Wometco shall undertake prior to the Closing to obtain from all appropriate parties a waiver of any restrictions imposed upon Wometco pursuant to the documents relating to SportSouth Network, Ltd., respecting a transfer of the SportSouth Interest including, without limitation, any right of first refusal to allow an assignment, effective as of the Closing, of the SportSouth Interest to such Person(s) as U S WEST shall direct and an assignment by such Person(s) to Wometco of the SportSouth Interest following receipt of a waiver under the MFJ;

            to Closing (subject to compliance with any restrictions imposed upon it pursuant to the documents relating to SportSouth, Ltd., respecting a transfer of the SportSouth Interest including, without limitation, any right of first refusal to the extent not waived), to assign, effective as of the Closing, the SportSouth Interest to such Person(s) as U S WEST shall direct;

                  (iii) if immediately prior to the Closing, U S WEST and/or Acquisition Sub has not obtained the appropriate waiver under the MFJ, and the SportSouth Interest has not been sold or assigned by Wometco or is not to be sold or assigned at Closing, Wometco shall disclaim any interest in the SportSouth interest and shall quitclaim such SportSouth Interest back to SportSouth, Ltd;

                  (iv) if the waiver referred to in paragraph (i) above is not obtained and if U S WEST elects to cause Wometco to sell or assign the SportSouth Interest to a third party, such third party shall provide a bona fide offer to Wometco for the SportSouth Interest based upon a mutually agreed value for the SportSouth Interest and Wometco shall be permitted to sell its SportSouth Interest to the other partners of SportSouth, Ltd. pursuant to the provisions of the right of first refusal set forth in the SportSouth, Ltd. partnership agreement;

                  (v) notwithstanding anything in this Agreement to the contrary, U S WEST shall have no claim against Wometco or the Wometco Indemnitor arising out of any sale or assignment of the SportSouth Interest made in compliance with the provisions of this
            Section 5.11(b);

                  (vi) in the event of the initiation of the buy-sell procedure pursuant to Section 6.3 of the SportSouth partnership agreement, U S WEST and Wometco shall consult in good faith on the appropriate steps to be taken by Wometco under such circumstance and, if the parties conclude that Wometco should not purchase the interests of other partners in connection with such provision, Wometco shall be permitted to sell its SportSouth Interest in accordance therewith; and

                  (vii) U S WEST acknowledges the provisions relating to "change of control" in the SportSouth documents and agrees that it shall have no claim, including any adjustments to Value Payable At Closing, against Wometco or the Wometco Indemnitor arising out of or in connection therewith.

be permitted to continue the maintenance and repair, consistent with its past practices (not beyond original manufacturer's specifications), of converters used by the Wometco Group or designated for use in the operation of the CATV Business, but shall not engage in the enhancement beyond original manufacturer's specifications of converters.


      5.12 WOMETCO INDEMNITOR. (a) Prior to Closing, Associates may propose to U S WEST a Person or Persons to be substituted for it, or added in addition to it, as the Wometco Indemnitor hereunder. Approval of such substitution or addition shall be in the sole discretion of U S WEST and shall be subject to execution of such documents by such Person or Persons as U S WEST may reasonably request.

            (b) If Associates is the Wometco Indemnitor, it agrees that it shall maintain collateral, in the form of cash or cash equivalents, including a letter of credit in form and substance reasonably acceptable to U S WEST from a financial institution having at least $500,000,000 in capital (or marketable securities or other collateral as approved by U S WEST in its sole discretion) as follows:

                  (i)  in respect of indemnification obligations under Section
            7.02 hereof, for a period of one year after the Closing Date, collateral in the form of cash, cash-equivalents or letters of credit having a value of at least $20,000,000 and, in the case of collateral consisting of marketable securities or other collateral having a value agreed upon with U S WEST (which value shall be reduced from time to time by any payments under Section 7.02 hereof); provided that if on the date one year after the Closing Date valid claims for indemnification are pending, Associates shall maintain collateral in an amount (but not exceeding the amount specified in the first clause of this Section 5.12(b)(i)) equalling the amount of such pending claims until such claims are resolved; and

                  (ii)  in respect of indemnification obligations under Section
            5.09 hereof, for a period until the expiration of the indemnity provided for in Section 5.09, collateral in the case of cash, cash equivalents or letters of credit having a value of at least $15,000,000 and, in the case of collateral consisting of marketable securities or other collateral having a value agreed upon with U S WEST (which value shall be reduced from time to time by any payments under Section 5.09 hereof).

      If Associates is the Wometco Indemnitor, Associates shall at Closing grant to U S WEST a security interest in the collateral described above pursuant to


      5.13 PREPARATION OF RESTATED MARCH 31 WORKING CAPITAL STATEMENT. (a) Within thirty (30) days of the date hereof, Wometco shall prepare and deliver to U S WEST the Restated March 31 Working Capital Statement, which shall reflect Wometco's proposed adjustments with respect to any component of the original working capital statement (the "Adjustable Items") attached hereto as Exhibit
5.13 (the "Original Working Capital Statement") other than reserves or other similar discretionary items, which shall not be subject to such adjustment. Wometco shall assist U S WEST and U S WEST's independent auditors in their review of the Restated March 31 Working Capital Statement and the Original Working Capital Statement and in connection therewith shall provide U S WEST and U S WEST's independent auditors access at reasonable times to the personnel, properties, assets, books and records of CATV Systems, including all documents and work papers relating to the March 31 Balance Sheet, the Original Working Capital Statement and the Adjustable Items. U S WEST and U S WEST's independent auditors will be provided with reasonable access to the working papers of Wometco's independent auditors relating to the March 31 Balance Sheet and with reasonable access to U S WEST's independent auditors.

            (b) The Restated March 31 Working Capital Statement shall become final and binding upon the parties at the close of business on the thirtieth day following receipt thereof by U S WEST unless U S WEST shall give written notice of its disagreement with any of the Adjustable Items on the Original Working Capital Statement (whether or not adjusted by Wometco) and the Restated March 31 Working Capital Statement. Any such notice shall specify in reasonable detail the nature of any disagreement so asserted, accompanied by a calculation by U S WEST of its proposed modifications to the Adjustable Items. Both Wometco and U S WEST may propose additional modifications to any Adjustable Item at any time prior to the submission of any disputes with respect to such adjustments to an Arbitrator in accordance with clause (c) below.

            (c) Following the delivery of the notice described in Section 5.13(b), U S WEST and Wometco shall seek in good faith to resolve such disagreement. If no such resolution shall have been achieved by U S WEST and Wometco after fifteen (15) days, the parties shall submit to an Arbitrator (selected in the same manner set forth in Section 2.4(a)(iv)) for review and resolution of any and all matters which remain in dispute. Wometco shall submit to the Arbitrator the Restated March 31 Working Capital Statement and U S WEST shall submit its proposed modifications to the Adjustable Items. The Arbitrator shall, within 20 days of submission thereto, determine the amount of all dispute, and shall notify U S WEST and Wometco of such determination in writing. The fees and expenses of the Arbitrator shall be borne equally by U S WEST and Wometco.


                                  ARTICLE VI

                             CONDITIONS PRECEDENT


      6.01 CONDITIONS TO THE OBLIGATIONS OF U S WEST, ACQUISITION SUB AND WOMETCO TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction, at or before the Closing Date, of the following conditions, any or all of which may be waived in whole or in part by the party being benefited thereby, to the extent permitted by applicable law:

            (a) BLUE SKY LAWS. U S WEST shall have received all state securities or "blue-sky" permits and other authorizations necessary to issue the shares of U S WEST Common Stock comprising the Merger Consideration and to consummate the Merger.

            (b) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect.

            (c) HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

            (d) RECEIPT OF REQUIRED CONSENTS. All Required Consents (other than consents relating to Franchises) have been obtained. The aggregate number of Subscribers covered by (i) Franchises as to which consents for the consummation of the Merger have been obtained in accordance with the terms of
Section 5.03(f) and (ii) Franchises that do not require such consent, shall equal at least ninety percent (90%) of the total number of Subscribers as of June 30, 1994 based on Wometco's month-end billing report as of such date. The aggregate number of Franchises as to which consents for the consummation of the Merger have been obtained in accordance with the terms of Section 5.03(f) and Franchises that do not require such consent, shall equal at least eighty percent (80%) of the Franchises as of the date hereof.

            (e) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

            (f) NYSE LISTING. The shares of U S WEST Common Stock comprising the Merger Consideration issuable to the holders of Wometco Stock pursuant to this Agreement shall have been authorized for listing on the NYSE, subject only to official notice of issuance.


      6.02 CONDITIONS TO THE OBLIGATIONS OF U S WEST AND ACQUISITION SUB. The obligations of U S WEST and Acquisition Sub to effect the Merger shall be subject to satisfaction, at or before the Closing Date, of the following and Acquisition Sub, to the extent permitted by law:

            (a) ACCURACY OF REPRESENTATIONS. The representations and warranties of Wometco, Peachtree and the Wometco Indemnitor set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except (i) as a result of actions taken by any Person permitted by the terms of this Agreement; or (ii) insofar as any such representation or warranty relates to or is stated as of a specified earlier date, in which case such representation and warranty shall have been true and correct as of such date. U S WEST and Acquisition Sub shall have received a certificate dated as of the Closing Date, signed by an officer of Wometco certifying to the fulfillment of this condition.

            (b) PERFORMANCE OF AGREEMENTS. Wometco shall in all material respects have performed and complied with all covenants and agreements contained in this Agreement required to be performed and complied with by Wometco at or prior to the Closing Date. U S WEST and Acquisition Sub shall have received a certificate dated as of the Closing Date, signed by an officer of Wometco certifying to the fulfillment of this condition.

            (c) OPINIONS OF COUNSEL. U S WEST and Acquisition Sub shall have received the opinions of counsel to Wometco to be negotiated promptly after the date hereof and in form and substance reasonably satisfactory to U S WEST dated the Closing Date.

            (d) CLOSINGS UNDER ATLANTA CABLE AGREEMENT. A closing shall occur simultaneously with the Closing hereunder under that certain Asset Purchase Agreement of even date herewith among Georgia Cable Partners, Atlanta Cable Partners, L.P., U S WEST and U S WEST Multimedia Communications, Inc. (the "Atlanta Cable Agreement").

            (e) MFJ COMPLIANCE. On the Closing Date, the transactions contemplated hereby and by the Atlanta Cable Agreement shall comply with the restrictions of the MFJ.

            (f) MATERIAL ADVERSE CHANGE. Since the date of this Agreement, (i) except for matters relating to or affecting the cable television industry generally (including without limitation legislative, regulatory or litigation matters) and matters relating to or arising from local or national economic conditions (including financial and capital markets), there shall have been no Material Adverse Effect; and (ii) no proceeding of the type set forth in Section 7.02(b)(iv)(3) shall have been instituted or threatened by any Governmental Authority that may reasonably be expected to have a Material Adverse Effect.

            (g) LOCAL INTERCONNECT AND CAMA. Documents reasonably satisfactory to U S WEST shall have been delivered such that, as of the Closing Date, (i) any Wometco, Atlanta Cable Partners, L.P. or Georgia Cable Partners shall have been conveyed to either Wometco and/or Georgia Cable Partners and (ii) any partnership interests in CAMA held by persons other than Wometco shall have been conveyed to Wometco or a Wometco Subsidiary.

            (h) RELEASES UNDER EQUITY APPRECIATION RIGHTS PLANS. Wometco shall have received releases, in form and substance reasonably satisfactory to U S WEST, from participants under the Equity Appreciation Rights Plans entitled to receive, in the aggregate, at least 90 percent of the dollar amount of such payments.


      6.03 CONDITIONS TO THE OBLIGATIONS OF WOMETCO AND PEACHTREE. The obligations of Wometco and Peachtree to effect the Merger shall be subject to the satisfaction, at or before the Closing Date, of the following conditions, any or all of which may be waived in whole or in part by Wometco and Peachtree to the extent permitted by law:

            (a) ACCURACY OF REPRESENTATIONS. The representations and warranties of U S WEST and Acquisition Sub, respectively, set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except (i) a result of actions taken by any Person permitted by the terms of this Agreement; or (ii) insofar as any such representation or warranty relates to or is stated as of a specified earlier date in which event such representation and warranty shall have been true and correct as of such date. Wometco shall have received a certificate dated as of the Closing Date, signed by an officer of U S WEST and Acquisition Sub, respectively, certifying to the fulfillment of this condition.

            (b) PERFORMANCE OF AGREEMENTS. U S WEST and Acquisition Sub, respectively, shall in all material respects have performed and complied with all covenants and agreements contained in this Agreement required to be performed and complied with by U S WEST and Acquisition Sub, respectively, at or prior to the Closing Date. Wometco shall have received a certificate dated as of the Closing Date, signed by an officer of U S WEST and Acquisition Sub, respectively, certifying to the fulfillment of this condition.

            (c) OPINIONS OF COUNSEL. Wometco and Peachtree shall have received the opinions of counsel to U S WEST and Acquisition Sub to be negotiated promptly after the date hereof and in form and substance reasonably satisfactory to Wometco and Peachtree, dated the Closing Date.

            (d) CLOSINGS UNDER ATLANTA CABLE AGREEMENT. A closing shall occur simultaneously with the Closing hereunder, under the Atlanta Cable Agreement.


                                  ARTICLE VII

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION


agreements of Wometco, Peachtree, the Wometco Indemnitor, U S WEST and Acquisition Sub contained herein or in documents or instruments delivered pursuant hereto shall not be deemed waived or otherwise affected by any investigation made by any party hereto. Except where a longer period of survival or right to indemnity is otherwise provided for in this Agreement, each and every such representation, warranty, covenant or agreement contained herein or in any document or instrument delivered pursuant hereto shall survive the Closing for a period of one year after the Closing Date, but all claims made by virtue of such representations, warranties, covenants or agreements shall be made under and subject to the limitations set forth in this Article VII; provided that to the extent a claim for indemnification is presented within the time periods specified in this Agreement, the obligation to provide for indemnification shall survive until resolution of such claim. Notwithstanding the foregoing or anything to the contrary contained herein, including Section
7.02 below, any claim made in respect of a breach of the representations as to Taxes or otherwise relating to Taxes shall be governed solely by the provisions of Section 5.09 hereof.


      7.02 U S WEST RIGHT TO INDEMNIFICATION. (a) Subject to the limitations, conditions and provisions set forth in this Agreement, from and after Closing, the Wometco Indemnitor shall indemnify and hold harmless U S WEST and its officers, directors, shareholders, employees, agents or Affiliates (such Persons and U S WEST, individually, a "U S WEST Indemnitee" and collectively, the "U S WEST Indemnitees") from and against all demands, claims, actions, losses, damages, liabilities and out-of-pocket costs and expenses, including, without limitation, reasonable attorney's fees, incurred by the U S WEST Indemnitees based upon or arising from (i) a breach of any covenant, agreement, representation or warranty of Wometco, Peachtree or the Wometco Indemnitor contained in this Agreement or in any other document or instrument delivered pursuant hereto, (ii) a Lawsuit (as defined in Section 7.02(b)(iv)(3) below) of the type described in Section 7.02(b)(iv)(3) below or (iii) claims by, through or under Persons from whom a release of the type described in Section 6.02(h) was not delivered to U S WEST alleging a violation by any member of the Wometco Group of any obligation under an Equity Appreciation Rights Plan (collectively, "U S WEST Damages"). For purposes of determining the right of a U S WEST Indemnitee hereunder with respect to any representation and warranty in Article III that is qualified by reference to Material Adverse Effect, the U S WEST Indemnitees shall be entitled to indemnification hereunder if, without giving effect to the Material Adverse Effect qualification in such representation and

            (b) The right of the U S WEST Indemnitees to indemnity for U S WEST Damages shall be subject to all of the following limitations:

                  (i) Any claims for U S WEST Damages relating to a breach of the representation set forth in Section 3.13 or otherwise with respect to Taxes shall be governed exclusively by the provisions of Section 5.09 hereof.

                  (ii) No indemnification shall be required to be made under this Section 7.02 (other than in respect of indemnity under Section 7.02(a)(iii) above, as to which this limitation shall not apply) until the aggregate amount of U S WEST Damages (together with claims hereunder and under Sections 8.2(a) and 8.3(a) of the Atlanta Cable Agreement) exceeds $2,000,000 (the "Basket"), provided that once such amount is exceeded the U S WEST Indemnitees shall be entitled to the full amount of the U S WEST Damages, without regard to the amount of the Basket, subject to Section 7.02(b)(iv).

                  (iii) U S WEST Indemnitees shall be entitled to indemnity only for those U S WEST Damages as to which U S WEST has given the Wometco Indemnitor written notice thereof within one year after the Closing Date except for U S WEST Damages arising under Section 7.02(a)(iii) above, which shall survive for the duration of the applicable statute of limitations. Any written notice delivered by U S WEST to the Wometco Indemnitor pursuant to this subparagraph (iii) shall set forth with specificity the basis of the claim for U S WEST Damages and a reasonable estimate of the amount thereof.

                  (iv) The following provisions shall apply to claims for U S WEST Damages:

                  (1) In no event shall the right of the U S WEST Indemnitees to indemnity for U S WEST Damages pursuant to this Section 7.02 exceed the amounts specified in this Section 7.02(b)(iv);

                  (2)  The U S WEST Indemnitees' right to indemnity under this
            Section 7.02 and under Sections 8.2 or 8.3 of the Atlanta Cable Agreement shall in no event exceed $15,000,000 in the aggregate, except for U S WEST Damages arising under Section 7.02(a)(iii) above which shall not be subject to any limitations contained in this
            Section 7.02(b)(iv), and except as specified in Section 7.02(b)(iv)(3) below. Without limiting the generality of the foregoing, the U S WEST Indemnitees understand and agree that to the extent any payment for indemnity is made under Sections 8.2 or 8.3 of the Atlanta Cable Agreement, the amount available for indemnity hereunder shall be reduced by a corresponding amount;

                  (3) To the extent any lawsuits or administrative proceedings applicable Georgia law within one year of the Closing Date alleging a violation of Georgia law arising from the offering prior to the date hereof by the Wometco Group of certain of its CATV services on an "a la carte" basis, the U S WEST Indemnitees shall also have a right to indemnity in respect of such lawsuits, but such right to indemnity with respect to such lawsuits and any Lawsuits brought with respect to the Sellers under the Atlanta Cable Agreement relating to the same subject matter shall in no event exceed $5,000,000 in the aggregate for all such Lawsuits (plus any amounts available under Section 7.02(b)(iv)(2) which have not previously been claimed or paid); provided that any payment for indemnity pursuant to this Section 7.02(b)(iv)(3) shall be deducted first from the $5,000,0000 amount referred to in this Section 7.02(b)(iv)(3) and only after such amount has been reduced to $0 shall payments be made pursuant to Section 7.02(b)(iv)(2); and provided further that nothing herein shall entitle or be construed to entitle any U S WEST Indemnitee to indemnity for any claims made under or arising from the provisions of the Cable Act or any FCC Rules and Regulations or state or local rules promulgated thereunder or in connection therewith.

                  (v) Notwithstanding anything to the contrary contained herein, no U S WEST Indemnitee shall have any claim for indemnification or otherwise against the Wometco Indemnitor or any Stockholder, nor any of their Affiliates or any direct or indirect partner, shareholder, director, officer, employee, agent or Affiliate of any member of the Wometco Group (the foregoing, individually a "Wometco Party" and collectively, the "Wometco Parties"), arising out of the consummation of the transactions contemplated hereby without having received all necessary consents of any Person, including any Governmental Authority.

                  (vi) Anything in this Agreement or applicable law to the contrary notwithstanding, it is understood and agreed by U S WEST (on its behalf and on behalf of all U S WEST Indemnitees) that, other than with respect to the Wometco Indemnitor (but not including its direct or indirect partners, officers, directors, employees, agents or Affiliates) as expressly provided for in this
Section 7.02, none of the Wometco Parties shall have any obligation or liability to any U S WEST Indemnitee, and U S WEST (on its behalf and on behalf of all U S WEST Indemnitees) hereby waives and releases, and shall have no recourse against, any Wometco Party as a result of the breach of any representation, warranty, covenant or agreement of any Wometco Party contained contemplated hereby or the operations of the CATV Systems, other than for fraud, it being understood that the remedies provided for in this Section 7.02 shall be the sole and exclusive remedy for any such claims by any U S WEST Indemnitee for any such matters, whether such claims are framed in contract, tort or otherwise.

            (c) CONDITIONS OF INDEMNIFICATION. The right of the U S WEST Indemnitees to indemnity under Section 7.02 hereof with respect to claims for U S WEST Damages ("U S WEST Claims"), shall be subject to the following terms and conditions:

                  (i) U S WEST will give the Wometco Indemnitor notice of any U S WEST Claim promptly (and, in any event, within thirty (30) days) after receiving notice, or becoming aware, thereof.

                  (ii) After the Wometco Indemnitor receives notice of a U S WEST Claim which relates to an assertion of liability by a third party other than U S WEST or related to U S WEST, the Wometco Indemnitor shall have the sole and exclusive right to defend any such claim and to control negotiations toward resolution of such claim, and, if litigation ensues, to defend the same with counsel chosen by the Wometco Indemnitor at the Wometco Indemnitor's expense, and U S WEST shall extend reasonable cooperation in connection with such defense. U S WEST Indemnitees shall have the right to employ their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the U S WEST Indemnitees unless the Wometco Indemnitor shall not have promptly employed counsel to take charge of the defense of such action. The Wometco Indemnitor shall have the right, in its sole discretion, to settle any claim for which indemnification has been sought and is available hereunder; provided, however, that neither the Wometco Indemnitor on the one hand nor the U S WEST Indemnitees on the other hand, shall settle, compromise or make any disposition of any third-party claim subject to the indemnity hereunder which would or may result in liability to or impose any obligation upon the other party (or parties affiliated or related to it) without the written consent of the other party.

                  (iii) Notwithstanding anything in subparagraphs (i) and (ii) of this Section 7.02(c) to the contrary, a failure by any party to meet the time limits prescribed in such subparagraphs shall not affect the rights provided to the parties in this Agreement, unless and only to the extent that the rights of the party not required to meet such time limits are materially and adversely affected by the failure to comply with such time limit.

            (d) Notwithstanding anything herein to the contrary, any payment of a U S WEST claim hereunder for indemnification by the Wometco Indemnitor will not give rise to any claim by the Wometco Indemnitor against Wometco.


conditions and provisions set forth in this Agreement, U S WEST hereby agrees to indemnify, defend and hold Peachtree, each other Stockholder and their respective direct and indirect partners, officers, directors, shareholders, employees, agents and Affiliates (such parties individually, a "Wometco Indemnitee" and collectively, the "Wometco Indemnitees") against all demands, claims, actions, losses, damages, liabilities and out-of-pocket costs and expenses, including, without limitation, reasonable attorney's fees, incurred by the Wometco Indemnitees based upon or arising from a breach of any covenant, agreement, representation or warranty of U S WEST or Acquisition Sub contained in this Agreement or any other document or instrument delivered pursuant hereto (collectively, "Wometco Damages"). For purposes of determining the right of a Wometco Indemnitee hereunder with respect to any representation and warranty in
Article IV that is qualified by reference to a material adverse effect on U S WEST and/or its Subsidiaries, the Wometco Indemnitees shall be entitled to indemnification hereunder if, without giving effect to such material adverse effect qualification in such representation and warranty, such representation and warranty has been breached.

            (b) The right of the Wometco Indemnitees to indemnity for Wometco Damages made under this Section 7.03 shall be subject to all of the following limitations:

                  (i) No indemnification shall be required to be made under this Section 7.03 (other than with respect to Section 4.10, as to which this limitation shall not apply) until the aggregate amount of Wometco Damages (together with claims hereunder and under Section 8.4(a) of the Atlanta Cable Agreement) exceeds $2,000,000 (the "Basket"), provided that once such amount is exceeded the Wometco Indemnitees shall be entitled to the full amount of Wometco Damages in respect thereof without regard to the amount of the Basket, subject to Section 7.03(b)(iii).

                  (ii) Wometco Indemnitees shall be entitled to indemnity (other than with respect to Sections 4.10 and 5.03(a) as to which this limitation shall not apply only as to which the Wometco Indemnitees have given U S WEST written notice thereof within one year after the Closing Date; provided that with respect to indemnification claims based on a breach of Section 4.10, notice must be given within the applicable statute of limitations. Any written notice delivered by the Wometco Indemnitees to U S WEST pursuant to this subparagraph (ii) shall set forth with specificity the basis of the claim for Wometco Damages and a reasonable estimate of the amount thereof.

                  (iii) In no event shall the right of the Wometco Indemnitees to indemnity for Wometco Damages (other than with respect to Section 4.10, as to Atlanta Cable Agreement exceed $15,000,000 in the aggregate. Without limiting the generality of the foregoing, the Wometco Indemnitees understand and agree that to the extent any payment for indemnity is made under Section 8.4 of the Atlanta Cable Agreement, the amount available for indemnity hereunder shall be reduced by a corresponding amount.

                  (iv) Notwithstanding anything to the contrary contained herein, no Wometco Indemnitee shall have any claim for indemnification or otherwise against U S WEST nor any of its Affiliates or any shareholder, director, officer, employee or agent thereof, arising out of the consummation of the transactions contemplated hereby without having received all necessary consents of any Person, including any Governmental Authority.

                  (v) Anything in this Agreement or applicable law to the contrary notwithstanding, it is understood and agreed by the Wometco Parties that, other than with respect to U S WEST (but not including its officers, directors, employees, agents or Affiliates) as expressly provided for in this
Section 7.03, U S WEST shall not have any obligation or liability to any Wometco Indemnitee and the Wometco Parties hereby waive and release, and shall have no recourse against, U S WEST, or any of its Affiliates or any shareholder, director, officer, employee or agent thereof as a result of the breach of any representation, warranty, covenant or agreement of U S WEST or Acquisition Sub contained herein or otherwise arising out of or in connection with the transaction contemplated hereby, other than for fraud, it being understood that the remedies provided for in this Section 7.03 shall be the sole and exclusive remedy for any such claims by any U S WEST Indemnitee for any such matters, whether such claims are framed in contract, tort or otherwise.

                  (vi) Notwithstanding anything to the contrary provided for herein, at such time as the Wometco Indemnitor first has the right to request a resolution of its indemnification obligations pursuant to Section 5.09(g) herein, the U S WEST Group has the right to request that the Wometco Indemnitor and the U S WEST Group act in good faith to determine the present value of any indemnification obligations of the U S WEST Group in respect of the representations of the U S WEST Group in Section 4.10 hereof. If the U S WEST Group and the Wometco Indemnitor are unable to resolve such issue within 90 days, the matter shall be referred to the Arbitrator. Upon the determination of the present value of any such indemnification obligations, the U S WEST Group shall have the right to make the payment of the indemnification obligations as so determined, and upon such payment by the U S WEST Group to Peachtree (or upon such determination if the present value of such indemnification obligations is respect to the representations of the U S WEST Group in Section 4.10 herein.


            (c) CONDITIONS OF INDEMNIFICATION. The obligations and liabilities of U S WEST under Section 7.03(a) hereof with respect to claims for Wometco Damages ("Wometco Claims"), shall be subject to the following terms and conditions:

                  (i) Peachtree will give U S WEST notice of any Wometco Claim promptly and in any event within thirty (30) days after receiving notice, or becoming aware, thereof.

                  (ii) After U S WEST receives notice of a Wometco Claim which relates to an assertion of liability by a third party other than a Wometco Indemnitee or related to a Wometco Indemnitee, U S WEST shall have the sole and exclusive right to defend and to control negotiations toward resolution of such claim and, if litigation ensues, to defend the same with counsel chosen by U S WEST, at U S WEST's expense, and the Wometco Indemnitees shall extend reasonable cooperation in connection with such defense. Wometco Indemnitee shall have the right to employ their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Wometco Indemnitees unless U S WEST shall not have promptly employed counsel to take charge of the defense of such action. U S WEST shall have the right, in its sole discretion, to settle any claim for which indemnification has been sought and is available hereunder; provided, however, that neither U S WEST, on the one hand nor the Wometco Indemnitee on the other hand shall settle, compromise or make any disposition of any third-party claim subject to the indemnity hereunder which would or may result in liability to or impose any obligation upon the other party (or parties affiliated or related to it) without the written consent of the other party.

                  (iii) Notwithstanding anything in subparagraphs (i) and (ii) of this Section 7.03(c), to the contrary, a failure by any party to meet the time limits prescribed in such subparagraphs shall not affect the rights provided to the parties in this Agreement, unless and only to the extent that the rights of the party not required to meet such time limits are materially and adversely affected by the failure to comply with such time limit.


                                 ARTICLE VIII

                                  TERMINATION


      8.01 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

            (a)  by the mutual written consent of Wometco and U S WEST;

            (b) by either Wometco or U S WEST (if the terminating party is not in breach or default of its covenants, agreements or obligations hereunder) if the Closing has not taken place on or before April 15, 1995, provided, however, the condition set forth in Section 6.02(e) is not satisfied by such date, this Agreement may be extended by written notice of Wometco to a date not later than July 15, 1995; or (2) April 15, 1995 because the conditions set forth on Section 6.01(d) has not been satisfied by such date, this Agreement may be extended by written notice of U S WEST to a date not later than July 15, 1995;

            (c) by U S WEST, if any of the conditions to the obligations of U S WEST and Acquisition Sub set forth in Section 6.01 and 6.02 shall not have been satisfied or waived by the date scheduled for the Closing under Section 2.03, unless satisfaction has been frustrated or made impossible by an act or failure to act of U S WEST or Acquisition Sub in breach or violation of their covenants, agreements or obligations hereunder; or

            (d) by Wometco, if the conditions to the obligations of Wometco and Peachtree set forth in Section 6.01 and 6.03 shall not have been satisfied or waived by the date scheduled for the Closing under Section 2.03, unless satisfaction has been frustrated or made impossible by an act or failure to act of Wometco or Peachtree in breach or violation of their covenants, agreements or obligations hereunder.

      Notwithstanding the foregoing or anything contained herein to the contrary, if on April 15, 1995 or July 15, 1995, as applicable, the Closing has not occurred solely because any required notice period for Closing has not lapsed, such date shall be extended until the lapse of such notice period.


      8.02 EFFECT OF TERMINATION. In the event this Agreement is terminated pursuant to Section 8.01, all further obligations of the parties hereunder shall terminate except that the obligations set forth in Sections 5.03(a) and (b) and Sections 9.01 and 9.02 shall survive; provided that, notwithstanding anything to the contrary contained in this Agreement, if this Agreement is so terminated by a party because either one or more of the conditions to such party's obligations hereunder is not satisfied or the Agreement is otherwise not consummated, in either case as a result of the other party's breach or failure to comply with its covenants, agreements or obligations under this Agreement, the terminating party's right to pursue all legal remedies for breach of contract or otherwise, including without limitation, damages relating thereto, shall also survive such termination unimpaired. Without limiting the foregoing, neither Wometco or Peachtree, on the one hand, nor U S WEST or Acquisition Sub, on the other hand, may rely on the failure of any condition precedent set forth in Article VI to be satisfied if such failure was caused by such party's (or parties') failure to act in good faith or to perform its obligations in accordance with the terms of


                                  ARTICLE IX

                                 MISCELLANEOUS


      9.01 EXPENSES. Except as otherwise specified herein, each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.


      9.02 LEGAL COSTS. If any legal action or proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.


      9.03 AMENDMENTS; WAIVERS. This Agreement cannot be changed or terminated orally and no waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent. No waiver of any term or provision hereof shall be construed as a further or continuing waiver of such term or provision or any other term or provision. Any condition to the performance of any party hereto which may legally be waived at or prior to the Closing may be waived in writing at any time by the party or parties entitled to the benefit thereof.


      9.04 ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties and supersedes any and all prior agreements, memoranda, arrangements and understandings relating to the subject matter hereof. Except for any instrument executed in connection herewith making specific reference to this

Agreement, no representation, warranty, promise, inducement or statement of intention has been made by any party which is not contained in this Agreement, and no party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not contained herein.


      9.05 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement may not be assigned by any party without the prior written consent of the other parties hereto. Nothing in this Agreement, express or implied is intended to confer upon any Person, other than the parties hereto any right or remedies of any nature whatsoever or by reason of this Agreement, except for Sections 7.01, 7.02, 7.03 and 9.10 (which are intended to be for the benefit of the Persons provided for therein, and may be enforced by such Persons).


      9.06 CONSTRUCTION; COUNTERPARTS. The Article and Section headings of hereof and do not in any way modify, interpret or construe the intentions of the parties. The figures included in this Agreement setting thresholds and maximums for the indemnification rights provided for herein were negotiated by the parties hereto for the purpose of specifically defining the rights and obligations of the parties with respect to such matters and are not intended to constitute and shall not be construed to constitute, a standard for defining the phrases "in all material respects," "Material Adverse Effect" or similar phrasings used in this Agreement. This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument.


      9.07 NOTICES. All notices and communications hereunder shall be in writing and shall be deemed given to a party when delivered personally upon a receipt of a transmittal confirmation if sent by telecopy or like transmission and on the next Business Day when sent by Federal Express, Express Mail or similar overnight courier service to the parties addressed as follows:

      If to U S WEST:         U S WEST, Inc.
                              7800 East Orchard Road
                              Englewood, Colorado  80111
                              Attention:  Associate General Counsel
                                - Corporate and Commercial Law
                              Telephone:  (303) 793-6500
                              Facsimile:  (303) 793-6303

      With a copy to:         Weil Gotshal & Manges
                              767 Fifth Avenue
                              New York, New York  10153
                              Attention:  Dennis J. Block, Esq.
                              Telephone:  (212) 310-8000
                              Facsimile:  (212) 310-8007

      If to Wometco,          c/o Peachtree Cable Holdings, Ltd.
      Peachtree or            201 Main Street
      Associates:             Fort Worth, Texas  76102
                              Attention:  Mr. J. Taylor Crandall
                              Telephone:  (817) 390-8507
                              Facsimile:  (817) 338-2064

      With copies to:         Kelly, Hart & Hallman
                              201 Main Street
                              Suite 2500
                              Fort Worth, Texas 76102
                              Attention:  Kevin G. Levy, Esq.
                              Telephone:  (817) 332-2500
                              Facsimile:  (817) 878-9285

                                    and

                              Dow, Lohnes & Albertson
                              1255 Twenty-Third Street, N.W.
                              Washington, D.C.  20037
                              Attention:  John T. Byrnes, Esq.
                              Telephone:  (202) 857-2500


Any party may change its address for the purpose of notice by giving notice in accordance with the provisions of this Section 9.07.


      9.08 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF GEORGIA; PROVIDED THAT MATTERS OF CORPORATE LAW RELATING TO THE MERGER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.


      9.09 FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, each of the parties hereto will use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated under this Agreement.


      9.10 PERSONAL LIABILITY. Except with respect to the parties hereto to the extent and only to the extent expressly provided for herein, this Agreement shall not create or be deemed to create or permit any personal right, liability or obligation on the part of any direct or indirect stockholder of any party hereto or any officer, director, employee, agent, representative of any party hereto.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                              U S WEST, INC.


                              By:    /s/ Thomas E. Pardun
                                     -----------------------------------
                              Name:  Thomas E. Pardun
                              Title: Authorized Representative


                              MULTIMEDIA CABLE, INC.


                              By:    /s/ Thomas E. Pardun
                                     -----------------------------------
                              Name:  Thomas E. Pardun
                              Title: President


                              WOMETCO CABLE CORP.


                              By:    /s/ Victor S. Falk
                                     -----------------------------------
                              Name:  Victor S. Falk
                              Title: Vice President


                              PEACHTREE CABLE HOLDINGS, LTD.

                              By: Peachtree Investors Limited Partnership, General Partner

                              By: Peachtree Cable Associates, Ltd., General Partner

                              By:   Group Management, Inc., Manager and a
                                    General Partner


                              By:    /s/ W. Robert Cotham
                                     -----------------------------------
                              Name:  W. Robert Cotham

                              PEACHTREE CABLE ASSOCIATES, LTD.

                              By:    Group Management, Inc., Manager and a
                                     General Partner


                              By:    /s/ W. Robert Cotham
                                     -----------------------------------
                              Name:  W. Robert Cotham
                              Title: Vice President

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The By-laws of U S WEST provide for the indemnification of directors and officers to the extent permissible under applicable law. Sections 7-109-101 through 7-109-110 of the Colorado Business Corporation Act (the "CBCA") specify the circumstances under which a corporation may indemnify its directors, officers, employees, fiduciaries or agents. For acts done in a person's "official capacity," the CBCA generally requires that an act be done in good faith and in a manner reasonably believed to be in the best interests of the corporation. In all other civil cases, the person must have acted in good faith and in a way that was not opposed to the corporation's best interests. In criminal actions or proceedings, the CBCA imposes an additional requirement that the actor had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the corporation, or charging a person with the improper receipt of a personal benefit, no indemnification, can be made, except that in a proceeding by or in the right of the corporation, indemnification for reasonable expenses incurred in connection with such proceeding is permitted. Indemnification is mandatory when any director or officer is wholly successful, on the merits or otherwise, in defending any civil or criminal proceeding.

      The directors and officers of U S WEST are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), which might be incurred by them in such capacities and against which they cannot be indemnified by U S WEST.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      (a) EXHIBITS

      Exhibits identified in parentheses below are on file with the SEC and are incorporated herein by reference to such previous filings. All other exhibits are provided as part of this electronic transmission.

       2   - Agreement and Plan of Merger, dated as of July 15, 1994, among U S
             WEST, Inc., Multimedia Cable, Inc., Wometco Cable Corp., Peachtree Cable Holdings, Ltd. and Peachtree Cable Associates, Ltd. (Annex A to the Prospectus included in this Registration Statement).

             1983 (Exhibit 3a to Registration Statement No. 2-87861).

     (3-B) - Articles of Amendment to the Articles of Incorporation of U S WEST,
             Inc. dated June 6, 1988 (Exhibit 3b to Form 10-K, date of report March 29, 1989, File No. 1-8611).

     (3-C) - Articles of Amendment to the Articles of Incorporation of U S WEST,
             Inc. dated May 3, 1991 (Exhibit 3c to Form SE filed on March 5, 1992, File No. 1-8611).

      3-D  - Bylaws of U S WEST, Inc. as amended August 5, 1994.

     (4-A) - Rights Agreement dated as of April 7, 1989 between American
             Transtech Inc., as Rights Agent (Exhibit 4d to Form SE filed on April 11, 1990, File No. 1-8611).

     (4-B) - Agreement for Appointment and Acceptance of Appointment as
             Successor Rights Agent dated July 15, 1992 between U S WEST, Inc.
             and State Street Bank and Trust Company (Exhibit   4-F to
             Registration Statement No. 33-50047)

       5   - Opinion of Stephen E. Brilz regarding the legality of the securities being registered.

       8   - Opinion of Kelly, Hart & Hallman, P.C. regarding certain federal income tax consequences.

     (12) - Computation of Ratio of Earnings to Fixed Charges of U S WEST, Inc. (Exhibit 12 to Form 10-Q for quarter ending June 30, 1993 File No. 1-8611).

      23-A - Consent of Coopers & Lybrand.

      23-B - Consent of KPMG Peat Marwick LLP

      23-C - Consent of Stephen E. Brilz is contained in the opinion of counsel filed as Exhibit 5.

      23-D - Consent of Kelly, Hart & Hallman, P.C. is contained in the opinion of counsel filed as Exhibit 8.

       24  - Powers of Attorney.

      (b) Financial Statement Schedules

      Schedule I - Marketable Securities - Other Security Investments
      Schedule II - Amounts Receivable from Related Parties
      Schedule V   - Property, Plant and Equipment
      Schedule VI -  Accumulated Depreciation of Property, Plant and Equipment
      Schedule VIII - Valuation and Qualifying Accounts
      Schedule X - Supplementary Statement of Operations Information

ITEM 22.  UNDERTAKINGS.

  U S WEST hereby undertakes

      (1) That, for purposes of determining any liability under the Securities Act, each filing of U S WEST's Annual Report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such thereof.

      (2) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

      (3) That every prospectus: (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of U S WEST pursuant to the provisions referred to in Item 15 (other than the insurance policies referred to therein), or otherwise, U S WEST has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by U S WEST of expenses incurred or paid by a director, officer or controlling person of U S WEST in the successful defense of any action, suit or proceeding) is asserted against U S WEST by such director, officer or controlling person in connection with the securities being been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, U S WEST, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 30th day of August, 1994.

                                          U S WEST, Inc.


                                    By /S/      STEPHEN E. BRILZ
                                       ---------------------------
                                                Stephen E. Brilz
                                                Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

PRINCIPAL EXECUTIVE OFFICER:

  RICHARD D. McCORMICK*   Chairman of the Board,
                           President and Chief Executive
                           Officer

PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:

  JAMES M. OSTERHOFF*     Executive Vice President and
                           Chief Financial Officer

DIRECTORS:

  RICHARD B. CHENEY*
  REMEDIOS DIAZ-OLIVER*
  GRANT A. DOVE*
  MARY M. GATES*
  ALLAN D. GILMOUR*
  PIERSON M. GRIEVE*
  ALLEN F. JACOBSON*
  RICHARD D. MCCORMICK*
  GLEN L. RYLAND*
  JERRY O. WILLIAMS*
  DANIEL YANKELOVICH*
  MARILYN CARLSON NELSON*
  FRANK POPOFF*
  SHIRLEY M. HUFSTEDLER*


  *By /S/   STEPHEN E. BRILZ
      -----------------------
           Stephen E. Brilz
           Attorney-in-Fact


Dated:  August 30, 1994

WOMETCO CABLE CORP. AND SUBSIDIARIES
SCHEDULE I -- MARKETABLE SECURITIES --
OTHER SECURITY INVESTMENTS
DECEMBER 31, 1993
(Dollars In Thousands)




                                                     Market Value    Amount at
                          No. of Shares/    Cost     of Each Issue  Which Shown
Name of Issuer and        Units/Principal  of Each    at Balance      in the
Title of Each Issue           Amount        Issue     Sheet Date     Bal. Sheet
- - - - - -------------------       ---------------  -------   ------------   -----------

Securities issued by:
 Repurchase agreements
 Collateralized by U.S.
 government
 securities (A)                     1,286   $1,286         $1,286        $1,286



(A)  Represent overnight investments, included in cash equivalents.


WOMETCO CABLE CORP. AND SUBSIDIARIES
SCHEDULE I -- MARKETABLE SECURITIES --
OTHER SECURITY INVESTMENTS
DECEMBER 31, 1992
(Dollars In Thousands)



                                                     Market Value    Amount at
                          No. of Shares/    Cost     of Each Issue  Which Shown
Name of Issuer and        Units/Principal  of Each    at Balance      in the
Title of Each Issue          Amount         Issue    Sheet Date      Bal. Sheet
- - - - - ----------------------    ---------------  -------   -------------  -----------
Securities issued by:
 Repurchase agreements
 Collateralized by U.S.
 government
 securities (A)                     1,711   $1,711          $1,711       $1,711
                          ---------------   ------   -------------   ----------

 QVC Network, Inc. (B)              5.747       92             223           92
                          ---------------   ------   -------------   ----------


(A)  Represent overnight investments, included in cash equivalents.

(B)  Included in other assets caption of balance sheet.


WOMETCO CABLE CORP. AND SUBSIDIARIES
SCHEDULE II -- AMOUNTS RECEIVABLE FROM RELATED PARTIES
DECEMBER 31, 1993, 1992 AND 1991




                                                                                Deductions
                                             Balance at                         ----------                     Balance
                                             Beginning                     Amounts      Amounts                 at End
       Name of debtor                         of Year      Additions      Collected     Written Off            of Year
       --------------                        -----------   ---------      ---------     -----------            -------
          1993
          ----

          Receivable from:
          Peachtree Holdings Limited
          Partnership ("Peachtree") (A)           $6,158     $12,119        $14,235               -              $4,042
          Local Interconnect, L.P. (B)                75         384              -               -                 459
          Georgia Cable Holdings Limited
          Partnership (C)                             81       4,098          3,839               -                 340

          1992
          ----

          Receivable from:
          Peachtree Holdings Limited
          Partnership ("Peachtree") (A)           $4,406     $13,928        $12,176               -              $6,158


          Georgia Cable Holdings Limited
          Partnership (C)                            315       2,711          2,945               -                  81



          1991
          -----

          Receivable from:
          Peachtree Holdings Limited
          Partnership ("Peachtree") (A)           $  490     $ 7,211        $ 3,295               -              $4,406

          Georgia Cable Holdings Limited
          Partnership (C)                              0       1,028            713               -                 315


(A) These are principally interest bearing notes receivable as a result of advances in 1993 and 1992. The average interest rate on these advances was 8% in 1993 and 1992 and 10% in 1991. These notes are repaid through quarterly dividends to Peachtree and are presented in the Stockholders' Equity Section of the condensed consolidated balance sheet.

(B) Advances in the form of non interest bearing accounts receivable; included in Other Assets caption on balance sheet.

(C) Open receivables for advances made during ordinary course of business. These are non interest bearing and are normally repaid during the following month; included in Other Assets caption on balance sheet.


WOMETCO CABLE CORP. AND SUBSIDIARIES
SCHEDULE V - PROPERTY, PLANT AND EQUIPMENT (A)
DECEMBER 31, 1993, 1992 AND 1991
(Dollars in thousands)


                                      Balance at                         Retire-                       Balance at
                                      beginning       Additions          ments                            end
Classification                         of year         at cost         or sales         Other           of year
- - - - - --------------                         -------        --------         --------         -----           -------
    1993
    ----
Land                                      $392                                                            $392
Building and leasehold improvements      1,097              83                                           1,180
Reception and distribution systems     109,157          10,622            (600)        25,821          145,000
Transportation equipment                 2,525             460            (226)           164            2,923
Other                                    1,643             426                                           2,069
Construction in progress (B)             1,711            (113)(C)                                       1,598
                                      --------        --------          -------      --------         --------
                                      --------        --------          -------      --------         --------
                                      --------        --------          -------      --------         --------
                                                                                       (E)

    1992
    ----
Land                                      $392              $0                                            $392
Building and leasehold improvements        953             144                                           1,097
Reception and distribution systems      99,866           9,291                                         109,157
Transportation equipment                 2,365             247             (87)                          2,525
Other                                    1,309             334                                           1,643
Construction in progress (B)             1,865            (154)(C)                                       1,711
                                      --------        --------          -------      --------         --------
                                      $106,750          $9,862            ($87)            $0         $116,525
                                      --------        --------          -------      --------         --------
                                      --------        --------          --------     --------         --------
                                                        (D)
    1991
    ----
Land                                      $392              $0                                            $392
Building and leasehold improvements      1,046              71            (164)                            953
Reception and distribution systems     108,340          12,885         (21,359)                         99,866
Transportation equipment                 2,400             138            (173)                          2,365
Other                                      975             542            (208)                          1,309
Construction in progress (B)             1,847             (18)(C)                                       1,865
                                      --------        --------          -------      --------         --------
                                      $115,000         $13,654         ($21,904)           $0         $106,750
                                      --------        --------          -------      --------         --------
                                      --------        --------          -------      --------         --------
                                                         (D)              (F)


(A)  See Notes 2 and 3 to consolidated financial statements.

(B)  Construction in progress includes inventories of construction materials.

(C)  Net of transfers to other classifications above.


(E) Consists of adjustments for prior business combinations as a result of the adoption of FASB 109 as of January 1, 1993.

(F)  Principally retirement due to fully depreciated assets.



WOMETCO CABLE CORP. AND SUBSIDIARIES
SCHEDULE VI - ACCUMULATED DEPRECIATION OF PROPERTY, PLANT AND EQUIPMENT (A) DECEMBER 31, 1993, 1992 AND 1991
(Dollars in thousands)

                                      Balance at                         Retire-                       Balance at
                                      beginning       Additions          ments                            end
Classification                         of year         at cost         or sales         Other           of year
- - - - - --------------                         -------        --------         --------         -----           -------

    1993
    ----
Building and leasehold improvements        539             127                                             666
Reception and distribution systems      27,435          13,115            (319)        12,440           52,671
Transportation equipment                 2,375             447             (226)          163            2,759
Other                                      896             367                                           1,263
                                                                                                             0
                                      --------        --------          -------      --------         --------
                                       $31,245         $14,056            ($545)      $12,603          $57,359
                                      --------        --------          -------      --------         --------
                                      --------        --------          -------      --------         --------
                                                                                       (B)
    1992
    ----
Building and leasehold improvements        423             116                                             539
Reception and distribution systems      17,810           9,625                                          27,435
Transportation equipment                 2,017             445              (87)                         2,375
Other                                      584             312                                             896

                                      --------        --------          -------      --------         --------
                                       $20,834         $10,498             ($87)           $0          $31,245
                                      --------        --------          -------      --------         --------

    1991
    ----
Building and leasehold improvements        490             100            (167)                            423
Reception and distribution systems      23,477          14,357         (20,024)                         17,810
Transportation equipment                 1,730             450             (163)                         2,017
Other                                      561             231            (208)                            584

                                      --------        --------          -------      --------         --------
                                       $26,258         $15,138         ($20,562)           $0          $20,834
                                      --------        --------          -------      --------         --------
                                      --------        --------          -------      --------         --------
                                                                          (C)


(A)  See Notes 2 and 3 to consolidated financial statements.

(B) Consists of adjustments for prior business combinations as a result of the adoption of FASB 109 as of January 1, 1993.

(C)  Principally retirements due to fully depreciated assets.


WOMETCO CABLE CORP. AND SUBSIDIARIES
SCHEDULE VIII - VALUATION AND QUALIFYING ACCOUNTS
DECEMBER 31, 1993, 1992 AND 1991
(Dollars in thousands)


                                                                      Additions
                                                         Balance at  Charged to   Deductions   Balance
                                                          Beginning   Costs and      from      at End
Description                                                of Year    Expenses   Reserves (A)  of Year
- - - - - -----------                                              ----------- ----------- ------------  -------

1993
- - - - - ----
Reserve for
uncollectible accounts:
 Subscriber receivables                                      $49       $1,323       $1,280       $92

 Advertising operations                                      $99         $454         $139      $414


1992
- - - - - ----
Reserve for
uncollectible accounts:
 Subscriber receivables                                      $50       $1,202       $1,203       $49

 Advertising operations                                      $93         $253         $247       $99


1991
- - - - - ----
Reserve for
uncollectible accounts:
 Subscriber receivables                                     $377       $1,354       $1,681       $50

 Advertising operations                                       $0         $285         $192       $93


(A)  Uncollectible accounts written off.


WOMETCO CABLE CORP. AND SUBSIDIARIES
SCHEDULE X - SUPPLEMENTARY STATEMENT OF OPERATIONS INFORMATION
DECEMBER 31, 1993, 1992 AND 1991
(Dollars in thousands)


                                                                  Charges to Costs and Expenses
                                                               ---------------------------------
Item                                                            1993          1992          1991
                                                               ------       -------       ------

1.    Maintenance and repairs                                    $897         $698         $613

2.    Amortization of intangible assets:
      Franchises                                                4,393        4,413        4,633
      Goodwill                                                    505          505          505

3.    Taxes, other than payroll and income taxes:
      Personal property, franchise and other                      868        1,117          673

4.    Royalties - copyright                                       855          942          778

5.    Advertising costs                                         1,086          802          642

                                       S-7

                                  EXHIBIT INDEX


                                                                   Sequential
Exhibit                                                                Page
Number                                                                Number


2 Agreement and Plan of Merger, dated as of July 15, 1994, among U S WEST, Inc., Multimedia Cable, Inc., Wometco Cable Corp., Peachtree Cable Holdings, Ltd. and Peachtree Cable Associates, Ltd.
         (Annex A to the Prospectus included in this Registration Statement).

(3-A) Articles of Incorporation of U S WEST, Inc. dated September 23, 1983 (Exhibit 3a to Registration Statement No. 2-87861).

(3-B) Articles of Amendment to the Articles of Incorporation of U S WEST, Inc. dated June 6, 1988 (Exhibit 3b to Form 10-K, date of report March 29, 1989, File No. 1-8611).

(3-C) Articles of Amendment to the Articles of Incorporation of U S WEST, Inc. dated May 3, 1991 (Exhibit 3c to Form SE filed on March 5, 1992, File No. 1-8611).

(3-D)    Bylaws of U S WEST, Inc. as amended February 5, 1993.

(4-A) Rights Agreement dated as of April 7, 1989 between American Transtech Inc., as Rights Agent (Exhibit 4d to Form SE filed on April 11, 1990, File No. 1-8611).

(4-B) Agreement for Appointment and Acceptance of Appointment as Successor Rights Agent dated July 15, 1992 between U S WEST, Inc. and State No. 33-50047)

5 Opinion of Stephen E. Brilz regarding the legality of the securities being registered.

8 Opinion of Kelly, Hart & Hallman, P.C. regarding certain federal income tax consequences.

(12) Computation of Ratio of Earnings to Fixed Charges of U S WEST, Inc. (Exhibit 12 to Form 10-Q for quarter ending June 30, 1993 File No. 1-8611).

23-A     Consent of Coopers & Lybrand.

23-B     Consent of KPMG Peat Marwick LLP

23-C Consent of Stephen E. Brilz is contained in the opinion of counsel filed as Exhibit 5.

23-D Consent of Kelly, Hart & Hallman, P.C. is contained in the opinion of counsel filed as Exhibit 8.

24       Powers of Attorney.

                                       S-8